Exhibit 10.3

EXECUTION VERSION

CREDIT AGREEMENT

Dated as of July 30, 2014

______________________________________________________________________________

WAUSAU PAPER CORP.,

WAUSAU TIMBERLAND COMPANY, LLC,

WAUSAU PAPER MILLS, LLC,

WAUSAU PAPER TOWEL & TISSUE, LLC,

THE SORG PAPER COMPANY and

THE MIDDLETOWN HYDRAULIC COMPANY,

as Borrowers,

THE OTHER PERSONS SIGNATORY HERETO AS THE LOAN PARTIES,

CERTAIN FINANCIAL INSTITUTIONS,

as Lenders,

______________________________________________________________________________

BANK OF AMERICA, N.A.,

as Agent

______________________________________________________________________________

MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED and

BMO HARRIS BANK, N.A.,

as Joint Lead Arrangers and Joint Bookrunners

TABLE OF CONTENTS

Page

SECTION 1.

DEFINITIONS; RULES OF CONSTRUCTION

1

1.1.

Definitions.

1

1.2.

Accounting Terms

33

1.3.

Uniform Commercial Code.

33

1.4.

Certain Matters of Construction.

33

SECTION 2.

CREDIT FACILITIES

34

2.1.

Revolver Commitment.

34

2.2.

Letter of Credit Facility.

35

SECTION 3.

INTEREST, FEES AND CHARGES

38

3.1.

Interest

38

3.2.

Fees.

39

3.3.

Computation of Interest, Fees, Yield Protection.

40

3.4.

Reimbursement Obligations.

40

3.5.

Illegality.

41

3.6.

Inability to Determine Rates.

41

3.7.

Increased Costs; Capital Adequacy.

41

3.8.

Mitigation.

43

3.9.

Funding Losses.

43

3.10.

Maximum Interest.

43

SECTION 4.

LOAN ADMINISTRATION

43

4.1.

Manner of Borrowing and Funding Revolver Loans.

43

4.2.

Defaulting Lender

45

4.3.

Number and Amount of LIBOR Revolver Loans; Determination of Rate

46

4.4.

Borrower Agent

46

4.5.

One Obligation

46

4.6.

Effect of Termination

47

SECTION 5.

PAYMENTS

47

5.1.

General Payment Provisions.

47

5.2.

Repayment of Revolver Loans.

47

5.3.

Payment of Other Obligations.

47

5.4.

Marshaling; Payments Set Aside.

47

5.5.

Application and Allocation of Payments.

48

5.6.

Dominion Account.

49

5.7.

Account Stated.

49

5.8.

Taxes.

49

5.9.

Lender Tax Information.

51

5.10.

Nature and Extent of Each Borrower’s Liability.

53

SECTION 6.

CONDITIONS PRECEDENT

56

i

6.1.

Conditions Precedent to Initial Revolver Loans.

56

6.2.

Conditions Precedent to All Credit Extensions.

58

SECTION 7.

COLLATERAL ADMINISTRATION

59

7.1.

Borrowing Base Certificates.

59

7.2.

Administration of Accounts.

59

7.3.

Inventory.

61

7.4.

Deposit Accounts

61

7.5.

General Provisions.

61

7.6.

Power of Attorney.

62

SECTION 8.

REPRESENTATIONS AND WARRANTIES

63

8.1.

General Representations and Warranties.

63

8.2.

Complete Disclosure.

72

SECTION 9.

COVENANTS AND CONTINUING AGREEMENTS

72

9.1.

Affirmative Covenants.

72

9.2.

Negative Covenants.

80

9.3.

Financial Covenant.

86

SECTION 10.

EVENTS OF DEFAULT; REMEDIES ON DEFAULT

86

10.1.

Events of Default.

86

10.2.

Remedies upon Default.

89

10.3.

License.

90

10.4.

Setoff.

90

10.5.

Remedies Cumulative; No Waiver.

91

SECTION 11.

AGENT

91

11.1.

Appointment, Authority and Duties of Agent.

91

11.2.

Agreements Regarding Collateral and Borrower Materials.

92

11.3.

Reliance By Agent.

93

11.4.

Action Upon Default.

93

11.5.

Ratable Sharing.

94

11.6.

Indemnification.

94

11.7.

Limitation on Responsibilities of Agent.

94

11.8.

Successor Agent and Co-Agents.

94

11.9.

Due Diligence and Non-Reliance.

95

11.10.

Remittance of Payments and Collections.

95

11.11.

Individual Capacities.

96

11.12.

Titles.

96

11.13.

Bank Product Providers.

97

11.14.

No Third Party Beneficiaries.

97

SECTION 12.

BENEFIT OF AGREEMENT; ASSIGNMENTS

97

12.1.

Successors and Assigns.

97

12.2.

Participations.

97

12.3.

Assignments.

98

12.4.

Replacement of Certain Lenders.

99

SECTION 13.

MISCELLANEOUS

99

13.1.

Consents, Amendments and Waivers.

99

13.2.

Indemnity.

101

13.3.

Notices and Communications.

101

13.4.

Performance of Borrowers’ Obligations.

102

13.5.

Credit Inquiries.

102

13.6.

Severability.

102

13.7.

Cumulative Effect; Conflict of Terms.

102

13.8.

Counterparts; Execution.

103

13.9.

Entire Agreement.

103

13.10.

Relationship with Lenders.

103

13.11.

No Advisory or Fiduciary Responsibility.

103

13.12.

Confidentiality.

104

13.13.

Certifications Regarding Term Loan Documents.

104

13.14.

GOVERNING LAW.

104

13.15.

Consent to Forum.

104

13.16.

Waivers by the Loan Parties.

105

13.17.

Patriot Act Notice.

105

13.18.

NO ORAL AGREEMENT.

106

13.19.

INTERCREDITOR AGREEMENTS.

106

LIST OF EXHIBITS AND SCHEDULES

Exhibit A

Assignment and Acceptance

Exhibit B

Assignment Notice

Exhibit C

Compliance Certificate

Exhibit D

Landlord Waiver

Exhibit E

Bailee Letter

Exhibit F

Joinder Agreement

Schedule 1.1(a)

Revolver Commitments of Lenders

Schedule 1.1(b)

Excluded Brainerd Site

Schedule 1.1(c)

Excluded Timberlands Parcels

Schedule 1.1(d)

Kentucky Sale/Leaseback

Schedule 1.1(e)

Mortgaged Property Support Documents

Schedule 7.4

Deposit Accounts

Schedule 7.5.1

Business Locations

Schedule 8.1.5

Capital Structure; Loan Parties

Schedule 8.1.16

Restrictive Agreements

Schedule 8.1.19

Pension Plans

Schedule 8.1.20

Insurance

Schedule 8.1.22

Labor Relations

Schedule 8.1.27(b)

Intellectual Property

Schedule 8.1.27(c)

Documents, Instruments, and Tangible Chattel Paper

Schedule 8.1.27(d)

Electronic Chattel Paper & Letter-of-Credit Rights

Schedule 8.1.27(e)

Commercial Tort Claims

Schedule 8.1.27(f)

Pledged Equity

Schedule 8.1.27(g)

Mortgaged Properties

Schedule 8.1.27(h)

Material Contracts

Schedule 9.2.1

Existing Debt

Schedule 9.2.2

Existing Liens

Schedule 9.2.17

Existing Affiliate Transactions

CREDIT AGREEMENT

THIS CREDIT AGREEMENT (this “Agreement”) is dated as of July 30, 2014, among WAUSAU PAPER CORP., a Wisconsin corporation (“Wausau Paper”), WAUSAU TIMBERLAND COMPANY, LLC, a Wisconsin limited liability company (“Wausau Timberland”), WAUSAU PAPER MILLS, LLC, a Wisconsin limited liability company (“Wausau Mills”), WAUSAU PAPER TOWEL & TISSUE, LLC, a Wisconsin limited liability company (“Wausau Towel & Tissue”), THE SORG PAPER COMPANY, an Ohio corporation (“Sorg”), THE MIDDLETOWN HYDRAULIC COMPANY, an Ohio corporation (“Middletown”, and together with Wausau Paper, Wausau Timberland, Wausau Mills, Wausau Towel & Tissue and Sorg, collectively, “Borrowers”), the other parties from time to time signatory hereto as a Loan Party, the financial institutions party to this Agreement from time to time as lenders (collectively, “Lenders”), and BANK OF AMERICA, N.A., a national banking association, as agent for the Lenders (“Agent”).

R E C I T A L S:

Borrowers have requested that Lenders provide a credit facility to Borrowers to refinance existing indebtedness and finance their mutual and collective business enterprise.  Lenders are willing to provide the credit facility on the terms and conditions set forth in this Agreement.

NOW, THEREFORE, for valuable consideration hereby acknowledged, the parties agree as follows:

SECTION 1.

DEFINITIONS; RULES OF CONSTRUCTION

1.1.

Definitions.   As used herein, the following terms have the meanings set forth below:

ABL Priority Collateral: as defined in the ABL/Term Loan Intercreditor Agreement.

ABL/Term Loan Intercreditor Agreement: the Intercreditor Agreement dated as of the date hereof, by and among Agent, Term Loan Agent and the Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

Account: as defined in the UCC, including all rights to payment for goods sold or leased, or for services rendered.

Account Debtor: a Person obligated under an Account, Chattel Paper or General Intangible.

Accounts Formula Amount: 85% of the Value of Eligible Accounts.

Acquisition: a transaction or series of transactions resulting in (a) acquisition of a business, division or substantially all assets of a Person; (b) record or beneficial ownership of

50% or more of the Equity Interests of a Person; or (c) merger, consolidation or combination of a Borrower or Subsidiary with another Person.

Affiliate: with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.  “Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise.  “Controlling” and “Controlled” have correlative meanings.

Agent:  as defined in the preamble to this Agreement.

Agent Indemnitees: Agent and its officers, directors, employees, Affiliates, agents and attorneys.

Agent Professionals: attorneys, accountants, appraisers, auditors, business valuation experts, environmental engineers or consultants, turnaround consultants, and other professionals and experts retained by Agent.

Agreement:  as defined in the preamble hereto.

Allocable Amount: as defined in Section 5.10.3.

Anti-Terrorism Law: any law relating to terrorism or money laundering, including the Patriot Act.

Applicable Law: means all international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

Applicable Margin: the margin set forth below, as determined by the Average Availability for the last Fiscal Quarter:

Level	Average Availability	Base Rate Revolver Loans	LIBOR Revolver Loans
I	> $30,000,000	0.50%	1.50%
II	> $15,000,000 < $30,000,000	0.75%	1.75%
III	< $15,000,000	1.00%	2.00%

Until December 31, 2014, margins shall be determined as if Level II were applicable.  Thereafter, margins shall be subject to increase or decrease by Agent on the first day of the calendar month following each Fiscal Quarter end.  If Agent is unable to calculate Average Availability for a Fiscal Quarter due to Borrowers’ failure to deliver any Borrowing Base Certificate when required hereunder,  then, at the option of Agent or Required Lenders, margins shall be determined as if Level III were applicable until the first day of the calendar month following its receipt.

Approved Fund: any Person (other than a natural Person) engaged in making, purchasing, holding or otherwise investing in commercial loans in its ordinary course of activities.

Assignment and Acceptance: an assignment agreement between a Lender and Eligible Assignee, in the form of Exhibit A or otherwise satisfactory to Agent.

Availability: the Borrowing Base minus Revolver Usage.

Availability Reserve: the sum (without duplication) of (a) the Inventory Reserve; (b) the Rent and Charges Reserve; (c) the Bank Product Reserve; (d) the aggregate amount of liabilities secured by Liens upon ABL Priority Collateral that are senior to Agent’s Liens (but imposition of any such reserve shall not waive an Event of Default arising therefrom); (e) the Line Reserve (solely for purposes of determining the Borrowing Base in the definition of LC Conditions and in Sections 2.1.1, 2.1.5 and 5.2 of this Agreement); and (f) such additional reserves (including, without limitation, dilution reserves), in such amounts and with respect to such matters, as Agent in its Permitted Discretion may elect to impose from time to time.

Average Availability:   as of any date of determination, an amount equal to the quotient of (a) the sum of the end of day Availability for each day of the applicable measurement period, divided by (b) the number of days in such measurement period, all as reasonably determined by Agent.

Bank of America: Bank of America, N.A., a national banking association, and its successors and assigns.

Bank of America Indemnitees: Bank of America and its officers, directors, employees, Affiliates, agents and attorneys.

Bank Product: any of the following products, services or facilities extended to any Loan Party or Affiliate of a Loan Party by Bank of America or another Lender reasonably acceptable to Agent (it being understood and agreed that BMO shall be deemed reasonably acceptable to Agent) or any of their respective Affiliates: (a) Cash Management Services; (b) products under Hedging Agreements; (c) commercial credit card and merchant card services; and (d) leases in the Ordinary Course of Business of the Loan Parties and their Subsidiaries and other customary banking products or services, other than Letters of Credit.

Bank Product Reserve: the aggregate amount of reserves established by Agent from time to time in its discretion in respect of Secured Bank Product Obligations.

Bankruptcy Code: Title 11 of the United States Code.

Base Rate: for any day, a per annum rate equal to the greater of (a) the Prime Rate for such day; (b) the Federal Funds Rate for such day, plus 0.50%; or (c) LIBOR for a 30 day interest period as of such day, plus 1.0%.

Base Rate Revolver Loan: a Revolver Loan that bears interest based on the Base Rate.

BMO: BMO Harris Bank, N.A.

Board of Governors: the Board of Governors of the Federal Reserve System.

Borrowed Money: with respect to any Loan Party, without duplication, its (a) Debt that (i) arises from the lending of money by any Person to such Loan Party, (ii) is evidenced by notes, drafts, bonds, debentures, credit documents or similar instruments, (iii) accrues interest or is a type upon which interest charges are customarily paid (excluding trade payables owing in the Ordinary Course of Business), or (iv) was issued or assumed as full or partial payment for Property; (b) Capital Leases; (c) reimbursement obligations with respect to letters of credit; and (d) guaranties of any Debt of the foregoing types owing by another Person.

Borrower Agent: as defined in Section 4.4.

Borrower Materials: Borrowing Base Certificates, Compliance Certificates and other information, reports, financial statements and other materials delivered by the Loan Parties hereunder, as well as other Reports and information provided by Agent to Lenders.

Borrowers:  as defined in the preamble to this Agreement and each individually referred to herein as a “Borrower”.

Borrowing: a group of Revolver Loans that are made or converted together on the same day and have the same interest option and, if applicable, Interest Period.

Borrowing Base: on any date of determination, an amount equal to the lesser of (a) the aggregate Revolver Commitments, minus the Availability Reserve; or (b) the sum of the Accounts Formula Amount, plus the Inventory Formula Amount, minus the Availability Reserve.

Borrowing Base Certificate: a certificate, in form and substance satisfactory to Agent, by which Borrowers certify the Borrowing Base.

Business Day: any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the laws of, or are in fact closed in, North Carolina and New York, and if such day relates to a LIBOR Revolver Loan, any such day on which dealings in Dollar deposits are conducted between banks in the London interbank Eurodollar market.

Cabinet Expenditures: with respect to any Person for any period, any expenditure in respect of the purchase and installation of proprietary towel, tissue or hand care dispensing products for use with a Loan Party’s paper products and with respect to which the Loan Party subsidizes the cost to the customer.

Capital Expenditures: all liabilities incurred or expenditures made by a Loan Party or Subsidiary for the acquisition of fixed assets, or any improvements, replacements, substitutions or additions thereto with a useful life of more than one year.

Capital Lease: any lease that is required to be capitalized for financial reporting purposes in accordance with GAAP.

Cash Collateral: cash, and any interest or other income earned thereon, that is delivered to Agent to Cash Collateralize any Obligations.

Cash Collateral Account: a demand deposit, money market or other account established by Agent at such financial institution as Agent may select in its discretion, which account shall be subject to a Lien in favor of Agent.

Cash Collateralize: the delivery of cash to Agent, as security for the payment of Obligations, in an amount equal to (a) with respect to LC Obligations, 105% of the aggregate LC Obligations, and (b) with respect to any inchoate, contingent or other Obligations (including Secured Bank Product Obligations), Agent’s good faith estimate of the amount due or to become due, including fees, expenses and indemnification hereunder.  “Cash Collateralization” has a correlative meaning.

Cash Equivalents: (a) marketable obligations issued or unconditionally guaranteed by, and backed by the full faith and credit of, the United States government, maturing within 12 months of the date of acquisition; (b) certificates of deposit, time deposits and bankers’ acceptances maturing within 12 months of the date of acquisition, and overnight bank deposits, in each case which are issued by Bank of America or a commercial bank organized under the laws of the United States or any state or district thereof, rated A-1 (or better) by S&P or P-1 (or better) by Moody’s at the time of acquisition, and (unless issued by a Lender) not subject to offset rights; (c) repurchase obligations with a term of not more than 30 days for underlying investments of the types described in clauses (a) and (b) entered into with any bank described in clause (b); (d) commercial paper issued by Bank of America or rated A-1 (or better) by S&P or P-1 (or better) by Moody’s, and maturing within nine months of the date of acquisition; and (e) shares of any money market fund that has substantially all of its assets invested continuously in the types of investments referred to above, has net assets of at least $500,000,000 and has the highest rating obtainable from either Moody’s or S&P.

Cash Management Services: services relating to operating, collections, payroll, trust, or other depository or disbursement accounts, including automated clearinghouse, e-payable, electronic funds transfer, wire transfer, controlled disbursement, overdraft, depository, information reporting, lockbox and stop payment services.

CERCLA: the Comprehensive Environmental Response Compensation and Liability Act (42 U.S.C. § 9601 et seq.).

CERCLIS: the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

CFC: a Person that is a controlled foreign corporation under Section 957 of the Code.

Change in Law: the occurrence, after the date hereof, of (a) the adoption, taking effect or phasing in of any law, rule, regulation or treaty; (b) any change in any law, rule, regulation or treaty or in the administration, interpretation or application thereof; or (c) the making, issuance or application of any request, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided, however, that “Change in Law” shall include, regardless of the date enacted, adopted or issued, all requests, rules, guidelines, requirements or directives (i) under or relating to the Dodd-Frank Wall Street Reform and Consumer Protection Act, or (ii) promulgated pursuant to Basel III by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any similar authority) or any other Governmental Authority.

Change of Control: an event or series of events by which:

(a)

any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of twenty-five percent (25)% or more of the Equity Interests of Wausau Paper entitled to vote for members of the board of directors or equivalent governing body of Wausau Paper on a fully-diluted basis (and taking into account all such securities that such “person” or “group” has the right to acquire pursuant to any option right);

(b)

during any period of twelve (12) consecutive months, a majority of the board of directors or other equivalent governing body of Wausau Paper ceases to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body (excluding, in the case of both clause (ii) and clause (iii), any individual whose initial nomination for, or assumption of office as, a member of that board or equivalent governing body occurs as a result of an actual or threatened solicitation of proxies or consents for the election or removal of one or more directors by any person or group other than a solicitation for the election of one or more directors by or on behalf of the board of directors);

(c)

Wausau Paper ceases to own and control, beneficially and of record, directly or indirectly, all Equity Interests in each other Borrower and each other Loan Party;

(d)

the sale or transfer of all or substantially all assets of a Borrower, except to another Borrower; or

(e)

at any time, a “change of control” (or similar term) under any indenture, instrument or agreement pursuant to which any Material Contract or Debt under the Term Loan Facility is outstanding shall have occurred.

Claims: all claims, liabilities, obligations, losses, damages, penalties, judgments, proceedings, interest, costs and expenses of any kind (including remedial response costs, reasonable attorneys’ fees and Extraordinary Expenses) at any time (including after Full Payment of the Obligations or replacement of Agent or any Lender) incurred by any Indemnitee or asserted against any Indemnitee by any Loan Party or other Person, in any way relating to (a) any Revolver Loans, Letters of Credit, Loan Documents, Borrower Materials, or the use thereof or transactions relating thereto, (b) any action taken or omitted in connection with any Loan Documents, (c) the existence or perfection of any Liens, or realization upon any Collateral, (d) exercise of any rights or remedies under any Loan Documents or Applicable Law, or (e) failure by any Loan Party to perform or observe any terms of any Loan Document, in each case including all costs and expenses relating to any investigation, litigation, arbitration or other proceeding (including an Insolvency Proceeding or appellate proceedings), whether or not the applicable Indemnitee is a party thereto.

Closing Date: as defined in Section 6.1.

Code: the Internal Revenue Code of 1986, as amended.

Collateral: all Property described in any Security Documents as security for any Obligations, and all other Property that now or hereafter secures (or is intended to secure) any Obligations.

Commitment Termination Date: the earliest to occur of (a) the Revolver Termination Date; (b) the date on which Borrowers terminate the Revolver Commitments pursuant to Section 2.1.4; or (c) the date on which the Revolver Commitments are terminated pursuant to Section 10.2.

Commodity Exchange Act: the Commodity Exchange Act (7 U.S.C. § 1 et seq.).

Compliance Certificate:  a certificate, in the form of Exhibit C and otherwise in form and substance satisfactory to Agent, by which Borrowers certify compliance with Sections 9.2.3 and 9.3.

Connection Income Taxes: Other Connection Taxes that are imposed on or measured by net income (however denominated), or are franchise or branch profits Taxes.

Consolidated: when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries or any other Person, such statements or items on a consolidated basis in accordance with the consolidation principles of GAAP.

Consolidated Tangible Assets: with respect to Borrowers and their Subsidiaries, the aggregate amount of assets (determined on a consolidated basis and in accordance with GAAP) after deducting therefrom all goodwill, trade names, trademarks, patents, licenses, unamortized debt discount and expense, treasury stock and other like intangibles (in each case, determined on a consolidated basis and in accordance with GAAP).

Contingent Obligation: any obligation of a Person arising from a guaranty, indemnity or other assurance of payment or performance of any Debt, lease, dividend or other obligation (“primary obligations”) of another obligor (“primary obligor”) in any manner, whether directly or indirectly, including any obligation of such Person under any (a) guaranty, endorsement, co-making or sale with recourse of an obligation of a primary obligor; (b) obligation to make take-or-pay or similar payments regardless of nonperformance by any other party to an agreement; and (c) arrangement (i) to purchase any primary obligation or security therefor, (ii) to supply funds for the purchase or payment of any primary obligation, (iii) to maintain or assure working capital, equity capital, net worth or solvency of the primary obligor, (iv) to purchase Property or services for the purpose of assuring the ability of the primary obligor to perform a primary obligation, or (v) otherwise to assure or hold harmless the holder of any primary obligation against loss in respect thereof.  The amount of any Contingent Obligation shall be deemed to be the stated or determinable amount of the primary obligation (or, if less, the maximum amount for which such Person may be liable under the instrument evidencing the Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability with respect thereto.

Contractual Obligation: as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

CWA: the Clean Water Act (33 U.S.C. §§ 1251 et seq.).

Debt: as applied to any Person, without duplication, (a) all items that would be included as liabilities on a balance sheet in accordance with GAAP, including Capital Leases, but excluding trade payables incurred and being paid in the Ordinary Course of Business; (b) all Contingent Obligations; (c) all reimbursement obligations in connection with letters of credit issued for the account of such Person; and (d) in the case of a Loan Party, the Obligations, the Term Loan Obligations and the PBGC Debt.  The Debt of a Person shall include any recourse Debt of any partnership in which such Person is a general partner or joint venturer.

Default: an event or condition that, with the lapse of time or giving of notice, would constitute an Event of Default.

Default Rate: for any Obligation (including, to the extent permitted by law, interest not paid when due), 2% plus the interest rate otherwise applicable thereto.

Defaulting Lender: any Lender that (a) has failed to comply with its funding obligations hereunder, and such failure is not cured within two Business Days; (b) has notified Agent or any Borrower that such Lender does not intend to comply with its funding obligations hereunder or under any other credit facility, or has made a public statement to that effect; (c) has failed, within three Business Days following request by Agent or any Borrower, to confirm in a manner satisfactory to Agent and Borrowers that such Lender will comply with its funding obligations hereunder; or (d) has, or has a direct or indirect parent company that has, become the subject of an Insolvency Proceeding (including reorganization, liquidation, or appointment of a receiver, custodian, administrator or similar Person by the Federal Deposit Insurance Corporation or any other regulatory authority); provided, however, that a Lender shall not be a Defaulting Lender solely by virtue of a Governmental Authority’s ownership of an equity interest in such Lender or parent company unless the ownership provides immunity for such Lender from jurisdiction of courts within the United States or from enforcement of judgments or writs of attachment on its assets, or permits such Lender or Governmental Authority to repudiate or otherwise to reject such Lender’s agreements.

Deposit Account Control Agreement: control agreement satisfactory to Agent executed by an institution maintaining a Deposit Account for a Loan Party, to perfect Agent’s Lien on such account.

Designated Jurisdiction: any country or territory that is the subject of any Sanction.

Disposition or Dispose: the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction and the disposition of Property in connection with a synthetic lease) of any property by any Loan Party or Subsidiary (or the granting of any option or other right to do any of the foregoing), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith, but excluding any Involuntary Disposition.

Distribution: any declaration or payment of a distribution, interest or dividend on any Equity Interest (other than payment-in-kind); distribution, advance or repayment of Debt to a holder of Equity Interests; or purchase, redemption, or other acquisition or retirement for value of any Equity Interest.

Dollars: lawful money of the United States.

Domestic Subsidiary: any Subsidiary that is organized under the laws of any political subdivision of the United States.

Dominion Account: a special account established by Borrowers or any Loan Party at Bank of America or another bank acceptable to Agent, over which Agent has exclusive control for withdrawal purposes.

Dominion Trigger Period:  the period (a) commencing on the day that an Event of Default occurs, or Availability is at any time less than the greater of (i) 17.5% of the Revolver Commitments or (ii) $8,750,000; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Availability has been greater than (i) 17.5% of the Revolver Commitments and (ii) $8,750,000.

EBITDA:  for any period, determined on a consolidated basis for the Loan Parties and Subsidiaries, net income, calculated before interest expense, provision for income taxes, depreciation and amortization expense, plus, (a) to the extent deducted from net income for such period and without duplication, (i) any losses arising from the sale of capital assets, (ii) fees and expenses paid in cash on or prior to the Closing Date in connection with the closing of this credit facility and the Term Loan Facility (including the payment of make-whole payments with respect to Wausau Paper’s notes issued under the Existing Note Purchase Agreement) in an amount not to exceed $20,000,000 in the aggregate, (iii) cash severance and related tax payments made on or prior to December 31, 2014 to the former chief executive officer of Wausau Paper in an amount not to exceed $3,500,000 in the aggregate, (iv) fees and expenses paid in cash on or prior to December 31, 2014 in connection with proxy statements in an amount not to exceed $3,000,000 in the aggregate, minus, (b) to the extent included in net income for such period and without duplication, (i) any gains arising from the sale of capital assets, (ii) any gains arising from the write-up of assets, and (iii) any extraordinary gains.

ECF Prepayment: any mandatory prepayment from Excess Cash Flow under, and as defined in, the Term Loan Credit Agreement as in effect on the Closing Date (or as amended as provided in the ABL/Term Loan Intercreditor Agreement).

Eligible Account: an Account owing to a Borrower that arises in the Ordinary Course of Business from the sale of goods, is payable in Dollars or Canadian Dollars and is deemed by Agent, in its Permitted Discretion, to be an Eligible Account.  Without limiting the foregoing, no Account shall be an Eligible Account if (a) it is unpaid for more than 60 days after the original due date, or more than 90 days after the original invoice date; (b) 25% or more of the Accounts owing by the Account Debtor are not Eligible Accounts under the foregoing clause; (c) when aggregated with other Accounts owing by the Account Debtor, it exceeds 15% (or, solely with respect to Accounts owing by Interline Brands and its Affiliates, Subsidiaries and related entities, 20%) of the aggregate Eligible Accounts (or such lower or higher percentage as Agent may establish for the Account Debtor from time to time); (d) it does not conform with a covenant or representation herein; (e) it is owing by a creditor or supplier, or is otherwise subject to a potential offset, counterclaim, dispute, deduction, discount, recoupment, reserve, defense, chargeback, credit or allowance (but ineligibility shall be limited to the amount thereof); (f) an Insolvency Proceeding has been commenced by or against the Account Debtor; or the Account Debtor has failed, has suspended or ceased doing business, is liquidating, dissolving or winding up its affairs, is not Solvent, or is subject to Sanctions or any specially designated nationals list maintained by OFAC; or the Borrower is not able to bring suit or enforce remedies against the Account Debtor through judicial process; (g) the Account Debtor is organized or has its principal offices or assets outside the United States or Canada, unless the Account is supported by a letter of credit (delivered to and directly drawable by Agent) or credit insurance satisfactory in all respects to Agent; (h) it is owing by a Governmental Authority, unless the Account Debtor is the United States or any department, agency or instrumentality thereof and the Account has been assigned to Agent in compliance with the federal Assignment of Claims Act; (i) it is not subject to a duly perfected, first priority Lien in favor of Agent, or is subject to any other Lien other than the second priority and third priority Liens permitted by Section 9.2.2(a)(ii) and (iii), respectively; (j) the goods giving rise to it have not been delivered to the Account Debtor, the services giving rise to it have not been accepted by the Account Debtor, or it otherwise is a guaranteed sale or does not represent a final sale; (k) it is evidenced by Chattel Paper or an Instrument of any kind, or has been reduced to judgment; (l) its payment has been extended or the Account Debtor has made a partial payment; (m) it arises from a sale to an Affiliate, from a sale on a cash-on-delivery, bill-and-hold, sale-or-return, sale-on-approval, consignment, or other repurchase or return basis, or from a sale for personal, family or household purposes; (n) it represents a progress billing or retainage, or relates to services for which a performance, surety or completion bond or similar assurance has been issued; (o) it includes a billing for interest, fees or late charges, but ineligibility shall be limited to the extent thereof; or (p) it is subject to accrued rebates or finance charges for late balances.  In calculating delinquent portions of Accounts under clauses (a) and (b), credit balances more than 90 days old will be excluded.

Eligible Assignee: a Person that is (a) a Lender, Affiliate of a Lender or Approved Fund; (b) a financial institution approved by Borrower Agent (which approval shall not be unreasonably withheld or delayed, and shall be deemed given if no objection is made within five (5) Business Days after notice of the proposed assignment) and Agent that extends revolving credit facilities of this type in its ordinary course of business; and (c) during an Event of Default, any Person acceptable to Agent in its discretion.

Eligible Inventory: Inventory owned by a Borrower that Agent, in its Permitted Discretion, deems to be Eligible Inventory.  Without limiting the foregoing, no Inventory shall be Eligible Inventory unless it (a) is finished goods or raw materials, and not dispensers, cabinets, packaging or shipping materials, labels, samples, display items, bags, replacement parts or manufacturing supplies; (b) is not held on consignment, nor subject to any deposit or down payment; (c) is in new and saleable condition and is not damaged, defective, shopworn or otherwise unfit for sale; (d) is not slow-moving, perishable, obsolete, defective or unmerchantable, and does not constitute returned or repossessed goods; (e) meets all standards imposed by any Governmental Authority, has not been acquired from an entity subject to Sanctions or any specially designated nationals list maintained by OFAC, and does not constitute hazardous materials under any Environmental Law; (f) conforms with the covenants and representations herein; (g) is subject to Agent’s duly perfected, first priority Lien, and no other Lien other than the second priority and third priority Liens permitted by Section 9.2.2(a)(ii) and (iii), respectively; (h) is within the continental United States or Canada and is not consigned to any Person; (i) is not in transit; provided, that at any time up to $1,000,000 of Inventory in transit between locations of Borrowers may be deemed eligible under this clause (i); (j) is not subject to any warehouse receipt or negotiable Document; (k) is not subject to any License or other arrangement that restricts such Borrower’s or Agent’s right to Dispose of such Inventory, unless Agent has received an appropriate Lien Waiver; (l) is not located on leased premises or in the possession of a warehouseman, processor, repairman, mechanic, shipper, freight forwarder or other Person, unless the lessor or such Person has delivered a Lien Waiver or an appropriate Rent and Charges Reserve has been established; and (m) is reflected in the details of a current perpetual inventory report.

Enforcement Action: any action to enforce any Obligations (other than Secured Bank Product Obligations) or Loan Documents or to exercise any rights or remedies relating to any Collateral (whether by judicial action, self-help, notification of Account Debtors, setoff or recoupment, credit bid, action in a Loan Party’s Insolvency Proceeding or otherwise).

Environmental Laws: any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

Environmental Liability: any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of a Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

Environmental Notice: a written notice from any Governmental Authority or other Person of any possible noncompliance with, investigation of a possible violation of, litigation relating to, or potential fine or liability under any Environmental Law, or with respect to any Environmental Release, environmental pollution or hazardous materials, including any complaint, summons, citation, order, claim demand, or request for correction, remediation, or otherwise.

Environmental Permit: any permit, approval, identification number, license or other authorization required under any Environmental Law.

Environmental Release: a release as defined in CERCLA or under any other Environmental Law.

Equity Interest: with respect to any Person, all of the shares of capital stock of (or other ownership or profit interests in) such Person, all of the warrants, options or other rights for the purchase or acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, all of the securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all of the other ownership or profit interests in such Person (including partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

ERISA: the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate: any trade or business (whether or not incorporated) under common control with a Loan Party within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

ERISA Event: (a) a Reportable Event with respect to a Pension Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization or insolvent; (d) the filing of a notice of intent to terminate, or the treatment of a Pension Plan amendment as a termination under Section 4041 or 4041A of ERISA; (e) the institution by the PBGC of proceedings to terminate a Pension Plan; (f) any event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan; (g) the determination that any Pension Plan is considered an at-risk plan or a plan in endangered or critical status within the meaning of Sections 430, 431 and 432 of the Code or Sections 303, 304 and 305 of ERISA; (h) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (i) a failure by any Loan Party or any ERISA Affiliate to meet all applicable requirements under the Pension Funding Rules in respect of a Pension Plan, whether or not waived, or the failure by any Loan Party or any ERISA Affiliate to make any required contribution to a Multiemployer Plan, in each case, other than with respect to the Settlement Agreement; or (j) the imposition of a Lien pursuant to Section 430(k) of the Code or pursuant to Section 303(k) or 4068 of ERISA with respect to any Pension Plan (other than Liens permitted under the PBGC Intercreditor Agreement).  The term “ERISA Event” shall not be deemed to include the Pensions Matter.

Event of Default: as defined in Section 10.

Excluded Brainerd Site: the remaining mill site in Brainerd, Minnesota described on Schedule 1.1(b).

Excluded Property: with respect to any Loan Party, (a) any owned or leased Real Estate which is located outside of the United States, unless requested by Agent or the Required Lenders, (b) unless requested by Agent or the Required Lenders, any Intellectual Property for which a perfected Lien thereon is not effected either by filing of a UCC financing statement or by appropriate evidence of such Lien being filed in either the United States Copyright Office or the United States Patent and Trademark Office and (c) the Equity Interests of any Foreign Subsidiary of any Obligations to the extent not required to be pledged to secure the Secured Obligations pursuant to the Security Documents.

Excluded Swap Obligation: with respect to a Loan Party, each Swap Obligation as to which, and only to the extent that, such Loan Party’s guaranty of or grant of a Lien as security for such Swap Obligation is or becomes illegal under the Commodity Exchange Act because such Loan Party does not constitute an “eligible contract participant” as defined in the act (determined after giving effect to any keepwell, support or other agreement for the benefit of such Loan Party and all guarantees of Swap Obligations by other the Loan Parties) when such guaranty or grant of Lien becomes effective with respect to the Swap Obligation.  If a Hedging Agreement governs more than one Swap Obligation, only the Swap Obligation(s) or portions thereof described in the foregoing sentence shall be Excluded Swap Obligation(s) for the applicable Loan Party.

Excluded Taxes: (a) Taxes imposed on or measured by a Recipient’s net income (however denominated), franchise Taxes and branch profits Taxes (i) as a result of such Recipient being organized under the laws of, or having its principal office or applicable Lending Office located in, the jurisdiction imposing such Tax, or (ii) constituting Other Connection Taxes; (b) U.S. federal withholding Taxes imposed on amounts payable to or for the account of a Lender with respect to its interest in a Revolver Loan or Revolver Commitment pursuant to a law in effect when the Lender acquires such interest (except pursuant to an assignment request by Borrower Agent under Section 12.4) or changes its Lending Office, unless the Taxes were payable to its assignor immediately prior to such assignment or to the Lender immediately prior to its change in Lending Office; (c) Taxes attributable to a Recipient’s failure to comply with Section 5.9; and (d) U.S. federal withholding Taxes imposed pursuant to FATCA.

Excluded Timberlands Parcels: the owned property of the Loan Parties listed on Schedule 1.1(c).

Existing Credit Agreement: that certain Credit Agreement dated as of June 23, 2010 among Wausau, Bank of America, N.A., as administrative agent, and a syndicate of lenders, as amended by that certain First Amendment to Credit Agreement dated as of October 26, 2011, that certain Second Amendment to Credit Agreement dated as of February 3, 2012, that certain Third Amendment to Credit Agreement dated as of June 26, 2013, that certain Fourth Amendment to Credit Agreement dated as of December 17, 2013, that certain Fifth Amendment dated as of March 28, 2014, that certain Sixth Amendment to Credit Agreement dated as of May 29, 2014, and that certain Seventh Amendment to Credit Agreement dated as of June 27, 2014, and as further amended, restated, modified or supplemented from time to time.

Existing Letter of Credit: that certain letter of credit numbered 3118186 issued by Bank of America in favor of the Ohio Bureau of Workers’ Compensation.

Existing Note Purchase Agreement:  that certain Note Purchase and Private Shelf Agreement dated as of March 31, 2010, by and among Wausau Paper, Prudential Investment Management, Inc., each of the Initial Purchasers listed in the Purchaser Schedule attached thereto and each other Prudential Affiliate (as each of the foregoing capitalized terms are defined therein) which became bound by certain provisions thereof as therein provided, as amended by that certain Amendment No. 1 dated July 26, 2010; that certain Amendment No. 2 dated as of July 20, 2011; that certain Amendment No. 3 dated as of January 31, 2012; that certain Amendment No. 4 dated as of June 26, 2013; that certain Amendment No. 5 dated as of December 17, 2013; that certain Amendment No. 6 dated as of March 28, 2014; that certain Amendment No. 7 dated as of May 29, 2014, and as amended by that certain Amendment No. 8 dated as of June 27, 2014.

Extraordinary Expenses: all costs, expenses or advances that Agent may incur during a Default or Event of Default, or during the pendency of an Insolvency Proceeding of a Loan Party, including those relating to (a) any audit, inspection, repossession, storage, repair, appraisal, insurance, manufacture, preparation or advertising for sale, sale, collection, or other preservation of or realization upon any Collateral; (b) any action, arbitration or other proceeding (whether instituted by or against Agent, any Lender, any Loan Party, any representative of creditors of a Loan Party or any other Person) in any way relating to any Collateral (including the validity, perfection, priority or avoidability of Agent’s Liens with respect to any Collateral), Loan Documents, Letters of Credit or Obligations, including any lender liability or other Claims; (c) the exercise of any rights or remedies of Agent in, or the monitoring of, any Insolvency Proceeding; (d) settlement or satisfaction of taxes, charges or Liens with respect to any Collateral; (e) any Enforcement Action; (f) negotiation and documentation of any modification, waiver, workout, restructuring or forbearance with respect to any Loan Documents or Obligations; and (g) Protective Advances.  Such costs, expenses and advances include transfer fees, Other Taxes, storage fees, insurance costs, permit fees, utility reservation and standby fees, legal fees, appraisal fees, brokers’ and auctioneers’ fees and commissions, accountants’ fees, environmental study fees, wages and salaries paid to employees of any Loan Party or independent contractors in liquidating any Collateral, and travel expenses.

FATCA: Sections 1471 through 1474 of the Code (including any amended or successor version if substantively comparable and not materially more onerous to comply with), and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

Federal Funds Rate: (a) the weighted average of interest rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on the applicable Business Day (or on the preceding Business Day, if the applicable day is not a Business Day), as published by the Federal Reserve Bank of New York on the next Business Day; or (b) if no such rate is published on the next Business Day, the average rate (rounded up, if necessary, to the nearest 1/8 of 1%) charged to Bank of America on the applicable day on such transactions, as determined by Agent.

Fee Letter:  that certain fee letter dated as of the date hereof among the Borrowers, Agent and Merrill Lynch Pierce Fenner & Smith Incorporated,  as the same may be amended, restated, supplemented or otherwise modified from time to time.

Financial Covenant Trigger Period:  the period (a) commencing on the day that an Event of Default occurs, or Availability is at any time less than the greater of (i) 15% of the Revolver Commitments or (ii) $7,500,000; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Availability has been greater than (i)15% of the Revolver Commitments and (ii) $7,500,000.

Fiscal Quarter: each period of three months, commencing on the first day of a Fiscal Year.

Fiscal Year: the fiscal year of Borrowers and Subsidiaries for accounting and tax purposes, ending on December 31 of each year.

Fixed Charge Coverage Ratio:  the ratio, determined on a consolidated basis for the Loan Parties and Subsidiaries for the most recent twelve-month period, of (a) EBITDA plus the amount of qualified defined benefit pension expenses incurred minus (i) Capital Expenditures (except those financed with Borrowed Money other than Revolver Loans), (ii) cash taxes paid, (iii) pension payments made, (iv) all payments made on or with respect to the PBGC Debt and the Settlement Amount, and (v) Cabinet Expenditures, to (b) Fixed Charges; provided, that for each twelve month period ending on or prior to July 31, 2015, Fixed Charges shall be calculated for the period from the Closing Date through and including the date of determination and multiplied by a fraction, the numerator of which is 365 and the denominator of which is the number of days in such period.

Fixed Charges: the sum of interest expense (other than payment-in-kind), principal payments made on Borrowed Money (other than with respect to Revolver Loans unless accompanied by a corresponding reduction of the Revolver Commitment), and Distributions made.

Flood Hazard Property: any Mortgaged Property that is in an area designated by the Federal Emergency Management Agency as having special flood or mudslide hazards.

FLSA: the Fair Labor Standards Act of 1938, as amended.

Foreign Lender: any Lender that is not a U.S. Person.

Foreign Plan: any employee benefit plan or arrangement (a) maintained or contributed to by any Loan Party or Subsidiary that is not subject to the laws of the United States; or (b) mandated by a government other than the United States for employees of any Loan Party or Subsidiary.

Foreign Subsidiary: any Subsidiary that is not a Domestic Subsidiary.

Fronting Exposure: a Defaulting Lender’s interest in LC Obligations, Swingline Loans and Protective Advances, except to the extent Cash Collateralized by the Defaulting Lender or allocated to other Lenders hereunder.

Full Payment: with respect to any Obligations, (a) the full and indefeasible cash payment thereof, including any interest, fees and other charges accruing during an Insolvency Proceeding (whether or not allowed in the proceeding); and (b) if such Obligations are LC Obligations or inchoate or contingent in nature, Cash Collateralization thereof (or delivery of a standby letter of credit acceptable to Agent in its discretion, in the amount of required Cash Collateral).  No Revolver Loans shall be deemed to have been paid in full unless all Revolver Commitments related to such Revolver Loans have terminated.

GAAP: generally accepted accounting principles in effect in the United States from time to time.

Governmental Approvals: all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and required reports to, all Governmental Authorities.

Governmental Authority: any federal, state, local, foreign or other agency, authority, body, commission, court, instrumentality, political subdivision, central bank, or other entity or officer exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions for any governmental, judicial, investigative, regulatory or self-regulatory authority (including the Financial Conduct Authority, the Prudential Regulation Authority and any supra-national bodies such as the European Union or European Central Bank).

Guarantor Payment: as defined in Section 5.10.3.

Guarantors: each Person that guarantees payment or performance of Obligations.

Guaranty: each guaranty agreement executed by a Guarantor in favor of Agent.

Hazardous Materials: all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates,

natural gas, natural gas liquids, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, toxic mold, infectious or medical wastes and all other substances, wastes, chemicals, pollutants, contaminants or compounds of any nature in any form regulated pursuant to any Environmental Law.

Hedging Agreement: any “swap agreement” as defined in Section 101(53B)(A) of the Bankruptcy Code.

Indemnified Taxes: (a) Taxes, other than Excluded Taxes, imposed on or relating to any payment of an Obligation; and (b) to the extent not otherwise described in clause (a), Other Taxes.

Indemnitees: Agent Indemnitees, Lender Indemnitees, Issuing Bank Indemnitees and Bank of America Indemnitees.

Insolvency Proceeding: any case or proceeding commenced by or against a Person under any state, federal or foreign law for, or any agreement of such Person to, (a) the entry of an order for relief under the Bankruptcy Code, or any other insolvency, debtor relief or debt adjustment law; (b) the appointment of a receiver, trustee, liquidator, administrator, conservator or other custodian for such Person or any part of its Property; or (c) an assignment or trust mortgage for the benefit of creditors.

Insurance Assignment:  that certain Assignment of Proceeds of Business Interruption Insurance Policy as Collateral Security dated as of the date hereof by the Loan Parties in favor of Agent, as the same may be amended, restated, supplemented or otherwise modified from time to time.

Intellectual Property: has the meaning set forth in the Security Agreement.

Intellectual Property Claim: any claim or assertion (whether in writing, by suit or otherwise) that a Borrower’s or Subsidiary’s ownership, use, marketing, sale or distribution of any Inventory, Equipment, Intellectual Property or other Property violates another Person’s Intellectual Property.

Intercreditor Agreements: the ABL/Term Loan Intercreditor Agreement and the PBGC Intercreditor Agreement.

Interest Period: as defined in Section 3.1.3.

Inventory: as defined in the UCC, including all goods intended for sale, lease, display or demonstration; all work in process; and all raw materials, and other materials and supplies of any kind that are or could be used in connection with the manufacture, printing, packing, shipping, advertising, sale, lease or furnishing of such goods, or otherwise used or consumed in a Borrower’s business (but excluding Equipment).

Inventory Formula Amount: the sum of: (a) with respect Eligible Inventory consisting of raw materials, the lesser of (i) 70% of the Value of such Eligible Inventory; or (iii) 85% of the NOLV Percentage of the such Value of Eligible Inventory, plus, (b) with respect Eligible

Inventory consisting of finished goods, the lesser of (i) 70% of the Value of such Eligible Inventory; or (iii) 85% of the NOLV Percentage of the such Value of Eligible Inventory, plus, (c) with respect Eligible Inventory consisting of storeroom Inventory, the lesser of (i) 70% of the Value of such Eligible Inventory; or (iii) 85% of the NOLV Percentage of the such Value of Eligible Inventory.

Inventory Reserve: reserves established by Agent to reflect factors that may negatively impact the Value of Inventory, including change in salability, obsolescence, seasonality, theft, shrinkage, imbalance, change in composition or mix, markdowns and vendor chargebacks.

Investment: an Acquisition, an acquisition of record or beneficial ownership of any Equity Interests of a Person, or an advance or capital contribution to or other investment in a Person.

Involuntary Disposition: means any loss of, damage to or destruction of, or any condemnation or other taking for public use of, any Property of any Loan Party or any Subsidiary.

IP Assignment: a collateral assignment or security agreement pursuant to which a Loan Party grants a Lien on its Intellectual Property to Agent, as security for its Obligations, substantially in the form attached as an exhibit to the Security Agreement.

IRS: the United States Internal Revenue Service.

Issuing Bank: Bank of America or any Affiliate of Bank of America, or any replacement issuer appointed pursuant to Section 2.2.4.

Issuing Bank Indemnitees: Issuing Bank and its officers, directors, employees, Affiliates, agents and attorneys.

Joinder Agreement: a joinder agreement substantially in the form of Exhibit F executed and delivered in accordance with the provisions of Section 9.1.10.

Kentucky Sale/Leaseback: the Disposition of a portion of the Real Estate located at 1150 Industry Road, Harrodsburg, KY 40330 (as described on Schedule 1.1(d)) for the development and construction of a warehouse facility, which warehouse facility shall be then leased to Wausau on commercially reasonably terms.

LC Application: an application by Borrower Agent to Issuing Bank for issuance of a Letter of Credit, in form and substance satisfactory to Issuing Bank and Agent.

LC Conditions: the following conditions necessary for issuance of a Letter of Credit: (a) each of the conditions set forth in Section 6; (b) after giving effect to such issuance, total LC Obligations do not exceed the Letter of Credit Subline, no Overadvance exists and Revolver Usage does not exceed the Borrowing Base; (c) the Letter of Credit and payments thereunder are denominated in Dollars or other currency satisfactory to Agent and Issuing Bank; and (d) the purpose and form of the proposed Letter of Credit are satisfactory to Agent and Issuing Bank in their discretion.

LC Documents: all documents, instruments and agreements (including LC Requests and LC Applications) delivered by Borrowers or any other Person to Issuing Bank or Agent in connection with any Letter of Credit.

LC Obligations: the sum of (a) all amounts owing by Borrowers for drawings under Letters of Credit; and (b) the Stated Amount of all outstanding Letters of Credit.

LC Request: a request for issuance of a Letter of Credit, to be provided by Borrower Agent to Issuing Bank, in form satisfactory to Agent and Issuing Bank.

Lender Indemnitees: Lenders and Secured Bank Product Providers, and their officers, directors, employees, Affiliates, agents and attorneys.

Lenders: as defined in the preamble to this Agreement, including Agent in its capacity as a provider of Swingline Loans and any other Person who hereafter becomes a “Lender” pursuant to an Assignment and Acceptance.

Lending Office: the office designated as such by the applicable Lender at the time it becomes party to this Agreement or thereafter by notice to Agent and Borrower Agent.

Letter of Credit: any standby or documentary letter of credit, foreign guaranty, documentary bankers acceptance or similar instrument issued by Issuing Bank for the account or benefit of a Borrower or Affiliate of a Borrower (including the Existing Letter of Credit).

Letter of Credit Subline: $10,000,000.

LIBOR: the per annum rate of interest (rounded up, if necessary, to the nearest 1/8th of 1%) determined by Agent at or about 11:00 a.m. (London time) two Business Days prior to an interest period, for a term equivalent to such period, equal to the London Interbank Offered Rate, or comparable or successor rate approved by Agent, as published on the applicable Reuters screen page (or other commercially available source designated by Agent from time to time); provided, that any such comparable or successor rate shall be applied by Agent, if administratively feasible, in a manner consistent with market practice.

LIBOR Revolver Loan: a Revolver Loan that bears interest based on LIBOR.

License: any license or agreement under which a Loan Party is authorized to use Intellectual Property in connection with any manufacture, marketing, distribution or Disposition of Collateral, any use of Property or any other conduct of its business.

Licensor: any Person from whom a Loan Party obtains the right to use any Intellectual Property.

Lien: any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or otherwise), charge, or preference, priority or other security interest or preferential arrangement in the nature of a security interest of any kind or nature whatsoever (including any conditional sale or other title retention agreement, any easement, right of way or other encumbrance on title to Real Estate and any financing lease having substantially the same economic effect as any of the foregoing).

Lien Waiver: an agreement, in form and substance satisfactory to Agent, by which (a) for any material Collateral located on leased premises, the lessor waives or subordinates any Lien it may have on the Collateral, and agrees to permit Agent to enter upon the premises and remove the Collateral or to use the premises to store or Dispose of the Collateral, such agreement substantially in the form of Exhibit D; (b) for any Collateral held by a warehouseman, processor, shipper, customs broker or freight forwarder, such Person waives or subordinates any Lien it may have on the Collateral, agrees to hold any Documents in its possession relating to the Collateral as agent for Agent, and agrees to deliver the Collateral to Agent upon request, such agreement substantially in the form of Exhibit E; (c) for any Collateral held by a repairman, mechanic or bailee, such Person acknowledges Agent’s Lien, waives or subordinates any Lien it may have on the Collateral, and agrees to deliver the Collateral to Agent upon request; and (d) for any Collateral subject to a Licensor’s Intellectual Property rights, the Licensor grants to Agent the right, vis-à-vis such Licensor, to enforce Agent’s Liens with respect to the Collateral, including the right to Dispose of it with the benefit of the Intellectual Property, whether or not a default exists under any applicable License.

Line Reserve: $5,000,000.

Loan Documents: this Agreement, Other Agreements, Security Documents, any amendments to the foregoing and any other documents from time to time designated as a “Loan Document” by Borrowers and Agent.

Loan Party: each Borrower, Guarantor, or other Person that is liable for payment of any Obligations or that has granted a Lien in favor of Agent on its assets to secure any Obligations.

Loan Year: each 12 month period commencing on the Closing Date and on each anniversary of the Closing Date.

Mandatory Cost: any amount incurred periodically by a Lender constituting fees, costs or charges imposed by any Governmental Authority on lenders generally in the jurisdiction where such Lender is domiciled, is subject to regulation or has its office through which it performs its obligations hereunder.

Margin Stock: as defined in Regulation U of the Board of Governors.

Material Adverse Effect: the effect of any event or circumstance that, taken alone or in conjunction with other events or circumstances, (a) has or could be reasonably expected to have a material adverse effect on the business, operations, Properties, prospects or condition (financial or otherwise) of any Loan Party, on the value of any material Collateral, on the enforceability of any Loan Documents, or on the validity or priority of Agent’s Liens on any Collateral; (b) impairs the ability of a Loan Party to perform its obligations under the Loan Documents, including repayment of any Obligations; or (c) otherwise impairs the ability of Agent or any Lender to enforce or collect any Obligations or to realize upon any Collateral.

Material Contract: any agreement or arrangement to which a Loan Party or Subsidiary is party (other than the Loan Documents) (a) that is deemed to be a material contract under any securities law applicable to such Person, including the Securities Act of 1933; (b) for which breach, termination, nonperformance or failure to renew could reasonably be expected to have a Material Adverse Effect; or (c) that relates to Subordinated Debt, or to Debt in an aggregate amount of $1,000,000 or more.

Middletown:  as defined in the preamble hereto.

Moody’s: Moody’s Investors Service, Inc., and its successors.

Mortgage or Mortgages: individually and collectively, as the context requires, each of the fee or leasehold mortgages, deeds of trust and deeds executed by a Loan Party that purport to grant a Lien to Agent (or a trustee for the benefit of Agent) for the benefit of the Secured Parties in any Mortgaged Properties, in form and substance satisfactory to Agent.

Mortgaged Property: any owned or leased property of a Loan Party listed on Schedule 8.1.27(g) and any other owned or leased Real Estate of a Loan Party that is or will become  encumbered by a Mortgage in favor of Agent in accordance with the terms of this Agreement; provided that, Mortgaged Property shall exclude the Excluded Brainerd Site, the Excluded Timberland Parcels and the Kentucky Sale/Leaseback.

Mortgaged Property Support Documents: means with respect to any Real Estate subject to a Mortgage, the deliveries and documents described on Schedule 1.1(e) attached hereto.

Multiemployer Plan: any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding six (6) plan years, has made or been obligated to make contributions.

Multiple Employer Plan: a Plan which has two or more contributing sponsors (including any Borrower or any ERISA Affiliate) at least two of whom are not under common control, as such a plan is described in Section 4064 of ERISA.

Net Proceeds: with respect to a Disposition or an Involuntary Disposition, proceeds (including, when received, any deferred or escrowed payments) received by a Loan Party or Subsidiary in cash from such Disposition or such Involuntary Disposition, net of (a) reasonable and customary costs and expenses actually incurred in connection therewith, including legal fees and sales commissions; (b) amounts applied to repayment of Debt secured by a Permitted Lien senior to Agent’s Liens on Collateral sold; (c) transfer or similar taxes; and (d) reserves for indemnities, until such reserves are no longer needed.

NOLV Percentage: the net orderly liquidation value of Inventory, expressed as a percentage, expected to be realized at an orderly, negotiated sale held within a reasonable period of time, net of all liquidation expenses, as determined from the most recent appraisal of Borrowers’ Inventory performed by an appraiser and on terms satisfactory to Agent.

Notice of Borrowing: a Notice of Borrowing to be provided by Borrower Agent to request a Borrowing of Revolver Loans, in form satisfactory to Agent.

Notice of Conversion/Continuation: a Notice of Conversion/Continuation to be provided by Borrower Agent to request a conversion or continuation of any Revolver Loans as LIBOR Revolver Loans, in form satisfactory to Agent.

Obligations: all (a) principal of and premium, if any, on the Revolver Loans, (b) LC Obligations and other obligations of the Loan Parties with respect to Letters of Credit, (c) interest, expenses, fees, indemnification obligations, Extraordinary Expenses and other amounts payable by the Loan Parties under Loan Documents, (d) Secured Bank Product Obligations, and (e) other Debts, obligations and liabilities of any kind owing by the Loan Parties pursuant to the Loan Documents, whether now existing or hereafter arising, whether evidenced by a note or other writing, whether allowed in any Insolvency Proceeding, whether arising from an extension of credit, issuance of a letter of credit, acceptance, loan, guaranty, indemnification or otherwise, and whether direct or indirect, absolute or contingent, due or to become due, primary or secondary, or joint or several; provided, that Obligations of a Loan Party shall not include its Excluded Swap Obligations.

OFAC: Office of Foreign Assets Control of the U.S. Treasury Department.

Ordinary Course of Business: the ordinary course of business of any Loan Party or Subsidiary, undertaken in good faith and consistent with Applicable Law and past practices.

Organic Documents: (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction); (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement or limited liability company agreement (or equivalent or comparable documents with respect to any non-U.S. jurisdiction); (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction) and (d) with respect to all entities, any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization (or equivalent or comparable documents with respect to any non-U.S. jurisdiction).

OSHA: the Occupational Safety and Hazard Act of 1970, as amended.

Other Agreement: each LC Document, Guaranty, fee letter (including the Fee Letter), Lien Waiver, Intercreditor Agreements, Real Estate Related Document, Borrowing Base Certificate, Compliance Certificate, Borrower Materials, Joinder Agreement or other note, document, instrument or agreement (other than this Agreement or a Security Document) now or hereafter delivered by a Loan Party or other Person to Agent or a Lender in connection with any transactions relating hereto.

Other Connection Taxes: Taxes imposed on a Recipient due to a present or former connection between it and the taxing jurisdiction (other than connections arising from the

Recipient having executed, delivered, become party to, performed obligations or received payments under, received or perfected a Lien or engaged in any other transaction pursuant to, enforced, or sold or assigned an interest in, any Revolver Loan or Loan Document).

Other Taxes: all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a Lien under, or otherwise with respect to, any Loan Document, except Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 12.4(c)).

Overadvance: as defined in Section 2.1.5.

Overadvance Loan: a Base Rate Revolver Loan made when an Overadvance exists or is caused by the funding thereof.

Participant: as defined in Section 12.2.

Patriot Act: the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Pub. L. No. 107-56, 115 Stat. 272 (2001).

Payment Item: each check, draft or other item of payment payable to a Loan Party, including those constituting proceeds of any Collateral.

PBGC: the Pension Benefit Guaranty Corporation.

PBGC Debt: has the meaning assigned to such term in the PBGC Intercreditor Agreement.

PBGC Enforcement Action: means the PBGC’s initiation of any actions to collect or enforce the Pensions Matter or matters arising under Section 4062(e) of ERISA with respect to plant closings, accelerate or modify payments due under the Settlement Agreement, modify or terminate the Settlement Agreement (other than a modification or termination of the Settlement Agreement due to a Loan Parties’ satisfaction of all obligations thereunder as determined by the PBGC), or attempt to impose a Lien in a manner inconsistent with the Settlement Agreement or the PBGC Intercreditor Agreement.

PBGC Intercreditor Agreement: the Subordination and Intercreditor Agreement dated as of the date hereof, by and among Agent, Term Loan Administrative Agent, the PBGC and the Loan Parties, as amended, restated, amended and restated, supplemented or otherwise modified from time to time in accordance with the terms hereof and thereof.

PBGC Liens: the Liens granted by the Loan Parties in favor of the PBGC in connection with the Settlement Agreement and the Pensions Matter.

Pension Funding Rules: the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Pension Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

Pensions Matter: the outstanding liabilities and obligations of the Borrowers and their Subsidiaries with respect to PBGC demands made upon Wausau Paper pursuant to the PBGC’s early warning program existing on the Closing Date and as set forth on Schedule 8.1.19.

Pension Plan: any employee pension benefit plan (including a Multiple Employer Plan or a Multiemployer Plan) that is maintained or is contributed to by any Loan Party and any ERISA Affiliate and is either covered by Title IV of ERISA or is subject to the minimum funding standards under Section 412 of the Code.

Permitted Acquisition: any Acquisition as long as the following conditions are satisfied:

(a)

no Default or Event of Default exists or is caused thereby; (b) the Acquisition is consensual;

(c)

the assets, business or Person being acquired is useful or engaged in the business of the Loan Parties and Subsidiaries, is located or organized within the United States, and had positive EBITDA for the 12 month period most recently ended;

(d)

no Debt or Liens are assumed or incurred, except as permitted by Sections 9.2.1(f), 9.2.1(j) and 9.2.2(j);

(e)

immediately before and after giving effect to the Acquisition (including all payments to be made in connection with such Acquisition), the Loan Parties shall be in compliance with the Specified Transactions Test in connection therewith;

(f)

Agent, on behalf of the Secured Parties, shall have received (or shall receive in connection with the closing of such Acquisition) a perfected security interest (having the priority set forth in the ABL/Term Loan Intercreditor Agreement) in all Property (including, without limitation, Equity Interests) acquired with respect to Person being acquired in accordance with the terms of Section 9.1.11 and such Person, if applicable, shall have executed a Joinder Agreement in accordance with the terms of Section 9.1.10;

(g)

such Acquisition shall be permitted under the Term Loan Facility; and

(h)

Borrower Agent delivers to Agent, at least 10 Business Days (or a lesser period if acceptable to Agent in its sole discretion) prior to the Acquisition, copies of all material agreements relating thereto and a certificate, in form and substance satisfactory to Agent, stating that the Acquisition is a “Permitted Acquisition” and demonstrating compliance with the foregoing requirements.

Permitted Contingent Obligations: Contingent Obligations (a) arising from endorsements of Payment Items for collection or deposit in the Ordinary Course of Business; (b) arising from Hedging Agreements permitted hereunder; (c) existing on the Closing Date, and any extension or renewal thereof that does not increase the amount of such Contingent Obligation when extended or renewed; (d) incurred in the Ordinary Course of Business with respect to surety, appeal or performance bonds, or other similar obligations; (e) arising from customary indemnification obligations in favor of purchasers in connection with Dispositions of Equipment permitted hereunder; (f) arising under the Loan Documents; (g) arising under the Term Loan Documents to the extent permitted by the Term Loan Credit Agreement and the Intercreditor Agreements; (h) arising from guarantees of a Loan Party in respect of Debt otherwise permitted hereunder of a Loan Party; or (i) arising from guarantees of a Loan Party in respect of payments to be made by a Loan Party under leases of Real Estate existing on the date hereof or any lease of Real Estate incurred with respect to the Kentucky Sale/Leaseback in an aggregate amount not to exceed $10,000,000.

Permitted Discretion: a determination made in the exercise, in good faith, of reasonable business judgment (from the perspective of a secured, asset-based lender).

Permitted Lien: as defined in Section 9.2.2.

Permitted Purchase Money Debt: Purchase Money Debt of the Loan Parties and Subsidiaries that is unsecured or secured only by a Purchase Money Lien, as long as the aggregate amount does not exceed $5,000,000 at any time and its incurrence does not violate Section 9.2.3.

Permitted Transfers: as long as in each case all Net Proceeds of ABL Priority Collateral are remitted to Agent in accordance with Section 5.2, (a) Dispositions of Inventory in the Ordinary Course of Business; (b) Dispositions of Property to the Loan Parties or any Subsidiary; provided, that if the transferor of such property is a Loan Party then the transferee thereof must be a Loan Party; (c) Dispositions of Accounts in connection with the collection or compromise thereof; (d) licenses, sublicenses, leases or subleases granted to others not interfering in any material respect with the business of the Loan Parties and their Subsidiaries; (e) the sale or Disposition of Cash Equivalents for fair market value; (f) Disposition of the Excluded Brainerd Site; (g) Dispositions of Excluded Timberlands Parcels; (h) the Kentucky Sale/Leaseback; and and (i) until the Term Loan Facility is no longer in effect, any Involuntary Dispositions in respect of Term Loan Priority Collateral.

Person: any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

Plan: any employee benefit plan within the meaning of Section 3(3) of ERISA (including a Pension Plan and a Foreign Plan), maintained for employees of the Borrower or any ERISA Affiliate or any such Plan to which the Borrower or any ERISA Affiliate is required to contribute on behalf of any of its employees.

Platform: as defined in Section 13.3.3.

Pledged Equity: has the meaning specified in the Security Agreement.

Prime Rate: the rate of interest announced by Bank of America from time to time as its prime rate.  Such rate is set by Bank of America on the basis of various factors, including its costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above or below such rate.  Any change in such rate publicly announced by Bank of America shall take effect at the opening of business on the day specified in the announcement.

Pro Rata: with respect to any Lender, a percentage (rounded to the ninth decimal place) determined (a) by dividing the amount of such Lender’s Revolver Commitment by the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, by dividing the amount of such Lender’s Revolver Loans and LC Obligations by the aggregate outstanding Revolver Loans and LC Obligations or, if all Revolver Loans and LC Obligations have been paid in full and/or Cash Collateralized, by dividing such Lender’s and its Affiliates’ remaining Obligations by the aggregate remaining Obligations.

Properly Contested: with respect to any obligation of a Loan Party, (a) the obligation is subject to a bona fide dispute regarding amount or the Loan Party’s liability to pay; (b) the obligation is being properly contested in good faith by appropriate proceedings promptly instituted and diligently pursued; (c) appropriate reserves have been established in accordance with GAAP; (d) non-payment could not have a Material Adverse Effect, nor result in forfeiture or sale of any assets of the Loan Party; (e) no Lien is imposed on assets of the Loan Party, unless bonded and stayed to the satisfaction of Agent; and (f) if the obligation results from entry of a judgment or other order, such judgment or order is stayed pending appeal or other judicial review.

Property: any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

Protective Advances: as defined in Section 2.1.6.

Purchase Money Debt: (a) Debt (other than the Obligations) for payment of any of the purchase price of fixed assets; (b) Debt (other than the Obligations) incurred within 10 days before or after acquisition of any fixed assets, for the purpose of financing any of the purchase price thereof; and (c) any renewals, extensions or refinancings (but not increases) thereof.

Purchase Money Lien: a Lien that secures Purchase Money Debt, encumbering only the fixed assets acquired with such Debt and constituting a Capital Lease or a purchase money security interest under the UCC.

Qualified ECP: a Loan Party with total assets exceeding $10,000,000, or that constitutes an “eligible contract participant” under the Commodity Exchange Act and can cause another Person to qualify as an “eligible contract participant” under Section 1a(18)(A)(v)(II) of such act.

RCRA: the Resource Conservation and Recovery Act (42 U.S.C. §§ 6991-6991i).

Real Estate: all right, title and interest (whether as owner, lessor or lessee) in any real Property or any buildings, structures, parking areas or other improvements thereon.

Recipient: Agent, Issuing Bank, any Lender or any other recipient of a payment to be made by a Loan Party under a Loan Document or on account of an Obligation.

Refinancing Conditions: the following conditions (a) for Refinancing Debt (other than with respect to the extending, renewing or refinancing of Debt arising under the Term Loan Facility):  (i) it is in an aggregate principal amount that does not exceed the principal amount of the Debt being extended, renewed or refinanced; (ii) it has a final maturity no sooner than, a weighted average life no less than, and an interest rate no greater than, the Debt being extended, renewed or refinanced; (iii) it is subordinated to the Obligations at least to the same extent as the Debt being extended, renewed or refinanced; (iv) the representations, covenants and defaults applicable to it are no less favorable to Borrowers than those applicable to the Debt being extended, renewed or refinanced; (v) no additional Lien is granted to secure it; (vi) no additional Person is obligated on such Debt; and (vii) upon giving effect to it, no Default or Event of Default exists; or (b) for Refinancing Debt that is extending, renewing or refinancing Debt arising under the Term Loan Facility: such Debt is extended, renewed or refinanced in accordance with and to the extent permitted by the terms and provisions of the Intercreditor Agreements.

Refinancing Debt: Borrowed Money that is the result of an extension, renewal or refinancing of Debt permitted under Section 9.2.1(b), (d), (f) or (i).

Reimbursement Date: as defined in Section 2.2.2.

Rent and Charges Reserve: the aggregate of (a) all past due rent and other amounts owing by a Loan Party to any landlord, warehouseman, processor, repairman, mechanic, shipper, freight forwarder, broker or other Person who possesses any ABL Priority Collateral or could assert a Lien on any ABL Priority Collateral; and (b) a reserve at least equal to three months rent and other charges that could be payable to any such Person, unless it has executed a Lien Waiver.

Report: as defined in Section 11.2.3.

Reportable Event: any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived; provided, however, that notwithstanding anything in the proposed or final regulations under Section 4043(c) of ERISA, a “reportable event” under such regulations which would result solely from (a) an amendment of this Agreement or the Term Loan Facility or (b) a waiver by the requisite Lenders or Term Loan Lenders of any covenant under this Agreement or the Term Loan Facility, as applicable, for the purpose of avoiding a default under the Agreement or the Term Loan Facility, as applicable, shall not be considered a Reportable Event.

Reporting Trigger Period:  the period (a) commencing on the day that an Event of Default occurs, or Availability is at any time less than the greater of (i) 25% of the Revolver Commitments or (ii) $12,500,000; and (b) continuing until, during each of the preceding 60 consecutive days, no Event of Default has existed and Availability has been greater than (i) 25% of the Revolver Commitments and (ii) $12,500,000.

Required Lenders: at least two Secured Parties that are not Affiliates holding more than 50% of (a) the aggregate outstanding Revolver Commitments; or (b) following termination of the Revolver Commitments, the aggregate outstanding Revolver Loans and LC Obligations or, if all Revolver Loans and LC Obligations have been Paid in Full, the aggregate remaining Obligations; provided, however, that Revolver Commitments, Revolver Loans and other Obligations held by a Defaulting Lender and its Affiliates shall be disregarded in making such calculation, but any related Fronting Exposure shall be deemed held as a Revolver Loan or LC

Obligation by the Secured Party that funded the applicable Revolver Loan or issued the applicable Letter of Credit.

Restricted Investment: any Investment by a Loan Party or Subsidiary, other than (a) Investments in Subsidiaries to the extent existing on the Closing Date; (b) Cash Equivalents that are subject to Agent’s Lien and control, pursuant to documentation in form and substance satisfactory to Agent; (c) loans and advances permitted under Section 9.2.7; and (d) Permitted Acquisitions.

Restrictive Agreement: an agreement (other than a Loan Document) that conditions or restricts the right of any Borrower, Subsidiary or other Loan Party to incur or repay Borrowed Money, to grant Liens on any assets, to declare or make Distributions, to modify, extend or renew any agreement evidencing Borrowed Money, or to repay any intercompany Debt.

Revolver Commitment: for any Lender, its obligation to make Revolver Loans and to participate in LC Obligations up to the maximum principal amount shown on Schedule 1.1(a), as hereafter modified pursuant to an Assignment and Acceptance to which it is a party.

“Revolver Commitments” means the aggregate amount of such commitments of all Lenders.

Revolver Loan: a loan made pursuant to Section 2.1, and any Swingline Loan, Overadvance Loan or Protective Advance.

Revolver Termination Date: July 30, 2019; provided, however, that, if such date is not a Business Day, the Maturity Date shall be the immediately preceding Business Day.

Revolver Usage: (a) the aggregate amount of outstanding Revolver Loans; plus (b) the aggregate Stated Amount of outstanding Letters of Credit, except to the extent Cash Collateralized by Borrowers.

Royalties: all royalties, fees, expense reimbursement and other amounts payable by a Loan Party under a License.

S&P: Standard & Poor’s Financial Services LLC, a subsidiary of The McGraw-Hill Companies, Inc. and any successor thereto.

Sale and Leaseback Transaction: with respect to any Loan Party or any Subsidiary, any arrangement, directly or indirectly, with any Person whereby such Loan Party or such Subsidiary shall sell or transfer any property used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred.

Sanction: any international economic sanction administered or enforced by the United States Government (including OFAC), the United Nations Security Council, the European Union, Her Majesty’s Treasury or other relevant sanctions authority.

Satisfactory Settlement: delivery to Agent of (a) the fully executed and delivered Settlement Agreement, (b) evidence of the full and final payment of the Settlement Amount to the appropriate Federal agencies on or prior to the time specified in the Settlement Agreement (to the extent due on or prior to the Closing Date), (c) evidence that the applicable Settlement Amount does not exceed the applicable Settlement Cap and (d) evidence that the Borrower has satisfactorily and timely complied with all other terms of the Settlement Agreement (to the extent required to be complied with on or prior to the Closing Date).

SEC: the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

Secured Bank Product Obligations: Debt, obligations and other liabilities with respect to Bank Products owing by a Loan Party or Affiliate of a Loan Party to a Secured Bank Product Provider; provided, that Secured Bank Product Obligations of a Loan Party shall not include its Excluded Swap Obligations.

Secured Bank Product Provider: (a) Bank of America or any of its Affiliates; and (b) any other Lender reasonably acceptable to Agent (it being understood and agreed that BMO shall be deemed reasonably acceptable to Agent) or an Affiliate of such Lender that is providing a Bank Product, provided such provider delivers written notice to Agent, in form and substance satisfactory to Agent, within 10 days following the later of the Closing Date or creation of the Bank Product, (i) describing the Bank Product and setting forth the maximum amount to be secured by the Collateral and the methodology to be used in calculating such amount, and (ii) agreeing to be bound by Section 11.13 and the provisions of the Intercreditor Agreements as if it were a Lender.

Secured Parties: Agent, Issuing Bank, Lenders and Secured Bank Product Providers.

Securities Act: the Securities Act of 1933, including all amendments thereto and regulations promulgated thereunder.

Security Agreement: the Security and Pledge Agreement dated as of the date hereof by the Loan Parties in favor of Agent, as amended, restated, extended, supplemented or otherwise modified in writing from time to time.

Security Documents: the Guaranties, Security Agreement, Mortgages, IP Assignments, Deposit Account Control Agreements, each Joinder Agreement, Insurance Assignment, any Mortgaged Property Support Documentation and all other documents, instruments and agreements now or hereafter securing (or given with the intent to secure) any Obligations.

Senior Officer: the chairman of the board, president, chief executive officer or chief financial officer of a Borrower or, if the context requires, a Loan Party.

Settlement Agreement: the written settlement agreement from the PBGC or such other appropriate Federal agency(ies) settling all issues with respect to the Pensions Matter and which may contain other terms and conditions as may be reasonably acceptable to Agent and the Required Lenders.

Settlement Amount: for any fiscal year, or all fiscal years in the aggregate, the applicable amount required to be paid by Borrowers or their Subsidiaries pursuant to the Settlement Agreement.

Settlement Cap: the amount set forth in the table below for any given fiscal year or all fiscal years in the aggregate, as applicable:

Fiscal Year	Settlement Cap
2014	$7,500,000
2015	$8,500,000
2016	$6,000,000
2017	$7,000,000
2018	$7,000,000
Aggregate	$36,000,000

Settlement Report: a report summarizing Revolver Loans and participations in LC Obligations outstanding as of a given settlement date, allocated to Lenders on a Pro Rata basis in accordance with their Revolver Commitments.

Solvent: as to any Person, such Person (a) owns Property whose fair salable value is greater than the amount required to pay all of its debts (including contingent, subordinated, unmatured and unliquidated liabilities); (b) owns Property whose present fair salable value (as defined below) is greater than the probable total liabilities (including contingent, subordinated, unmatured and unliquidated liabilities) of such Person as they become absolute and matured; (c) is able to pay all of its debts as they mature; (d) has capital that is not unreasonably small for its business and is sufficient to carry on its business and transactions and all business and transactions in which it is about to engage; (e) is not “insolvent” within the meaning of Section 101(32) of the Bankruptcy Code; and (f) has not incurred (by way of assumption or otherwise) any obligations or liabilities (contingent or otherwise) under any Loan Documents, or made any conveyance in connection therewith, with actual intent to hinder, delay or defraud either present or future creditors of such Person or any of its Affiliates.  “Fair salable value” means the amount that could be obtained for assets within a reasonable time, either through collection or through sale under ordinary selling conditions by a capable and diligent seller to an interested buyer who is willing (but under no compulsion) to purchase.

Sorg:  as defined in the preamble hereto.

Specified Loan Party: a Loan Party that is not then an “eligible contract participant” under the Commodity Exchange Act (determined prior to giving effect to Section 5.10).

Specified Transaction: (a) any Permitted Acquisition, (b) an Upstream Payment described in clause (c) of the definition thereof, or (c) any payment of any Debt pursuant to Sections 9.2.8(c)(ii), (c)(iii) and (e)(ii).

Specified Transactions Test: with respect to any Specified Transaction, both before and after giving pro forma effect to any such Specified Transaction, each of the following is true: (a) no Default or Event of Default has occurred and is continuing or would result therefrom and (b)

either (i) Availability is at least equal to the greater of (x) 30% of the Revolver Commitments or (y) $15,000,000 for each of the 30 days preceding and as of the date of such Specified Transaction or (ii) (A) Availability is at least equal to the greater of (x) 25% of the Revolver Commitments or (y) $12,500,000 for each of the 30 days preceding and as of the date of such Specified Transaction and (B) the Fixed Charge Coverage Ratio both before and after giving pro forma effect to such Specified Transaction is not less than 1.0 to 1.0, whether or not a Financial Covenant Trigger Period exists.

Stated Amount: the outstanding amount of a Letter of Credit, including any automatic increase or tolerance, whether or not then effective, that is provided by the terms of the Letter of Credit or related LC Documents.

Subordinated Debt: Debt incurred by a Loan Party that is expressly subordinate and junior in right of payment to Full Payment of all Obligations, and is on terms (including maturity, interest, fees, repayment, covenants and subordination) satisfactory to Agent.

Subsidiary: of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of Voting Stock is at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of Wausau Paper.

Swap Obligations: with respect to a Loan Party, its obligations under a Hedging Agreement that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

Swingline Loan: any Borrowing of Base Rate Revolver Loans funded with Agent’s funds, until such Borrowing is settled among Lenders or repaid by Borrowers.

Taxes: all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

Term Loan: the “Term Loan” made pursuant to and as defined in the Term Loan Facility or any equivalent term used to describe the term loans made thereunder and in connection therewith.

Term Loan Agent: means Bank of America, N. A., in its capacity as administrative agent under the Term Loan Facility, and its successors and assigns.

Term Loan Documents: has the meaning assigned to the term “Term Loan Documents” in the ABL/Term Loan Intercreditor Agreement.

Term Loan Facility: (i) that certain credit agreement, dated as of the date hereof, as may be amended, amended and restated, modified or supplemented from time to time in accordance with the terms hereof and of the ABL/Term Loan Intercreditor Agreement, among the Loan Parties, the Term Loan Agent, the Term Loan Lenders, and (ii) any other credit agreement, debt facility, loan agreement, note agreement, promissory note, indenture or other agreement or instrument evidencing or governing the terms of any Debt or other financial accommodation that has been incurred to increase, extend (subject to the limitations set forth herein and in the Intercreditor Agreements), replace or refinance in whole or in part the Indebtedness and other obligations outstanding under (x) the credit agreement referred to in clause (i) or (y) any subsequent credit agreement, unless such agreement or instrument expressly provides that it is not intended to be and is not a Term Loan Facility hereunder, in any case, in accordance with the Intercreditor Agreements.  Any reference to the Term Loan Facility hereunder shall be deemed a reference to any Term Loan Facility then in existence.

Term Loan Lenders: has the meaning assigned to the term “Term Loan Lenders” in the Intercreditor Agreements.

Term Loan Obligations: shall mean the “Secured Obligations” as such term is defined in the Term Loan Facility or any equivalent term used to describe the obligations arising thereunder and in connection therewith.

Term Loan Priority Collateral: has the meaning assigned to such term in the ABL/Term Loan Intercreditor Agreement.

Transferee: any actual or potential Eligible Assignee, Participant or other Person acquiring an interest in any Obligations.

UCC: the Uniform Commercial Code as in effect in the State of New York; provided that, if perfection or the effect of perfection or non-perfection or the priority of any security interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, “UCC” means the Uniform Commercial Code as in effect from time to time in such other jurisdiction for purposes of the provisions hereof relating to such perfection, effect of perfection or non-perfection or priority.

Unused Line Fee Rate: a per annum rate equal to (a) until the six month anniversary of the Closing Date, 0.25% and (b) thereafter, (i) 0.375%, if average daily Revolver Usage was 50% or less of the Revolver Commitments during the preceding calendar month, or (b) 0.25%, if average daily Revolver Usage was more than 50% of the Revolver Commitments during such month.

Upstream Payment: (a) a Distribution by a Subsidiary of a Loan Party to such Loan Party, (b) a Distribution by a Loan Party to another Loan Party and (c) any other Distribution so long as after giving effect to any such Distribution, the Loan Parties shall be in compliance with the Specified Transactions Test in connection therewith.

U.S. Person: “United States Person” as defined in Section 7701(a)(30) of the Code.

U.S. Tax Compliance Certificate: as defined in Section 5.9.2(b)(iii).

Value: (a) for Inventory, its value determined on the basis of the lower of cost or market, calculated on a first-in, first-out basis, and excluding any portion of cost attributable to intercompany profit among Borrowers and their Affiliates; and (b) for an Account, its face amount, net of any returns, rebates, discounts (calculated on the shortest terms), credits, allowances or Taxes (including sales, excise or other taxes) that have been or could be claimed by the Account Debtor or any other Person.

Wausau Paper:  as defined in the preamble hereto.

Wausau Mills:  as defined in the preamble hereto.

Wausau Timberland:  as defined in the preamble hereto.

Wausau Towel & Tissue:  as defined in the preamble hereto.

1.2.

Accounting Terms

.  Under the Loan Documents (except as otherwise specified therein), all accounting terms shall be interpreted, all accounting determinations shall be made, and all financial statements shall be prepared, in accordance with GAAP applied on a basis consistent with the most recent audited financial statements of Borrowers delivered to Agent before the Closing Date, except for any change required or permitted by GAAP if Borrowers’ certified public accountants concur in such change, the change is disclosed to Agent, and all relevant provisions of the Loan Documents are amended in a manner satisfactory to Required Lenders to take into account the effects of the change.

1.3.

Uniform Commercial Code.   As used herein, the following terms are defined in accordance with the UCC in effect in the State of New York from time to time:  “Chattel Paper,” “Commercial Tort Claim,” “Deposit Account,” “Document,” “Electronic Chattel Paper,” “Equipment,” “General Intangibles,” “Goods,” “Instrument,” “Investment Property,” “Letter-of-Credit Right” and “Supporting Obligation.”

1.4.

Certain Matters of Construction.  The terms “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular section, paragraph or subdivision.  Any pronoun used shall be deemed to cover all genders.  In the computation of periods of time from a specified date to a later specified date, “from” means “from and including,” and “to” and “until” each mean “to but excluding.”  The terms “including” and “include” shall mean “including, without limitation” and, for purposes of each Loan Document, the parties agree that the rule of ejusdem generis shall not be applicable to limit any provision.  Section titles appear as a matter of convenience only and shall not affect the interpretation of any Loan Document.  All references to (a) laws include all related regulations, interpretations, supplements, amendments and successor provisions; (b) any document, instrument or agreement include any amendments, waivers and other modifications, extensions or renewals (to the extent permitted by the Loan Documents); (c) any section mean, unless the context otherwise requires, a section of this Agreement; (d) any exhibits or schedules mean, unless the context otherwise requires, exhibits and schedules attached hereto, which are hereby incorporated by reference; (e) any Person include successors and assigns; (f) time of day mean time of day at Agent’s notice address under Section 13.3.1; or (g) discretion of Agent, Issuing Bank or any Lender mean the sole and absolute discretion of such Person.  All references to Value, Borrowing Base components, Revolver Loans, Letters of Credit, Obligations and other amounts herein shall be denominated in Dollars, unless expressly provided otherwise, and all determinations (including calculations of Borrowing Base and financial covenants) made from time to time under the Loan Documents shall be made in light of the circumstances existing at such time.  Borrowing Base calculations shall be consistent with historical methods of valuation and calculation, and otherwise satisfactory to Agent (and not necessarily calculated in accordance with GAAP).  The Loan Parties shall have the burden of establishing any alleged negligence, misconduct or lack of good faith by Agent, Issuing Bank or any Lender under any Loan Documents.  No provision of any Loan Documents shall be construed against any party by reason of such party having, or being deemed to have, drafted the provision.  Reference to a Borrower’s or a Loan Party’s “knowledge” or similar concept means actual knowledge of a Senior Officer, or knowledge that a Senior Officer would have obtained if he or she had engaged in good faith and diligent performance of his or her duties, including reasonably specific inquiries of employees or agents and a good faith attempt to ascertain the matter.

SECTION 2.

CREDIT FACILITIES

2.1.

Revolver Commitment.

2.1.1.

Revolver Loans.  Each Lender agrees, severally on a Pro Rata basis up to its Revolver Commitment, on the terms set forth herein, to make Revolver Loans to Borrowers from time to time through the Commitment Termination Date.  The Revolver Loans may be repaid and reborrowed as provided herein.  In no event shall Lenders have any obligation to honor a request for a Revolver Loan if the Revolver Usage at such time plus the requested Revolver Loan would exceed the Borrowing Base.

2.1.2.

Revolver Notes.  The Revolver Loans made by each Lender and interest accruing thereon shall be evidenced by the records of Agent and such Lender.  At the request of a Lender, Borrowers shall deliver a promissory note to such Lender, evidencing its Revolver Loans.

2.1.3.

Use of Proceeds.  The proceeds of Revolver Loans shall be used by Borrowers solely (a) to satisfy existing Debt (including, without limitation, Debt in connection with the Existing Credit Agreement and the Existing Note Purchase Agreement); (b) to pay fees and transaction expenses associated with the closing of this credit facility; (c) to pay Obligations in accordance with this Agreement; and (d) for lawful corporate purposes of Borrowers, including working capital.

2.1.4.

Voluntary Reduction or Termination of Revolver Commitments.

(a)

The Revolver Commitments shall terminate on the Revolver Termination Date, unless sooner terminated in accordance with this Agreement.  Upon at least 30 days prior written notice to Agent at any time after the first Loan Year, Borrowers may, at their option, terminate the Revolver Commitments and this credit facility.  Any notice of termination given by

Borrowers shall be irrevocable.  On the termination date, Borrowers shall make Full Payment of all Obligations.

(b)

Borrowers may permanently reduce the Revolver Commitments, on a ratable basis for all Lenders, upon at least 30 days prior written notice to Agent delivered at any time after the First Loan Year, which notice shall specify the amount of the reduction and shall be irrevocable once given.  Each reduction shall be in a minimum amount of $1,000,000, or an increment of $1,000,000 in excess thereof.

2.1.5.

Overadvances.  If Revolver Usage exceeds the Borrowing Base (“Overadvance”) at any time, the excess amount shall be payable by Borrowers on demand by Agent, but all such Revolver Loans shall nevertheless constitute Obligations secured by the Collateral and entitled to all benefits of the Loan Documents.  Agent may require Lenders to honor requests for Overadvance Loans and to forbear from requiring Borrowers to cure an Overadvance, (a) when no other Event of Default is known to Agent, as long as (i) the Overadvance does not continue for more than 30 consecutive days (and no Overadvance may exist for at least five consecutive days thereafter before further Overadvance Loans are required), and (ii) the Overadvance is not known by Agent to exceed $5,000,000; and (b) regardless of whether an Event of Default exists, if Agent discovers an Overadvance not previously known by it to exist, as long as from the date of such discovery the Overadvance is not increased by more than $2,500,000 and does not continue for more than 30 consecutive days.  In no event shall Overadvance Loans be required that would cause Revolver Usage to exceed the aggregate Revolver Commitments.  Any funding of an Overadvance Loan or sufferance of an Overadvance shall not constitute a waiver by Agent or Lenders of the Event of Default caused thereby.  In no event shall any Borrower or other Loan Party be deemed a beneficiary of this Section nor authorized to enforce any of its terms.

2.1.6.

Protective Advances.  Agent shall be authorized, in its discretion, at any time that any conditions in Section 6 are not satisfied, to make Base Rate Revolver Loans (“Protective Advances”) (a) up to an aggregate amount of $2,500,000 outstanding at any time, if Agent deems such Revolver Loans necessary or desirable to preserve or protect Collateral, or to enhance the collectability or repayment of Obligations, as long as such Revolver Loans do not cause Revolver Usage to exceed the aggregate Revolver Commitments; or (b) to pay any other amounts chargeable to the Loan Parties under any Loan Documents, including interest, costs, fees and expenses.  Lenders shall participate on a Pro Rata basis in Protective Advances outstanding from time to time.  Required Lenders may at any time revoke Agent’s authority to make further Protective Advances under clause (a) by written notice to Agent.  Absent such revocation, Agent’s determination that funding of a Protective Advance is appropriate shall be conclusive.

2.2.

Letter of Credit Facility.

2.2.1.

Issuance of Letters of Credit.  Issuing Bank shall issue Letters of Credit from time to time until 30 days prior to the Revolver Termination Date (or until the Commitment Termination Date, if earlier), on the terms set forth herein, including the following:

(a)

Each Borrower acknowledges that Issuing Bank’s issuance of any Letter of Credit is conditioned upon Issuing Bank’s receipt of a LC Application with respect to the requested Letter of Credit, as well as such other instruments and agreements as Issuing Bank may customarily require for issuance of a letter of credit of similar type and amount.  Issuing Bank shall have no obligation to issue any Letter of Credit unless (i) Issuing Bank receives a LC Request and LC Application at least three Business Days prior to the requested date of issuance; (ii) each LC Condition is satisfied; and (iii) if a Defaulting Lender exists, such Lender or Borrowers have entered into arrangements satisfactory to Agent and Issuing Bank to eliminate any Fronting Exposure associated with such Lender.  If, in sufficient time to act, Issuing Bank receives written notice from Agent or Required Lenders that a LC Condition has not been satisfied, Issuing Bank shall not issue the requested Letter of Credit.  Prior to receipt of any such notice, Issuing Bank shall not be deemed to have knowledge of any failure of LC Conditions.

(b)

Letters of Credit may be requested by a Borrower to support obligations incurred in the Ordinary Course of Business, or as otherwise approved by Agent.  Increase, renewal or extension of a Letter of Credit shall be treated as issuance of a new Letter of Credit, except that Issuing Bank may require a new LC Application in its discretion.

(c)

Borrowers assume all risks of the acts, omissions or misuses of any Letter of Credit by the beneficiary.  In connection with issuance of any Letter of Credit, none of Agent, Issuing Bank or any Lender shall be responsible for the existence, character, quality, quantity, condition, packing, value or delivery of any goods purported to be represented by any Documents; any differences or variation in the character, quality, quantity, condition, packing, value or delivery of any goods from that expressed in any Documents; the form, validity, sufficiency, accuracy, genuineness or legal effect of any Documents or of any endorsements thereon; the time, place, manner or order in which shipment of goods is made; partial or incomplete shipment of, or failure to ship, any goods referred to in a Letter of Credit or Documents; any deviation from instructions, delay, default or fraud by any shipper or other Person in connection with any goods, shipment or delivery; any breach of contract between a shipper or vendor and a Borrower; errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, telecopy, e-mail, telephone or otherwise; errors in interpretation of technical terms; the misapplication by a beneficiary of any Letter of Credit or the proceeds thereof; or any consequences arising from causes beyond the control of Issuing Bank, Agent or any Lender, including any act or omission of a Governmental Authority.  The rights and remedies of Issuing Bank under the Loan Documents shall be cumulative.  Issuing Bank shall be fully subrogated to the rights and remedies of each beneficiary whose claims against Borrowers are discharged with proceeds of any Letter of Credit.

(d)

In connection with its administration of and enforcement of rights or remedies under any Letters of Credit or LC Documents, Issuing Bank shall be entitled to act, and shall be fully protected in acting, upon any certification, documentation or communication in whatever form believed by Issuing Bank, in good faith, to be genuine and correct and to have been signed, sent or made by a proper Person.  Issuing Bank may consult with and employ legal counsel, accountants and other experts to advise it concerning its obligations, rights and remedies, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by such experts.  Issuing Bank may employ agents and attorneys-in-fact in connection with any matter relating to Letters of Credit or LC Documents, and shall not be liable for the negligence or misconduct of agents and attorneys-in-fact selected with reasonable care.

(e)

By their execution of this Agreement, the parties hereto agree that on the Closing Date (without any further action by any Person), the Existing Letter of Credit shall be deemed to have been issued under this Agreement and the rights and obligations of the Issuing Bank and the account party thereunder shall be subject to the terms hereof.

2.2.2.

Reimbursement; Participations.

(a)

If Issuing Bank honors any request for payment under a Letter of Credit, Borrowers shall pay to Issuing Bank, on the same day (“Reimbursement Date”), the amount paid by Issuing Bank under such Letter of Credit, together with interest at the interest rate for Base Rate Revolver Loans from the Reimbursement Date until payment by Borrowers.  The obligation of Borrowers to reimburse Issuing Bank for any payment made under a Letter of Credit shall be absolute, unconditional, irrevocable, and joint and several, and shall be paid without regard to any lack of validity or enforceability of any Letter of Credit or the existence of any claim, setoff, defense or other right that Borrowers may have at any time against the beneficiary.  Whether or not Borrower Agent submits a Notice of Borrowing, Borrowers shall be deemed to have requested a Borrowing of Base Rate Revolver Loans in an amount necessary to pay all amounts due Issuing Bank on any Reimbursement Date and each Lender shall fund its Pro Rata share of such Borrowing whether or not the Revolver Commitments have terminated, an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied.

(b)

Each Lender hereby irrevocably and unconditionally purchases from Issuing Bank, without recourse or warranty, an undivided Pro Rata participation in all LC Obligations outstanding from time to time.  Issuing Bank is issuing Letters of Credit in reliance upon this participation.  If Borrowers do not make a payment to Issuing Bank when due hereunder, Agent shall promptly notify Lenders and each Lender shall within one Business Day after such notice pay to Agent, for the benefit of Issuing Bank, the Lender’s Pro Rata share of such payment.  Upon request by a Lender, Issuing Bank shall provide copies of Letters of Credit and LC Documents in its possession at such time.

(c)

The obligation of each Lender to make payments to Agent for the account of Issuing Bank in connection with Issuing Bank’s payment under a Letter of Credit shall be absolute, unconditional and irrevocable, not subject to any counterclaim, setoff, qualification or exception whatsoever, and shall be made in accordance with this Agreement under all circumstances, irrespective of any lack of validity or unenforceability of any Loan Documents; any draft, certificate or other document presented under a Letter of Credit having been determined to be forged, fraudulent, noncompliant, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; any waiver by Issuing Bank of a requirement that exists for its protection (and not a Borrower’s protection) or that does not materially prejudice a Borrower; any honor of an electronic demand for payment even if a draft is required; any payment of an item presented after a Letter of Credit’s expiration date if authorized by the UCC or applicable customs or practices; or any setoff or defense that a Loan Party may have with respect to any Obligations.  Issuing Bank does not assume any responsibility for any failure or delay in performance or any breach by any Borrower or other Person of any obligations under any LC Documents.  Issuing Bank does not make to Lenders any express or implied warranty, representation or guaranty with respect to any Letter of Credit, Collateral, LC Document or Loan Party.  Issuing Bank shall not be responsible to any Lender for any recitals, statements, information, representations or warranties contained in, or for the execution, validity, genuineness, effectiveness or enforceability of any LC Documents; the validity, genuineness, enforceability, collectability, value or sufficiency of any Collateral or the perfection of any Lien therein; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party.

(d)

No Issuing Bank Indemnitee shall be liable to any Lender or other Person for any action taken or omitted to be taken in connection with any Letter of Credit or LC Document except as a result of its gross negligence or willful misconduct.  Issuing Bank may refrain from taking any action with respect to a Letter of Credit until it receives written instructions (and in its discretion, appropriate assurances) from the Lenders.

2.2.3.

Cash Collateral.  Subject to Section 2.1.5, if at any time (a) an Event of Default exists, (b) the Commitment Termination Date has occurred, or (c) the Revolver Termination Date is scheduled to occur within 20 Business Days, then Borrowers shall, at Issuing Bank’s or Agent’s request, Cash Collateralize all outstanding Letters of Credit.  Borrowers shall, at Issuing Bank’s or Agent’s request at any time, Cash Collateralize the Fronting Exposure of any Defaulting Lender.  If Borrowers fail to provide any Cash Collateral as required hereunder, Lenders may (and shall upon direction of Agent) advance, as Revolver Loans, the amount of Cash Collateral required (whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied).

2.2.4.

Resignation of Issuing Bank.  Issuing Bank may resign at any time upon notice to Agent and Borrowers.  From the effective date of such resignation, Issuing Bank shall have no obligation to issue, amend, renew, extend or otherwise modify any Letter of Credit, but shall continue to have all rights and other obligations of an Issuing Bank hereunder relating to any Letter of Credit issued by it prior to such date.  Agent shall promptly appoint a replacement Issuing Bank, which, as long as no Default or Event of Default exists, shall be reasonably acceptable to Borrowers.

SECTION 3.

INTEREST, FEES AND CHARGES

3.1.

Interest

.

3.1.1.

Rates and Payment of Interest

.

(a)

The Obligations shall bear interest (i) if a Base Rate Revolver Loan, at the Base Rate in effect from time to time, plus the Applicable Margin; (ii) if a LIBOR Revolver Loan, at LIBOR for the applicable Interest Period, plus the Applicable Margin; and (iii) if any other Obligation (including, to the extent permitted by law, interest not paid when due), at the Base Rate in effect from time to time, plus the Applicable Margin for Base Rate Revolver Loans.

(b)

During an Insolvency Proceeding with respect to any Borrower, or during any other Event of Default if Agent or Required Lenders in their discretion so elect, Obligations shall bear interest at the Default Rate (whether before or after any judgment).  Each Borrower acknowledges that the cost and expense to Agent and Lenders due to an Event of Default are difficult to ascertain and that the Default Rate is fair and reasonable compensation for this.

(c)

Interest shall accrue from the date a Revolver Loan is advanced or Obligation is incurred or payable, until paid in full by Borrowers.  Interest accrued on the Revolver Loans shall be due and payable in arrears, (i) on the first day of each month; (ii) on any date of prepayment, with respect to the principal amount of Revolver Loans being prepaid; and (iii) on the Commitment Termination Date.  Interest accrued on any other Obligations shall be due and payable as provided in the Loan Documents and, if no payment date is specified, shall be due and payable on demand.  Notwithstanding the foregoing, interest accrued at the Default Rate shall be due and payable on demand.

3.1.2.

Application of LIBOR to Outstanding Revolver Loans.

(a)

Borrowers may on any Business Day, subject to delivery of a Notice of Conversion/Continuation, elect to convert any portion of the Base Rate Revolver Loans to, or to continue any LIBOR Revolver Loan at the end of its Interest Period as, a LIBOR Revolver Loan.  During any Default or Event of Default, Agent may (and shall at the direction of Required Lenders) declare that no Revolver Loan may be made, converted or continued as a LIBOR Revolver Loan.

(b)

Whenever Borrowers desire to convert or continue Revolver Loans as LIBOR Revolver Loans, Borrower Agent shall give Agent a Notice of Conversion/Continuation, no later than 11:00 a.m. at least two Business Days before the requested conversion or continuation date.  Promptly after receiving any such notice, Agent shall notify each Lender thereof.  Each Notice of Conversion/Continuation shall be irrevocable, and shall specify the amount of Revolver Loans to be converted or continued, the conversion or continuation date (which shall be a Business Day), and the duration of the Interest Period (which shall be deemed to be 30 days if not specified).  If, upon the expiration of any Interest Period for any LIBOR Revolver Loan, Borrowers shall have failed to deliver a Notice of Conversion/Continuation, they shall be deemed to have elected to convert such Revolver Loan into a Base Rate Revolver Loan.  Agent does not warrant or accept responsibility for, nor shall it have any liability with respect to, administration, submission or any other matter related to any rate described in the definition of LIBOR.

3.1.3.

Interest Periods.  In connection with the making, conversion or continuation of any LIBOR Revolver Loans, Borrowers shall select an interest period (“Interest Period”) to apply, which interest period shall be 30, 60, 90 or 180 days (if available from all Lenders); provided, however, that:

(a)

the Interest Period shall begin on the date the Revolver Loan is made or continued as, or converted into, a LIBOR Revolver Loan, and shall expire on the numerically corresponding day in the calendar month at its end;

(b)

if any Interest Period begins on a day for which there is no corresponding day in the calendar month at its end or if such corresponding day falls after the last Business Day of such month, then the Interest Period shall expire on the last Business Day of such month; and if any Interest Period would otherwise expire on a day that is not a Business Day, the period shall expire on the next Business Day; and

(c)

no Interest Period shall extend beyond the Revolver Termination Date.

3.1.4.

Interest Rate Not Ascertainable.  If, due to any circumstance affecting the London interbank market, Agent determines that adequate and fair means do not exist for ascertaining LIBOR on any applicable date or that any Interest Period is not available on the basis provided herein, then Agent shall immediately notify Borrowers of such determination.  Until Agent notifies Borrowers that such circumstance no longer exists, the obligation of Lenders to make affected LIBOR Revolver Loans shall be suspended and no further Revolver Loans may be converted into or continued as such LIBOR Revolver Loans.

3.2.

Fees.

3.2.1.

Unused Line Fee.  Borrowers shall pay to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Unused Line Fee Rate times the amount by which the Revolver Commitments exceed the average daily Revolver Usage during any month.  Such fee shall be payable in arrears, on the first day of each month and on the Commitment Termination Date.

3.2.2.

LC Facility Fees.  Borrowers shall pay (a) to Agent, for the Pro Rata benefit of Lenders, a fee equal to the Applicable Margin in effect for LIBOR Revolver Loans times the average daily Stated Amount of Letters of Credit, which fee shall be payable monthly in arrears, on the first day of each month; (b) to Agent, for its own account, a fronting fee equal to 0.125% per annum on the Stated Amount of each Letter of Credit, which fee shall be payable monthly in arrears, on the first day of each month; and (c) to Issuing Bank, for its own account, all customary charges associated with the issuance, amending, negotiating, payment, processing, transfer and administration of Letters of Credit, which charges shall be paid as and when incurred.  During an Event of Default, the fee payable under clause (a) shall be increased by 2% per annum.

3.2.3.

Fee Letters.  Borrowers shall pay all fees set forth in the Fee Letter and any other fee letter executed in connection with this Agreement.

3.3.

Computation of Interest, Fees, Yield Protection.  All interest, as well as fees and other charges calculated on a per annum basis, shall be computed for the actual days elapsed, based on a year of 360 days.  Each determination by Agent of any interest, fees or interest rate hereunder shall be final, conclusive and binding for all purposes, absent manifest error.  All fees shall be fully earned when due and shall not be subject to rebate, refund or proration.  All fees payable under Section 3.2 are compensation for services and are not, and shall not be deemed to be, interest or any other charge for the use, forbearance or detention of money.  A certificate as to amounts payable by the Loan Parties under Section 3.4, 3.6, 3.7, 3.9 or 5.8, submitted to Borrower Agent by Agent or the affected Lender shall be final, conclusive and binding for all purposes, absent manifest error, and the Loan Parties shall pay such amounts to the appropriate party within 10 days following receipt of the certificate.

3.4.

Reimbursement Obligations.  The Loan Parties shall pay all Extraordinary Expenses promptly upon request.  The Loan Parties shall also reimburse Agent for all reasonable out-of-pocket legal, accounting, appraisal, consulting, and other fees, costs and expenses incurred by it in connection with (a) negotiation and preparation of any Loan Documents, including any amendment or other modification thereof; (b) administration of and actions relating to any Collateral, Loan Documents and transactions contemplated thereby, including any actions taken to perfect or maintain priority of Agent’s Liens on any Collateral, to maintain any insurance required hereunder or to verify Collateral; and (c) subject to the limits of Section 9.1.1(b), each inspection, audit or appraisal with respect to any Loan Party or Collateral, whether prepared by Agent’s personnel or a third party.  All legal, accounting and consulting fees shall be charged to the Loan Parties by Agent’s professionals at their full hourly rates, regardless of any alternative fee arrangements that Agent, any Lender or any of their Affiliates may have with such professionals that otherwise might apply to this or any other transaction.  The Loan Parties acknowledge that counsel may provide Agent with a benefit (such as a discount, credit or accommodation for other matters) based on counsel’s overall relationship with Agent, including fees paid hereunder.  If, for any reason (including inaccurate reporting in any Borrower Materials), it is determined that a higher Applicable Margin should have applied to a period than was actually applied, then the proper margin shall be applied retroactively and the Loan Parties shall immediately pay to Agent, for the ratable benefit of Lenders, an amount equal to the difference between the amount of interest and fees that would have accrued using the proper margin and the amount actually paid.  All amounts payable by the Loan Parties under this Section shall be due on demand.

3.5.

Illegality.  If any Lender determines that any Applicable Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund LIBOR Revolver Loans, or to determine or charge interest rates based upon LIBOR, or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by such Lender to Agent, any obligation of such Lender to make or continue LIBOR Revolver Loans or to convert Base Rate Revolver Loans to LIBOR Revolver Loans shall be suspended until such Lender notifies Agent that the circumstances giving rise to such determination no longer exist.  Upon delivery of such notice, Borrowers shall prepay or, if applicable, convert all LIBOR Revolver Loans of such Lender to Base Rate Revolver Loans, either on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such LIBOR Revolver Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such LIBOR Revolver Loans.  Upon any such prepayment or conversion, Borrowers shall also pay accrued interest on the amount so prepaid or converted.

3.6.

Inability to Determine Rates.  Agent will promptly notify Borrower Agent and Lenders if, in connection with any Revolver Loan or request for a Revolver Loan, (a) Agent determines that (i) Dollar deposits are not being offered to banks in the London interbank Eurodollar market for the applicable Revolver Loan amount or Interest Period, or (ii) adequate and reasonable means do not exist for determining LIBOR for the Interest Period; or (b) Agent or Required Lenders determine for any reason that LIBOR for the Interest Period does not adequately and fairly reflect the cost to Lenders of funding the Revolver Loan.  Thereafter, Lenders’ obligations to make or maintain affected LIBOR Revolver Loans and utilization of the LIBOR component (if affected) in determining Base Rate shall be suspended until Agent (upon instruction by Required Lenders) withdraws the notice.  Upon receipt of such notice, Borrower Agent may revoke any pending request for a LIBOR Revolver Loan or, failing that, will be deemed to have requested a Base Rate Revolver Loan.

3.7.

Increased Costs; Capital Adequacy.

3.7.1.

Increased Costs Generally.  If any Change in Law shall:

(a)

impose, modify or deem applicable any reserve, liquidity, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in LIBOR) or Issuing Bank;

(b)

subject any Recipient to Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes, and (iii) Connection Income Taxes) with respect to any Revolver Loan, Letter of Credit, Revolver Commitment or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c)

impose on any Lender, Issuing Bank or interbank market any other condition, cost or expense affecting any Revolver Loan, Letter of Credit, participation in LC Obligations, Revolver Commitment or Loan Document;

and the result thereof shall be to increase the cost to a Lender of making or maintaining any Revolver Loan or Revolver Commitment, or converting to or continuing any interest option for a Revolver Loan, or to increase the cost to a Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by a Lender or Issuing Bank hereunder (whether of principal, interest or any other amount) then, upon request of such Lender or Issuing Bank, Borrowers will pay to it such additional amount(s) as will compensate it for the additional costs incurred or reduction suffered.

3.7.2.

Capital Requirements.  If a Lender or Issuing Bank determines that a Change in Law affecting such Lender or Issuing Bank or any Lending Office of such Lender or such Lender’s or Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s,

Issuing Bank’s or holding company’s capital as a consequence of this Agreement, or such Lender’s or Issuing Bank’s Revolver Commitments, Revolver Loans, Letters of Credit or participations in LC Obligations or Revolver Loans, to a level below that which such Lender, Issuing Bank or holding company could have achieved but for such Change in Law (taking into consideration its policies with respect to capital adequacy), then from time to time Borrowers will pay to such Lender or Issuing Bank, as the case may be, such additional amounts as will compensate it or its holding company for the reduction suffered.

3.7.3.

Mandatory Costs.  If any Lender or Issuing Bank incurs Mandatory Costs attributable to any Obligation, Borrowers shall pay such Mandatory Costs to it from time to time and the payment amount shall be expressed as a percentage rate per annum on the applicable Obligation.

3.7.4.

LIBOR Revolver Loan Reserves.  If any Lender is required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits, Borrowers shall pay additional interest to such Lender on each LIBOR Revolver Loan equal to the costs of such reserves allocated to the Revolver Loan by the Lender (as determined by it in good faith, which determination shall be conclusive).  The additional interest shall be due and payable on each interest payment date for the Revolver Loan; provided, however, that if the Lender notifies Borrower Agent (with a copy to Agent) of the additional interest less than 10 days prior to the interest payment date, then such interest shall be payable 10 days after Borrower Agent’s receipt of the notice.

3.7.5.

Compensation.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of its right to demand such compensation, but the Loan Parties shall not be required to compensate a Lender or Issuing Bank for any increased costs or reductions suffered more than nine months (plus any period of retroactivity of the Change in Law giving rise to the demand) prior to the date that the Lender or Issuing Bank notifies Borrower Agent of the applicable Change in Law and of such Lender’s or Issuing Bank’s intention to claim compensation therefor.

3.8.

Mitigation.  If any Lender gives a notice under Section 3.5 or requests compensation under Section 3.7, or if the Loan Parties are required to pay any Indemnified Taxes or additional amounts with respect to a Lender under Section 5.8, then at the request of Borrower Agent, such Lender shall use reasonable efforts to designate a different Lending Office or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the judgment of such Lender, such designation or assignment (a) would eliminate the need for such notice or reduce amounts payable or to be withheld in the future, as applicable; and (b) would not subject the Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to it or unlawful.  The Loan Parties shall pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

3.9.

Funding Losses.  If for any reason (a) any Borrowing conversion or continuation of a LIBOR Revolver Loan does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (b) any repayment or conversion of a

LIBOR Revolver Loan occurs on a day other than the end of its Interest Period, (c) Borrowers fail to repay a LIBOR Revolver Loan when required hereunder, or (d) a Lender (other than a Defaulting Lender) is required to assign a LIBOR Revolver Loan prior to the end of its Interest Period pursuant to Section 12.4, then Borrowers shall pay to Agent its customary administrative charge and to each Lender all resulting losses and expenses, including loss of anticipated profits and any loss, expense or fee arising from redeployment of funds or termination of match funding.  For purposes of calculating amounts payable under this Section, each Lender shall be deemed to have funded a LIBOR Revolver Loan by a matching deposit or other borrowing in the London interbank market for a comparable amount and period, whether or not the Revolver Loan was in fact so funded.

3.10.

Maximum Interest.  Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by Applicable Law (“maximum rate”).  If Agent or any Lender shall receive interest in an amount that exceeds the maximum rate, the excess interest shall be applied to the principal of the Obligations or, if it exceeds such unpaid principal, refunded to Borrowers.  In determining whether the interest contracted for, charged or received by Agent or a Lender exceeds the maximum rate, such Person may, to the extent permitted by Applicable Law, (a) characterize any payment that is not principal as an expense, fee or premium rather than interest; (b) exclude voluntary prepayments and the effects thereof; and (c) amortize, prorate, allocate and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

SECTION 4.

LOAN ADMINISTRATION

4.1.

Manner of Borrowing and Funding Revolver Loans.

4.1.1.

Notice of Borrowing.

(a)

Whenever Borrowers desire funding of Revolver Loans, Borrower Agent shall give Agent a Notice of Borrowing.  Such notice must be received by Agent by 11:00 a.m. (i) on the requested funding date, in the case of Base Rate Revolver Loans, and (ii) at least two Business Days prior to the requested funding date, in the case of LIBOR Revolver Loans.  Notices received after such time shall be deemed received on the next Business Day.  Each Notice of Borrowing shall be irrevocable and shall specify (A) the amount of the Borrowing, (B) the requested funding date (which must be a Business Day), (C) whether the Borrowing is to be made as a Base Rate Revolver Loan or LIBOR Revolver Loan, and (D) in the case of a LIBOR Revolver Loan, the applicable Interest Period (which shall be deemed to be 30 days if not specified).

(b)

Unless payment is otherwise made by Borrowers, the becoming due of any Obligation (whether principal, interest, fees or other charges, including Extraordinary Expenses, LC Obligations, Cash Collateral and Secured Bank Product Obligations) shall be deemed to be a request for a Base Rate Revolver Loan on the due date, in the amount due and the Revolver Loan proceeds shall be disbursed as direct payment of such Obligation.  In addition, Agent may, at its option, charge such amount against any operating, investment or other account of a Borrower maintained with Agent or any of its Affiliates.

(c)

If a Borrower maintains a disbursement account with Agent or any of its Affiliates, then presentation for payment in the account of a Payment Item when there are insufficient funds to cover it shall be deemed to be a request for a Base Rate Revolver Loan on the presentation date, in the amount of the Payment Item.  Proceeds of the Revolver Loan may be disbursed directly to the account.

4.1.2.

Fundings by Lenders.  Except for Borrowings to be made as Swingline Loans, Agent shall endeavor to notify Lenders of each Notice of Borrowing (or deemed request for a Borrowing) by 1:00 p.m. on the proposed funding date for a Base Rate Revolver Loan or by 3:00 p.m. at least two Business Days before a proposed funding of a LIBOR Revolver Loan.  Each Lender shall fund its Pro Rata share of a Borrowing in immediately available funds not later than 3:00 p.m. on the requested funding date, unless Agent’s notice is received after the times provided above, in which case Lender shall fund its Pro Rata share by 11:00 a.m. on the next Business Day.  Subject to its receipt of such amounts from Lenders, Agent shall disburse the Borrowing proceeds as directed by Borrower Agent.  Unless Agent shall have received (in sufficient time to act) written notice from a Lender that it does not intend to fund its share of a Borrowing, Agent may assume that such Lender has deposited or promptly will deposit its share with Agent, and Agent may disburse a corresponding amount to Borrowers.  If a Lender’s share of a Borrowing or of a settlement under Section 4.1.3(b) is not received by Agent, then Borrowers agree to repay to Agent on demand the amount of such share, together with interest thereon from the date disbursed until repaid, at the rate applicable to the Borrowing.

4.1.3.

Swingline Loans; Settlement.

(a)

To fulfill any request for a Base Rate Revolver Loan hereunder, Agent may in its discretion advance Swingline Loans to Borrowers, up to an aggregate outstanding amount of $5,000,000.  Swingline Loans shall constitute Revolver Loans for all purposes, except that payments thereon shall be made to Agent for its own account until Lenders have funded their participations therein as provided below.

(b)

Settlement of Revolver Loans, including Swingline Loans, among Lenders and Agent shall take place on a date determined from time to time by Agent (but at least weekly), on a Pro Rata basis in accordance with the Settlement Report delivered by Agent to Lenders.  Between settlement dates, Agent may in its discretion apply payments on Revolver Loans to Swingline Loans, regardless of any designation by Borrowers or any provision herein to the contrary.  Each Lender hereby purchases, without recourse or warranty, an undivided Pro Rata participation in all Swingline Loans outstanding from time to time until settled.  If a Swingline Loan cannot be settled among Lenders, whether due to a Loan Party’s Insolvency Proceeding or for any other reason, each Lender shall pay the amount of its participation in the Revolver Loan to Agent, in immediately available funds, within one Business Day after Agent’s request therefor.  Lenders’ obligations to make settlements and to fund participations are absolute, irrevocable and unconditional, without offset, counterclaim or other defense, and whether or not the Revolver Commitments have terminated, an Overadvance exists or the conditions in Section 6 are satisfied.

4.1.4.

Notices.  Borrowers may request, convert or continue Revolver Loans, select interest rates and transfer funds based on telephonic or e-mailed instructions to Agent.  Borrowers shall confirm each such request by prompt delivery to Agent of a Notice of Borrowing or Notice of Conversion/Continuation, if applicable, but if it differs materially from the action taken by Agent or Lenders, the records of Agent and Lenders shall govern.  Neither Agent nor any Lender shall have any liability for any loss suffered by a Borrower as a result of Agent or any Lender acting upon its understanding of telephonic or e-mailed instructions from a person believed in good faith by Agent or any Lender to be a person authorized to give such instructions on a Borrower’s behalf.

4.2.

Defaulting Lender

.  Notwithstanding anything herein to the contrary:

4.2.1.

Reallocation of Pro Rata Share; Amendments.  For purposes of determining Lenders’ obligations or rights to fund, participate in or receive collections with respect to Revolver Loans and Letters of Credit (including existing Swingline Loans, Protective Advances and LC Obligations), Agent may in its discretion reallocate Pro Rata shares by excluding the Revolver Commitments and Revolver Loans of a Defaulting Lender from the calculation of such shares.  A Defaulting Lender shall have no right to vote on any amendment, waiver or other modification of a Loan Document, except as provided in Section 13.1.1(c).

4.2.2.

Payments; Fees.  Agent may, in its discretion, receive and retain any amounts payable to a Defaulting Lender under the Loan Documents, and a Defaulting Lender shall be deemed to have assigned to Agent such amounts until all Obligations owing to Agent, non-Defaulting Lenders and other Secured Parties have been paid in full.  Agent may use such amounts to cover the Defaulting Lender’s defaulted obligations, to Cash Collateralize such Lender’s Fronting Exposure, to readvance the amounts to Borrowers or to repay Obligations.  A Lender shall not be entitled to receive any fees accruing hereunder during the period in which it is a Defaulting Lender, and the unfunded portion of its Revolver Commitment shall be disregarded for purposes of calculating the unused line fee under Section 3.2.1.  If any LC Obligations owing to a Defaulted Lender are reallocated to other Lenders, fees attributable to such LC Obligations under Section 3.2.2 shall be paid to such Lenders.  Agent shall be paid all fees attributable to LC Obligations that are not reallocated.

4.2.3.

Status; Cure

.  Agent may determine in its discretion that a Lender constitutes a Defaulting Lender and the effective date of such status shall be conclusive and binding on all parties, absent manifest error.  Borrowers, Agent and Issuing Bank may agree in writing that a Lender has ceased to be a Defaulting Lender, whereupon Pro Rata shares shall be reallocated without exclusion of the reinstated Lender’s Revolver Commitments and Revolver Loans, and the Revolver Usage and other exposures under the Revolver Commitments shall be reallocated among Lenders and settled by Agent (with appropriate payments by the reinstated Lender, including payment of any breakage costs for reallocated LIBOR Revolver Loans) in accordance with the readjusted Pro Rata shares.  Unless expressly agreed by Borrowers, Agent and Issuing Bank, no reinstatement of a Defaulting Lender shall constitute a waiver or release of claims against such Lender.  The failure of any Lender to fund a Revolver Loan, to make a payment in respect of LC Obligations or otherwise to perform obligations hereunder shall not relieve any other Lender of its obligations under any Loan Document, and no Lender shall be responsible for default by another Lender.

4.3.

Number and Amount of LIBOR Revolver Loans; Determination of Rate

.  Each Borrowing of LIBOR Revolver Loans when made shall be in a minimum amount of $1,000,000, plus an increment of $100,000 in excess thereof. No more than 5 Borrowings of LIBOR Revolver Loans may be outstanding at any time, and all LIBOR Revolver Loans having the same length and beginning date of their Interest Periods shall be aggregated together and considered one Borrowing for this purpose. Upon determining LIBOR for any Interest Period requested by Borrowers, Agent shall promptly notify Borrowers thereof by telephone or electronically and, if requested by Borrowers, shall confirm any telephonic notice in writing.

4.4.

Borrower Agent

.  Each Borrower hereby designates Wausau Paper (“Borrower Agent”) as its representative and agent for all purposes under the Loan Documents, including requests for and receipt of Revolver Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, delivery of Borrower Materials, payment of Obligations, requests for waivers, amendments or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with Agent, Issuing Bank or any Lender.  Borrower Agent hereby accepts such appointment.  Agent and Lenders shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any Notice of Borrowing) delivered by Borrower Agent on behalf of any Borrower.  Agent and Lenders may give any notice or communication with a Borrower hereunder to Borrower Agent on behalf of such Borrower.  Each of Agent, Issuing Bank and Lenders shall have the right, in its discretion, to deal exclusively with Borrower Agent for all purposes under the Loan Documents.  Each Borrower agrees that any notice, election, communication, delivery, representation, agreement, action or undertaking on its behalf by Borrower Agent shall be binding upon and enforceable against it.

4.5.

One Obligation

.  The Revolver Loans, LC Obligations and other Obligations constitute one general obligation of Borrowers and are secured by Agent’s Lien on all Collateral; provided, however, that Agent and each Lender shall be deemed to be a creditor of, and the holder of a separate claim against, each Borrower to the extent of any Obligations jointly or severally owed by such Borrower.

4.6.

Effect of Termination

.  On the effective date of the termination of all Revolver Commitments, the Obligations shall be immediately due and payable, and each Secured Bank Product Provider may terminate its Bank Products.  Until Full Payment of the Obligations, all undertakings of Borrowers contained in the Loan Documents shall continue, and Agent shall retain its Liens in the Collateral and all of its rights and remedies under the Loan Documents.  Agent shall not be required to terminate its Liens unless it receives Cash Collateral or a written agreement, in each case satisfactory to it, protecting Agent and Lenders from dishonor or return of any Payment Item previously applied to the Obligations.  Sections 2.2, 3.4, 3.6, 3.7, 3.9, 5.4, 5.8, 5.9, 11, 13.2, this Section, and each indemnity or waiver given by a Loan Party or Lender in any Loan Document, shall survive Full Payment of the Obligations.

SECTION 5.

PAYMENTS

5.1.

General Payment Provisions.  All payments of Obligations shall be made in Dollars, without offset, counterclaim or defense of any kind, free and clear of (and without deduction for) any Taxes, and in immediately available funds, not later than 12:00 noon on the due date.  Any payment after such time shall be deemed made on the next Business Day.  Any payment of a LIBOR Revolver Loan prior to the end of its Interest Period shall be accompanied by all amounts due under Section 3.9.  Borrowers agree that Agent shall have the continuing, exclusive right to apply and reapply payments and proceeds of Collateral against the Obligations, in such manner as Agent deems advisable, but whenever possible, any prepayment of Revolver Loans shall be applied first to Base Rate Revolver Loans and then to LIBOR Revolver Loans.

5.2.

Repayment of Revolver Loans.  Revolver Loans shall be due and payable in full on the Revolver Termination Date, unless payment is sooner required hereunder.  Revolver Loans may be prepaid from time to time, without penalty or premium.  Subject to Section 2.1.5, if an Overadvance exists at any time, Borrowers shall, on the sooner of Agent’s demand or the first Business Day after any Borrower has knowledge thereof, repay Revolver Loans in an amount sufficient to reduce Revolver Usage to the Borrowing Base.  If any Disposition includes the Disposition of Accounts or Inventory, Borrowers shall apply Net Proceeds to repay Revolver Loans equal to the greater of (a) the net book value of such Accounts and Inventory, or (b) the reduction in the Borrowing Base resulting from the Disposition.

5.3.

Payment of Other Obligations.  Obligations other than Revolver Loans, including LC Obligations and Extraordinary Expenses, shall be paid by Borrowers as provided in the Loan Documents or, if no payment date is specified, on demand.

5.4.

Marshaling; Payments Set Aside.  None of Agent or Lenders shall be under any obligation to marshal any assets in favor of any Loan Party or against any Obligations.  If any payment by or on behalf of Borrowers is made to Agent, Issuing Bank or any Lender, or if Agent, Issuing Bank or any Lender exercises a right of setoff, and any of such payment or setoff is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by Agent, Issuing Bank or a Lender in its discretion) to be repaid to a trustee, receiver or any other Person, then the Obligation originally intended to be satisfied, and all Liens, rights and remedies relating thereto, shall be revived and continued in full force and effect as if such payment or setoff had not occurred.

5.5.

Application and Allocation of Payments.

5.5.1.

Application.  Payments made by the Loan Parties hereunder shall be applied (a) first, as specifically required hereby; (b) second, to Obligations then due and owing; (b) third, to other Obligations specified by Borrowers; and (c) fourth, as determined by Agent in its discretion.

5.5.2.

Post-Default Allocation.  Subject to the terms of the Intercreditor Agreements and notwithstanding anything in any Loan Document to the contrary, during an Event of Default, monies to be applied to the Obligations, whether arising from payments by the Loan Parties, realization on Collateral, setoff or otherwise, shall be allocated as follows:

(a)

first, to all fees, indemnification, costs and expenses, including Extraordinary Expenses, owing to Agent;

(b)

second, to all amounts owing to Agent on Swingline Loans, Protective Advances, and Revolver Loans and participations that a Defaulting Lender has failed to settle or fund;

(c)

third, to all amounts owing to Issuing Bank;

(d)

fourth, to all Obligations (other than Secured Bank Product Obligations) constituting fees, indemnification, costs or expenses owing to Lenders;

(e)

fifth, to all Obligations (other than Secured Bank Product Obligations) constituting interest;

(f)

sixth, to Cash Collateralize all LC Obligations;

(g)

seventh, to all Revolver Loans, and to Secured Bank Product Obligations arising under Hedge Agreements (including Cash Collateralization thereof) up to the amount of Reserves existing therefor;

(h)

eighth, to all other Secured Bank Product Obligations; and

(i)

last, to all remaining Obligations.

Amounts shall be applied to payment of each category of Obligations only after Full Payment of amounts payable from time to time under all preceding categories.  If amounts are insufficient to satisfy a category, they shall be paid ratably among outstanding Obligations in the category.  Monies and proceeds obtained from a Loan Party shall not be applied to its Excluded Swap Obligations, but appropriate adjustments shall be made with respect to amounts obtained from other Loan Parties to preserve the allocations in any applicable category.  Agent shall have no obligation to calculate the amount of any Secured Bank Product Obligation and may request a reasonably detailed calculation thereof from a Secured Bank Product Provider.  If the provider fails to deliver the calculation within five days following request, Agent may assume the amount is zero.  The allocations set forth in this Section are solely to determine the rights and priorities among Secured Parties, and may be changed by agreement of the affected Secured Parties, without the consent of any Loan Party.  This Section is not for the benefit of or enforceable by any Loan Party, and each Borrower irrevocably waives the right to direct the application of any payments or Collateral proceeds subject to this Section.

5.5.3.

Erroneous Application.  Agent shall not be liable for any application of amounts made by it in good faith and, if any such application is subsequently determined to have been made in error, the sole recourse of any Lender or other Person to which such amount should have been made shall be to recover the amount from the Person that actually received it (and, if such amount was received by a Secured Party, the Secured Party agrees to return it).

5.6.

Dominion Account.  The ledger balance in the main Dominion Account as of the end of a Business Day shall be applied to the Obligations at the beginning of the next Business Day, during any Dominion Trigger Period.  If a credit balance results from such application, it shall not accrue interest in favor of Borrowers and shall be made available to Borrowers as long as no Default or Event of Default exists.

5.7.

Account Stated.  Agent shall maintain, in accordance with its customary practices, loan account(s) evidencing the Debt of Borrowers hereunder.  Any failure of Agent to record anything in a loan account, or any error in doing so, shall not limit or otherwise affect the obligation of Borrowers to pay any amount owing hereunder.  Entries made in a loan account shall constitute presumptive evidence of the information contained therein.  If any information contained in a loan account is provided to or inspected by any Person, the information shall be conclusive and binding on such Person for all purposes absent manifest error, except to the extent such Person notifies Agent in writing within 30 days after receipt or inspection that specific information is subject to dispute.

5.8.

Taxes.

5.8.1.

Payments Free of Taxes; Obligation to Withhold; Tax Payment.

(a)

All payments of Obligations by the Loan Parties shall be made without deduction or withholding for any Taxes, except as required by Applicable Law.  If Applicable Law (as determined by Agent in its discretion) requires the deduction or withholding of any Tax from any such payment by Agent or a Loan Party, then Agent or such Loan Party shall be entitled to make such deduction or withholding based on information and documentation provided pursuant to Section 5.9.

(b)

If Agent or any Loan Party is required by the Code to withhold or deduct Taxes, including backup withholding and withholding taxes, from any payment, then (i) Agent shall pay the full amount that it determines is to be withheld or deducted to the relevant Governmental Authority pursuant to the Code, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

(c)

If Agent or any Loan Party is required by any Applicable Law other than the Code to withhold or deduct Taxes from any payment, then (i) Agent or such Loan Party, to the extent required by Applicable Law, shall timely pay the full amount to be withheld or deducted to the relevant Governmental Authority, and (ii) to the extent the withholding or deduction is made on account of Indemnified Taxes, the sum payable by the applicable Loan Party shall be increased as necessary so that the Recipient receives an amount equal to the sum it would have received had no such withholding or deduction been made.

5.8.2.

Payment of Other Taxes.  Without limiting the foregoing, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with Applicable Law, or at Agent’s option, timely reimburse Agent for payment of, any Other Taxes.

5.8.3.

Tax Indemnification.

(a)

Each Loan Party shall indemnify and hold harmless, on a joint and several basis, each Recipient against any Indemnified Taxes (including those imposed or asserted on or attributable to amounts payable under this Section) payable or paid by a Recipient or required to be withheld or deducted from a payment to a Recipient, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Loan Party shall indemnify and hold harmless Agent against any amount that a Lender or Issuing Bank fails for any reason to pay indefeasibly to Agent as required pursuant to this Section.  Each Loan Party shall make payment within 10 days after demand for any amount or liability payable under this Section.  A certificate as to the amount of such payment or liability delivered to a Loan Party by a Lender or Issuing Bank (with a copy to Agent), or by Agent on its own behalf or on behalf of any Recipient, shall be conclusive absent manifest error.

(b)

Each Lender and Issuing Bank shall indemnify and hold harmless, on a several basis, (i) Agent against any Indemnified Taxes attributable to such Lender or Issuing Bank (but only to the extent the Loan Parties have not already paid or reimbursed Agent therefor and without limiting the Loan Parties’ obligation to do so), (ii) Agent and the Loan Parties, as applicable, against any Taxes attributable to such Lender’s failure to maintain a Participant register as required hereunder, and (iii) Agent and the Loan Parties, as applicable, against any Excluded Taxes attributable to such Lender or Issuing Bank, in each case, that are payable or paid by Agent or a Loan Party in connection with any Obligations, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  Each Lender and Issuing Bank shall make payment within 10 days after demand for any amount or liability payable under this Section.  A certificate as to the amount of such payment or liability delivered to any Lender or Issuing Bank by Agent shall be conclusive absent manifest error.

5.8.4.

Evidence of Payments.  If Agent or a Loan Party pays any Taxes pursuant to this Section, then upon request, Agent shall deliver to Borrower Agent or Borrower Agent shall deliver to Agent, respectively, a copy of a receipt issued by the appropriate

Governmental Authority evidencing the payment, a copy of any return required by Applicable Law to report the payment, or other evidence of payment reasonably satisfactory to Agent or Borrower Agent, as applicable.

5.8.5.

Treatment of Certain Refunds.  Unless required by Applicable Law, at no time shall Agent have any obligation to file for or otherwise pursue on behalf of a Lender or Issuing Bank, nor have any obligation to pay to any Lender or Issuing Bank, any refund of Taxes withheld or deducted from funds paid for the account of a Lender or Issuing Bank.  If a Recipient determines in its discretion that it has received a refund of any Taxes as to which it has been indemnified by the Loan Parties or with respect to which a Loan Party has paid additional amounts pursuant to this Section, it shall pay the Loan Parties an amount equal to such refund (but only to the extent of indemnity payments made, or additional amounts paid, by the Loan Parties with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) incurred by such Recipient, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund), provided that the Loan Parties agree, upon request by the Recipient, to repay the amount paid over to the Loan Parties (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Recipient if the Recipient is required to repay such refund to the Governmental Authority.  Notwithstanding anything herein to the contrary, no Recipient shall be required to pay any amount to the Loan Parties if such payment would place the Recipient in a less favorable net after-Tax position than it would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid.  In no event shall Agent or any Recipient be required to make its tax returns (or any other information relating to its taxes that it deems confidential) available to any Loan Party or other Person.

5.8.6.

Survival.  Each party’s obligations under Sections 5.8 and 5.9 shall survive the resignation or replacement of Agent or any assignment of rights by or replacement of a Lender or Issuing Bank, the termination of the Revolver Commitments, and the repayment, satisfaction, discharge or Full Payment of any Obligations.

5.9.

Lender Tax Information.

5.9.1.

Status of Lenders.  Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments of Obligations shall deliver to Borrower Agent and Agent properly completed and executed documentation reasonably requested by Borrower Agent or Agent as will permit such payments to be made without or at a reduced rate of withholding.  In addition, any Lender, if reasonably requested by Borrower Agent or Agent, shall deliver such other documentation prescribed by Applicable Law or reasonably requested by Borrower Agent or Agent to enable them to determine whether such Lender is subject to backup withholding or information reporting requirements.  Notwithstanding the foregoing, such documentation (other than documentation described in Sections 5.9.2(a), (b) and (d)) shall not be required if a Lender reasonably believes delivery of the documentation would subject it to any material unreimbursed cost or expense or would materially prejudice its legal or commercial position.

5.9.2.

Documentation.  Without limiting the foregoing, if any Borrower is a U.S. Person,

(a)

Any Lender that is a U.S. Person shall deliver to Borrower Agent and Agent on or prior to the date on which such Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), executed originals of IRS Form W-9, certifying that such Lender is exempt from U.S. federal backup withholding Tax;

(b)

Any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon reasonable request of Borrower Agent or Agent), whichever of the following is applicable:

(i)

in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, executed originals of IRS Form W-8BEN establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty, and (y) with respect to other payments under the Loan Documents, IRS Form W-8BEN establishing an exemption from or reduction of U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(ii)

executed originals of IRS Form W-8ECI;

(iii)

in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate in form satisfactory to Agent to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Loan Party within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (“U.S. Tax Compliance Certificate”), and (y) executed originals of IRS Form W-8BEN; or

(iv)

to the extent a Foreign Lender is not the beneficial owner, executed originals of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, a U.S. Tax Compliance Certificate in form satisfactory to Agent, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate on behalf of each such direct and indirect partner;

(c)

any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to Borrower Agent and Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender hereunder (and from time to time thereafter upon the reasonable request of Borrower Agent or Agent), executed originals of any other form prescribed by Applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by Applicable Law to permit the Loan Parties and Agent to determine the withholding or deduction required to be made; and

(d)

if payment of an Obligation to a Lender would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code), such Lender shall deliver to Borrower Agent and Agent at the time(s) prescribed by law and otherwise as reasonably requested by Borrower Agent or Agent such documentation prescribed by Applicable Law (including Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower Agent or Agent as may be necessary for them to comply with their obligations under FATCA and to determine that such Lender has complied with its obligations under FATCA or to determine the amount to deduct and withhold from such payment.  Solely for purposes of this clause (d), “FATCA” shall include any amendments made to FATCA after the date hereof.

5.9.3.

Redelivery of Documentation.  If any form or certification previously delivered by a Lender pursuant to this Section expires or becomes obsolete or inaccurate in any respect, such Lender shall promptly update the form or certification or notify Borrower Agent and Agent in writing of its inability to do so.

5.10.

Nature and Extent of Each Borrower’s Liability.

5.10.1.

Joint and Several Liability.  Each Borrower and each other Loan Party agrees that it is jointly and severally liable for, and absolutely and unconditionally guarantees to Agent and Lenders the prompt payment and performance of, all Obligations, except its Excluded Swap Obligations.  Each Borrower and each other Loan Party agrees that its guaranty obligations hereunder constitute a continuing guaranty of payment and not of collection, that such obligations shall not be discharged until Full Payment of the Obligations, and that such obligations are absolute and unconditional, irrespective of (a) the genuineness, validity, regularity, enforceability, subordination or any future modification of, or change in, any Obligations or Loan Document, or any other document, instrument or agreement to which any Loan Party is or may become a party or be bound; (b) the absence of any action to enforce this Agreement (including this Section) or any other Loan Document, or any waiver, consent or indulgence of any kind by Agent or any Lender with respect thereto; (c) the existence, value or condition of, or failure to perfect a Lien or to preserve rights against, any security or guaranty for any Obligations or any action, or the absence of any action, by Agent or any Lender in respect thereof (including the release of any security or guaranty); (d) the insolvency of any Loan Party; (e) any election by Agent or any Lender in an Insolvency Proceeding for the application of Section 1111(b)(2) of the Bankruptcy Code; (f) any borrowing or grant of a Lien by any other Borrower, as debtor-in-possession under Section 364 of the Bankruptcy Code or otherwise; (g) the disallowance of any claims of Agent or any Lender against any Loan Party for the repayment of any Obligations under Section 502 of the Bankruptcy Code or otherwise; or (h) any other action or circumstances that might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor, except Full Payment of the Obligations.

5.10.2.

Waivers.

(a)

Each Loan Party expressly waives all rights that it may have now or in the future under any statute, at common law, in equity or otherwise, to compel Agent or Lenders to marshal assets or to proceed against any Loan Party, other Person or security for the payment or performance of any Obligations before, or as a condition to, proceeding against such Loan Party.  Each Loan Party waives all defenses available to a surety, guarantor or accommodation co-obligor other than Full Payment of Obligations and waives, to the maximum extent permitted by law, any right to revoke any guaranty of Obligations as long as it is a Loan Party.  It is agreed among each Loan Party, Agent and Lenders that the provisions of this Section 5.10 are of the essence of the transaction contemplated by the Loan Documents and that, but for such provisions, Agent and Lenders would decline to make Revolver Loans and issue Letters of Credit.  Each Loan Party acknowledges that its guaranty pursuant to this Section is necessary to the conduct and promotion of its business, and can be expected to benefit such business.

(b)

Agent and Lenders may, in their discretion, pursue such rights and remedies as they deem appropriate, including realization upon Collateral (including any Real Estate) by judicial foreclosure or nonjudicial sale or enforcement, without affecting any rights and remedies under this Section 5.10.  If, in taking any action in connection with the exercise of any rights or remedies, Agent or any Lender shall forfeit any other rights or remedies, including the right to enter a deficiency judgment against any Loan Party or other Person, whether because of any Applicable Laws pertaining to “election of remedies” or otherwise, each Loan Party consents to such action and waives any claim based upon it, even if the action may result in loss of any rights of subrogation that any Loan Party might otherwise have had.  Any election of remedies that results in denial or impairment of the right of Agent or any Lender to seek a deficiency judgment against any Loan Party shall not impair any other Loan Party’s obligation to pay the full amount of the Obligations.  Each Loan Party waives all rights and defenses arising out of an election of remedies, such as nonjudicial foreclosure with respect to any security for Obligations, even though that election of remedies destroys such Loan Party’s rights of subrogation against any other Person.  Agent may bid Obligations, in whole or part, at any foreclosure, trustee or other sale, including any private sale, and the amount of such bid need not be paid by Agent but shall be credited against the Obligations.  The amount of the successful bid at any such sale, whether Agent or any other Person is the successful bidder, shall be conclusively deemed to be the fair market value of the Collateral, and the difference between such bid amount and the remaining balance of the Obligations shall be conclusively deemed to be the amount of the Obligations guaranteed under this Section 5.10, notwithstanding that any present or future law or court decision may have the effect of reducing the amount of any deficiency claim to which Agent or any Lender might otherwise be entitled but for such bidding at any such sale.

5.10.3.

Extent of Liability; Contribution.

(a)

Notwithstanding anything herein to the contrary, each Loan Party’s liability under this Section 5.10 shall not exceed the greater of (i) all amounts for which such Loan Party is primarily liable, as described in clause (c) below, and (ii) such Loan Party’s Allocable Amount.

(b)

If any Loan Party makes a payment under this Section 5.10 of any Obligations (other than amounts for which such Loan Party is primarily liable) (a “Guarantor

Payment”) that, taking into account all other Guarantor Payments previously or concurrently made by any other Loan Party, exceeds the amount that such Loan Party would otherwise have paid if each Loan Party had paid the aggregate Obligations satisfied by such Guarantor Payments in the same proportion that such Loan Party’s Allocable Amount bore to the total Allocable Amounts of all the Loan Parties, then such Loan Party shall be entitled to receive contribution and indemnification payments from, and to be reimbursed by, each other Loan Party for the amount of such excess, ratably based upon their respective Allocable Amounts in effect immediately prior to such Guarantor Payment.  The “Allocable Amount” for any Loan Party shall be the maximum amount that could then be recovered from such Loan Party under this Section 5.10 without rendering such payment voidable under Section 548 of the Bankruptcy Code or under any applicable state fraudulent transfer or conveyance act, or similar statute or common law.

(c)

Section 5.10.3(a) shall not limit the liability of any Loan Party to pay or guarantee Revolver Loans made directly or indirectly to it (including Revolver Loans advanced hereunder to any other Person and then re-loaned or otherwise transferred to, or for the benefit of, such Loan Party), LC Obligations relating to Letters of Credit issued to support its business, Secured Bank Product Obligations incurred to support its business, and all accrued interest, fees, expenses and other related Obligations with respect thereto, for which such Loan Party shall be primarily liable for all purposes hereunder.  Agent and Lenders shall have the right, at any time in their discretion, to condition Revolver Loans and Letters of Credit upon a separate calculation of borrowing availability for each Loan Party and to restrict the disbursement and use of Revolver Loans and Letters of Credit to a Loan Party based on that calculation.

(d)

Each Loan Party that is a Qualified ECP when its guaranty of or grant of Lien as security for a Swap Obligation becomes effective hereby jointly and severally, absolutely, unconditionally and irrevocably undertakes to provide funds or other support to each Specified Loan Party with respect to such Swap Obligation as may be needed by such Specified Loan Party from time to time to honor all of its obligations under the Loan Documents in respect of such Swap Obligation (but, in each case, only up to the maximum amount of such liability that can be hereby incurred without rendering such Qualified ECP’s obligations and undertakings under this Section 5.10 voidable under any applicable fraudulent transfer or conveyance act).  The obligations and undertakings of each Qualified ECP under this Section shall remain in full force and effect until Full Payment of all Obligations.  Each Loan Party intends this Section to constitute, and this Section shall be deemed to constitute, a guarantee of the obligations of, and a “keepwell, support or other agreement” for the benefit of, each Loan Party for all purposes of the Commodity Exchange Act.

5.10.4.

Joint Enterprise.  Each Borrower has requested that Agent and Lenders make this credit facility available to Borrowers on a combined basis, in order to finance Borrowers’ business most efficiently and economically.  Borrowers’ business is a mutual and collective enterprise, and the successful operation of each Borrower is dependent upon the successful performance of the integrated group.  Borrowers believe that consolidation of their credit facility will enhance the borrowing power of each Borrower and ease administration of the facility, all to their mutual advantage.  Borrowers acknowledge that Agent’s and Lenders’ willingness to extend credit and to administer the Collateral on a combined basis hereunder is done solely as an accommodation to Borrowers and at Borrowers’ request.  Each other Loan

Party, as a direct or indirect owner or Subsidiary of one or more Borrowers shall receive substantial direct and indirect benefit from the consolidation of the credit facility of Borrowers.  All of the Loan Parties acknowledge and agree that Agent’s and Lenders’ willingness to extend credit to Borrowers and to administer the Collateral on a combined basis is conditioned on the foregoing agreement of the Loan Parties to be jointly and severally liable therefor.

5.10.5.

Subordination.  Each Loan Party hereby subordinates any claims, including any rights at law or in equity to payment, subrogation, reimbursement, exoneration, contribution, indemnification or set off, that it may have at any time against any other Loan Party, howsoever arising, to the Full Payment of its Obligations.

SECTION 6.

CONDITIONS PRECEDENT

6.1.

Conditions Precedent to Initial Revolver Loans.  In addition to the conditions set forth in Section 6.2, Lenders shall not be required to fund any requested Revolver Loan, issue any Letter of Credit, or otherwise extend credit to Borrowers hereunder, until the date (“Closing Date”) that each of the following conditions has been satisfied:

(a)

Each Loan Document (other than each Mortgage and any related Mortgaged Property Support Documents, which shall be received within the time specified in Section 9.1.17) shall have been duly executed and delivered to Agent by each of the signatories thereto, and each Loan Party shall be in compliance with all terms thereof.

(b)

Agent shall have received acknowledgments of all filings or recordations necessary to perfect its Liens in the Collateral such Liens having the priority set forth in the Intercreditor Agreements, as well as UCC and Lien searches and other evidence satisfactory to Agent that such Liens are the only Liens upon the Collateral, except Permitted Liens.

(c)

(i) Agent shall have received, in form and substance satisfactory to Agent, (x) flood hazard certificates and evidence of flood insurance, both as required by The National Flood Insurance Reform Act of 1994, as amended, and as required by Agent, and (y) the information required to be delivered pursuant to Schedule 8.1.20 and (ii) completed “Life-of-Loan” Federal Emergency Management Agency Standard Flood Hazard Determination with respect to each parcel of Real Estate that will be Mortgaged Property pursuant to the terms hereof (together with a notice about special flood hazard area status and flood disaster assistance duly executed by each Loan Party relating thereto).

(d)

Subject to Section 9.1.17, Agent shall have received duly executed agreements establishing each Dominion Account and related lockbox, in form and substance, and with financial institutions, satisfactory to Agent.

(e)

Agent shall have received certificates, in form and substance satisfactory to it, from a knowledgeable Senior Officer of Borrower Agent certifying that, after giving effect to the initial Revolver Loans and transactions hereunder, (i) each Loan Party is Solvent; (ii) no Default or Event of Default exists; (iii) the representations and warranties set forth in Section 8 are true and correct; and (iv) each Loan Party has complied with all agreements and conditions to be satisfied by it under the Loan Documents.

(f)

Agent shall have received a certificate of a duly authorized officer of each Loan Party, certifying (i) that attached copies of such Loan Party’s Organic Documents are true and complete, and in full force and effect, without amendment except as shown; (ii) that an attached copy of resolutions authorizing execution and delivery of the Loan Documents is true and complete, and that such resolutions are in full force and effect, were duly adopted, have not been amended, modified or revoked, and constitute all resolutions adopted with respect to this credit facility; (iii) to the title, name and signature of each Person authorized to sign the Loan Documents; and (iv) that attached copies of such Loan Party’s certificate(s) of good standing required be delivered pursuant to clause (h) below are true and complete, and in full force and effect.  Agent may conclusively rely on this certificate until it is otherwise notified by the applicable Loan Party in writing.

(g)

Agent shall have received a written opinion of Ruder Ware, L.L.S.C., as well as any local counsel to the Loan Parties or Agent (including, without limitation, New York, local counsel), in form and substance satisfactory to Agent.

(h)

Agent shall have received copies of the charter documents of each Loan Party, certified by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization.  Agent shall have received good standing certificates for each Loan Party, issued by the Secretary of State or other appropriate official of such Loan Party’s jurisdiction of organization and each jurisdiction where such Loan Party’s conduct of business or ownership of Property necessitates qualification.

(i)

Agent shall have received pdfs of the following along with evidence that the Term Loan Agent has received: (i) original stock certificates or other certificates evidencing the Pledged Equity, together with an undated stock (or equivalent) power for each such certificate duly executed in blank by the registered owner thereof (in each case, to the extent certificated) and (ii) each original promissory note pledged pursuant to the Security Documents, if any, together with an undated endorsement for each such promissory note duly executed in blank by the holder thereof.

(j)

Agent shall have received copies of policies or certificates of insurance for the insurance policies carried by the Loan Parties, together with endorsements naming Agent as lender’s loss payee and providing at least 30 days’ prior written notice of cancellation of such policies, all in compliance with the Loan Documents and in form and substance satisfactory to Agent.

(k)

Agent shall have completed its business, financial and legal due diligence of the Loan Parties, including a roll-forward of its previous field examination, with results satisfactory to Agent.  No material adverse change, in the opinion of Agent, in the business, assets, properties, operations, condition or prospects of any Loan Party or in the quality, quantity or value of any Collateral shall have occurred since December 31, 2013.

(l)

Borrowers shall have paid all fees and expenses to be paid to Agent and Lenders on the Closing Date (including, without limitation, the fees and expense of their legal counsel).

(m)

Agent shall have received a Borrowing Base Certificate prepared as of June 30, 2014.  Upon giving effect to the initial funding of Revolver Loans and issuance of Letters of Credit, and the payment by Borrowers of all fees and expenses incurred in connection herewith and in connection with the Term Loan Facility as well as any payables stretched beyond their customary payment practices, Availability shall be at least $40,000,000.

(n)

Agent shall have received evidence that the Term Loan Lenders have issued Term Loans in the aggregate principal amount of $175,000,000 to the Borrowers and an executed copy of the Term Loan Documents, together with a certificate of a Senior Officer of the Borrower Agent certifying that each such document is a true, correct, and complete copy thereof;

(o)

The Loan Parties shall provide satisfactory evidence to Agent that no action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental instrumentality that in Agent’s discretion (i) could reasonably be expected to result in a Material Adverse Effect; or (ii) could reasonably be expected to materially and adversely affect this Agreement or the transactions contemplated hereby.

(p)

Agent shall have received, in form and substance satisfactory to it (i) financial projections (prepared on a monthly basis for the twelve-month period following the Closing Date and annual projections for the term of this Agreement) of the Loan Parties and their Subsidiaries evidencing the Loan Parties’ ability to comply with the financial covenants set forth in Section 9.3 hereof (ii) interim financial statements for the Loan Parties and their Subsidiaries as of a date not more than 30 days prior to the Closing Date.

(q)

Agent shall be satisfied with each Loan Party’s capital structure and Debt as of the Closing Date, including Agent’s receipt of satisfactory evidence that each Loan Party is adequately capitalized, that the fair saleable value of each Loan Party’s assets exceeds its liabilities on the Closing Date and that each Loan Party has sufficient working capital to pay its debts as they become due.

(r)

Agent shall have received satisfactory evidence that each Loan Party has received all governmental and third party consents and approvals as shall be necessary in connection with this Agreement and the Term Loan Facility and the transactions contemplated hereby and thereby.

(s)

Agent shall have received satisfactory evidence (including, without limitation, a payoff letter) that the Existing Credit Agreement and the Existing Note Purchase Agreement have been, or concurrently with the Closing Date are being, terminated (other than the Existing Letter of Credit) and all Liens securing obligations under the Existing Credit Agreement and the Existing Note Purchase Agreement, if any, have been, or concurrently with the Closing Date are being, released.

(t)

Agent’s shall have received a satisfactory appraisal of each Borrower’s Inventory.

(u)

Agent shall be satisfied with all environmental aspects relating to the Loan Parties, including, without limitation, documents indicating compliance with all applicable federal and state Environmental Laws and all environmental reports as may be required by Agent.

(v)

Agent shall have received evidence of the Satisfactory Settlement.

6.2.

Conditions Precedent to All Credit Extensions.  Agent, Issuing Bank and Lenders shall not be required to fund any Revolver Loans, arrange for issuance of any Letters of Credit or grant any other accommodation to or for the benefit of Borrowers, unless the following conditions are satisfied:

(a)

No Default or Event of Default shall exist at the time of, or result from, such funding, issuance or grant;

(b)

The representations and warranties of each Loan Party in the Loan Documents shall be true and correct on the date of, and upon giving effect to, such funding, issuance or grant (except for representations and warranties that expressly relate to an earlier date);

(c)

All conditions precedent in any other Loan Document shall be satisfied;

(d)

No event shall have occurred or circumstance exist that has or could reasonably be expected to have a Material Adverse Effect; and

(e)

With respect to issuance of a Letter of Credit, the LC Conditions shall be satisfied.

Each request (or deemed request) by Borrowers for funding of a Revolver Loan, issuance of a Letter of Credit or grant of an accommodation shall constitute a representation by Borrowers that the foregoing conditions are satisfied on the date of such request and on the date of such funding, issuance or grant.  As an additional condition to any funding, issuance or grant, Agent shall have received such other information, documents, instruments and agreements as it deems appropriate in connection therewith.

SECTION 7.

COLLATERAL ADMINISTRATION

7.1.

Borrowing Base Certificates.  By the 15th day of each month, Borrowers shall deliver to Agent (and Agent shall promptly deliver same to Lenders) a Borrowing Base Certificate prepared as of the close of business of the previous month, and at such other times as Agent may request; provided, that, notwithstanding the foregoing, during any Reporting Trigger Period, Borrower Agent shall deliver such Borrowing Base Certificates prepared as of the close of business each previous Friday, not later than the following Wednesday after each such Friday.  All calculations of Availability in any Borrowing Base Certificate shall originally be made by

Borrowers and certified by a Senior Officer, provided that Agent may from time to time review and adjust any such calculation (a) to reflect its reasonable estimate of declines in value of any ABL Priority Collateral, due to collections received in the Dominion Account or otherwise; (b) to adjust advance rates to reflect changes in dilution, quality, mix and other factors affecting ABL Priority Collateral; and (c) to the extent the calculation is not made in accordance with this Agreement or does not accurately reflect the Availability Reserve.

7.2.

Administration of Accounts.

7.2.1.

Records and Schedules of Accounts.  Each Loan Party shall keep accurate and complete records of its Accounts, including all payments and collections thereon, and shall submit to Agent sales, collection, reconciliation and other reports in form satisfactory to Agent, on such periodic basis as Agent may request.  Each Loan Party shall also provide to Agent, on or before the 15th day of each month, a detailed aged trial balance of all Accounts as of the end of the preceding month, specifying each Account’s Account Debtor name and address, amount, invoice date and due date, showing any discount, allowance, credit, authorized return or dispute, and including such proof of delivery, copies of invoices and invoice registers, copies of related documents, repayment histories, status reports and other information as Agent may reasonably request.  If Accounts in an aggregate face amount of $250,000 or more cease to be Eligible Accounts, the Loan Parties shall notify Agent of such occurrence promptly (and in any event within one Business Day) after any Loan Party has knowledge thereof.  Upon the reasonable request of any Lender, Agent shall provide such Lender with copies of any documentation delivered to Agent pursuant to Section 7.2.

7.2.2.

Taxes. If an Account of any Loan Party includes a charge for any Taxes, Agent is authorized, in its discretion, to pay the amount thereof to the proper taxing authority for the account of such Loan Party and to charge the Loan Parties therefor; provided, however, that neither Agent nor Lenders shall be liable for any Taxes that may be due from the Loan Parties or with respect to any Collateral.

7.2.3.

Account Verification.  Whether or not a Default or Event of Default exists, Agent shall have the right at any time, in the name of Agent, any designee of Agent or any Loan Party, to verify the validity, amount or any other matter relating to any Accounts of the Loan Parties by mail, telephone or otherwise.  The Loan Parties shall cooperate fully with Agent in an effort to facilitate and promptly conclude any such verification process.  Notwithstanding the foregoing, if no Default or Event of Default exists, Agent shall be limited to conducting no more than three such verifications of Accounts in any Loan Year.

7.2.4.

Maintenance of Dominion Account.  Each Loan Party shall maintain each of its Dominion Accounts pursuant to lockbox or other arrangements acceptable to Agent.  Subject to Section 9.1.17, each Loan Party shall obtain a Deposit Account Control Agreement from each lockbox servicer and Dominion Account bank, establishing Agent’s control over and Lien in the lockbox or Dominion Account, which may be exercised by Agent during any Dominion Trigger Period, requiring immediate deposit of all remittances received in the lockbox to a Dominion Account, and waiving offset rights of such servicer or bank, except for customary administrative charges.  If a Dominion Account is not maintained with Bank of America, Agent may, during any Dominion Trigger Period, require immediate transfer of all funds in such account to a Dominion Account maintained with Bank of America.  Agent and Lenders assume no responsibility to the Loan Parties for any lockbox arrangement or Dominion Account, including any claim of accord and satisfaction or release with respect to any Payment Items accepted by any bank.

7.2.5.

Proceeds of Collateral

.  Each Loan Party shall request in writing and otherwise take all necessary steps to ensure that all payments on Accounts or otherwise relating to ABL Priority Collateral are made directly to a Dominion Account (or a lockbox relating to a Dominion Account).  If any Loan Party or Subsidiary receives cash or Payment Items with respect to any ABL Priority Collateral, it shall hold same in trust for Agent and promptly (not later than the next Business Day) deposit same into a Dominion Account.

7.3.

Inventory.

7.3.1.

Records and Reports of Inventory.  Each Loan Party shall keep accurate and complete records of its Inventory, including costs and daily withdrawals and additions, and shall submit to Agent inventory and reconciliation reports in form satisfactory to Agent, on such periodic basis as Agent may request.  Each Loan Party shall conduct a physical inventory at least once per calendar year (and on a more frequent basis if requested by Agent when an Event of Default exists) and periodic Inventory counts consistent with historical practices, and shall provide to Agent a report based on each such inventory and count promptly upon completion thereof, together with such supporting information as Agent may request.  Agent may participate in and observe each physical count.

7.3.2.

Returns of Inventory.  No Loan Party shall return any Inventory to a supplier, vendor or other Person, whether for cash, credit or otherwise, unless (a) such return is in the Ordinary Course of Business; (b) no Default, Event of Default or Overadvance exists or would result therefrom; (c) Agent is promptly notified if the aggregate Value of all Inventory returned in any month exceeds $500,000; and (d) any payment received by a Loan Party for a return is promptly remitted to Agent for application to the Obligations.

7.3.3.

Acquisition, Sale and Maintenance.  No Loan Party shall acquire or accept any Inventory on consignment or approval, and shall take all steps to assure that all Inventory is produced in accordance with Applicable Law, including the FLSA.  No Loan Party shall sell any Inventory on consignment or approval or any other basis under which the customer may return or require a Loan Party to repurchase such Inventory.  The Loan Parties shall use, store and maintain all Inventory with reasonable care and caution, in accordance with applicable standards of any insurance and in conformity with all Applicable Law, and shall make current rent payments (within applicable grace periods provided for in leases) at all locations where any Collateral is located.

7.4.

Deposit Accounts

Schedule 7.4 sets forth all Deposit Accounts maintained by the Loan Parties, including all Dominion Accounts.  Each Loan Party shall take all actions necessary to establish Agent’s control of each such Deposit Account (other than an account exclusively used for payroll, payroll taxes or employee benefits, or an account containing not more than $10,000 at any time).  Each Loan Party shall be the sole account holder of each Deposit Account and shall not allow any other Person (other than Agent) to have control over a Deposit Account or any Property deposited therein.  Each Loan Party shall promptly notify Agent of any opening or closing of a Deposit Account and, with the consent of Agent, will amend Schedule 7.4 to reflect same.

7.5.

General Provisions.

7.5.1.

Location of Collateral.  All tangible items of Collateral, other than Inventory in transit, shall at all times be kept by the Loan Parties at the business locations set forth, as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 9.1.2, in Schedule 7.5.1, except that the Loan Parties may (a) make sales or other Dispositions of Collateral in accordance with Section 9.2.6; and (b) move Collateral to another location in the United States, upon 30 Business Days prior written notice to Agent.

7.5.2.

Insurance of Collateral; Condemnation Proceeds.

(a)

Each Loan Party shall maintain insurance with respect to the Collateral, covering casualty, hazard, theft, malicious mischief, flood and other risks, in amounts, with endorsements and with insurers (with a Best rating of at least A, unless otherwise approved by Agent in its discretion) satisfactory to Agent.  All proceeds, to the extent arising out of the ABL Priority Collateral, under each policy shall be payable to Agent.  From time to time upon request, the Loan Parties shall deliver to Agent the originals or certified copies of its insurance policies and updated flood plain searches.  Unless Agent shall agree otherwise, each policy shall include satisfactory endorsements (i) showing Agent as loss payee; (ii) requiring 30 days prior written notice to Agent in the event of cancellation of the policy for any reason whatsoever; and (iii) specifying that the interest of Agent shall not be impaired or invalidated by any act or neglect of any Loan Party or the owner of the Property, nor by the occupation of the premises for purposes more hazardous than are permitted by the policy.  If any Loan Party fails to provide and pay for any insurance, Agent may, at its option, but shall not be required to, procure the insurance and charge the Loan Parties therefor.  Each Loan Party agrees to deliver to Agent, promptly as rendered, copies of all reports made to insurance companies.  While no Event of Default exists, the Loan Parties may settle, adjust or compromise any insurance claim, as long as the proceeds, to the extent arising out of the ABL Priority Collateral, are delivered to Agent.  If an Event of Default exists, only Agent shall be authorized to settle, adjust and compromise such claims related to the ABL Priority Collateral.

(b)

Any proceeds of insurance (other than proceeds from workers’ compensation or D&O insurance) and any awards arising from condemnation of any ABL Priority Collateral shall be paid to Agent.  Any such proceeds or awards that relate to the ABL Priority Collateral shall be applied to payment of the Revolver Loans, and then to other Obligations.

7.5.3.

Protection of Collateral.  All expenses of protecting, storing, warehousing, insuring, handling, maintaining and shipping any Collateral, all Taxes payable with respect to any Collateral (including any sale thereof), and all other payments required to be made by Agent to any Person to realize upon any Collateral, shall be borne and paid by the Loan Parties.  Agent shall not be liable or responsible in any way for the safekeeping of any Collateral, for any loss or damage thereto (except for reasonable care in its custody while Collateral is in Agent’s actual possession), for any diminution in the value thereof, or for any act or default of any warehouseman, carrier, forwarding agency or other Person whatsoever, but the same shall be at the Loan Parties’ sole risk.

7.5.4.

Defense of Title.  Each Loan Party shall defend its title to Collateral and Agent’s Liens therein against all Persons, claims and demands, except Permitted Liens.

7.6.

Power of Attorney.  Each Loan Party hereby irrevocably constitutes and appoints Agent (and all Persons designated by Agent) as such Loan Party’s true and lawful attorney (and agent-in-fact) for the purposes provided in this Section.  Agent, or Agent’s designee, may, without notice and in either its or a Loan Party’s name, but at the cost and expense of the Loan Parties:

(a)

Endorse a Loan Party’s name on any Payment Item or other proceeds of Collateral (including proceeds of insurance) that come into Agent’s possession or control; and

(b)

During an Event of Default, (i) notify any Account Debtors of the assignment of their Accounts, demand and enforce payment of Accounts by legal proceedings or otherwise, and generally exercise any rights and remedies with respect to Accounts; (ii) settle, adjust, modify, compromise, discharge or release any Accounts or other Collateral, or any legal proceedings brought to collect Accounts or Collateral; (iii) sell or assign any Accounts and other Collateral upon such terms, for such amounts and at such times as Agent deems advisable; (iv) collect, liquidate and receive balances in Deposit Accounts or investment accounts, and take control, in any manner, of proceeds of Collateral; (v) prepare, file and sign a Loan Party’s name to a proof of claim or other document in a bankruptcy of an Account Debtor, or to any notice, assignment or satisfaction of Lien or similar document; (vi) receive, open and dispose of mail addressed to a Loan Party, and notify postal authorities to deliver any such mail to an address designated by Agent; (vii) endorse any Chattel Paper, Document, Instrument, bill of lading, or other document or agreement relating to any Accounts, Inventory or other Collateral; (viii) use a Loan Party’s stationery and sign its name to verifications of Accounts and notices to Account Debtors; (ix) use information contained in any data processing, electronic or information systems relating to Collateral; (x) make and adjust claims under insurance policies; (xi) take any action as may be necessary or appropriate to obtain payment under any letter of credit, banker’s acceptance or other instrument for which a Loan Party is a beneficiary; and (xii) take all other actions as Agent deems appropriate to fulfill any Loan Party’s obligations under the Loan Documents.

SECTION 8.

REPRESENTATIONS AND WARRANTIES

8.1.

General Representations and Warranties.  To induce Agent and Lenders to enter into this Agreement and to make available the Revolver Commitments, Revolver Loans and Letters of Credit, each Loan Party represents and warrants that:

8.1.1.

Existence, Qualification and Power.  Each Loan Party and each of its Subsidiaries (a) is duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all requisite governmental licenses, authorizations, consents and approvals to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, and (c) is duly qualified and is licensed and, as applicable, in good standing under the Applicable Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license; except in each case referred to in clause (b)(i) or (c), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.  The copy of the Organic Documents of each Loan Party provided to Agent pursuant to the terms of this Agreement is a true and correct copy of each such document, each of which is valid and in full force and effect.

8.1.2.

Authorization; No Contravention.  The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Person’s Organic Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which such Person is a party or affecting such Person or the properties of such Person or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Applicable Law.

8.1.3.

Governmental Authorization; Other Consents.  No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery or performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Security Documents, (c) the perfection or maintenance of the Liens created under the Security Documents (including having the priority set forth in the ABL/Term Loan Intercreditor Agreement) or (d) the exercise by Agent or any Lender of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Security Documents, other than (i) authorizations, approvals, actions, notices and filings which have been duly obtained and (ii) filings to perfect the Liens created by the Security Documents.

8.1.4.

Binding Effect.  This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by each Loan Party that is party thereto.  This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principals of equity.

8.1.5.

Capital Structure; Loan Parties.

(a)

Schedule 8.1.5(a) shows, as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 9.1.2, for each Loan Party and Subsidiary, its name, jurisdiction of organization, authorized and issued Equity Interests, and, solely with respect to each Subsidiary, holders of the Subsidiary’s Equity Interests, and agreements binding on such holders with respect to such Subsidiary’s Equity Interests.  Except as disclosed on Schedule 8.1.5(a), in the five years preceding the Closing Date, no Loan Party or Subsidiary has acquired substantially all the assets of any other Person or been the surviving entity in a merger or combination.  Each Loan Party has good title to its Equity Interests in its Subsidiaries, subject only to Agent’s Lien and the Term Loan Agent’s Lien, and all such Equity Interests are duly issued, fully paid and non-assessable.  Except with respect to certain compensatory grants under Wausau Paper’s stock incentive plans, there are no outstanding purchase options, warrants, subscription rights, agreements to issue or sell, convertible interests, phantom rights or powers of attorney relating to Equity Interests of any Loan Party or Subsidiary.

(b)

Set forth on Schedule 8.1.5(b) is a complete and accurate list of all Loan Parties, showing as of the Closing Date, or as of the last date such Schedule was required to be updated in accordance with Section 9.1.2, (as to each Loan Party) (i) the exact legal name, (ii) any former legal names of such Loan Party in the four (4) months prior to the Closing Date, (iii) the jurisdiction of its incorporation or organization, as applicable, (iv) the type of organization, (v) the jurisdictions in which such Loan Party is qualified to do business, (vi) the address of its chief executive office, (vii) the address of its principal place of business, (viii) its U.S. federal taxpayer identification number or, in the case of any non-U.S. Loan Party that does not have a U.S. taxpayer identification number, its unique identification number issued to it by the jurisdiction of its incorporation or organization, (ix) the organization identification number, (x) ownership information (e.g. publicly held or if private or partnership, the owners and partners of each of the Loan Parties) and (xi) the industry or nature of business of such Loan Party

8.1.6.

Title to Properties; Priority of Liens.  Each Loan Party and Subsidiary has good and marketable title to (or valid leasehold interests in) all of its Real Estate, and good title to all of its personal Property, including all Property reflected in any financial statements delivered to Agent or Lenders, in each case free of Liens except Permitted Liens.  Each Loan Party and Subsidiary has paid and discharged all lawful claims that, if unpaid, could become a Lien on its Properties, other than Permitted Liens.  All Liens of Agent in the ABL Priority Collateral are duly perfected, first priority Liens and all Liens of Agent in the Term Loan Priority Collateral are duly perfected Liens having the priority set forth in the Intercreditor Agreements, in each case, subject only to Permitted Liens that are expressly allowed to have priority over Agent’s Liens.

8.1.7.

Accounts.  Agent may rely, in determining which Accounts are Eligible Accounts, on all statements and representations made by the Loan Parties with respect thereto.  Each Loan Party warrants, with respect to each Account at the time it is shown as an Eligible Account in a Borrowing Base Certificate, that:

(a)

it is genuine and in all respects what it purports to be, and is not evidenced by a judgment;

(b)

it arises out of a completed, bona fide sale and delivery of goods in the Ordinary Course of Business, and substantially in accordance with any purchase order, contract or other document relating thereto;

(c)

it is for a sum certain, maturing as stated in the invoice covering such sale, a copy of which has been furnished or is available to Agent on request;

(d)

it is not subject to any offset, Lien (other than Agent’s Lien and Term Loan Agent’s Lien), deduction, defense, dispute, counterclaim or other adverse condition except as arising in the Ordinary Course of Business and disclosed to Agent; and it is absolutely owing by the Account Debtor, without contingency in any respect;

(e)

no purchase order, agreement, document or Applicable Law restricts assignment of the Account to Agent (regardless of whether, under the UCC, the restriction is ineffective), and the applicable Loan Party is the sole payee or remittance party shown on the invoice;

(f)

no extension, compromise, settlement, modification, credit, deduction or return has been authorized with respect to the Account, except discounts or allowances granted in the Ordinary Course of Business for prompt payment that are reflected on the face of the invoice related thereto and in the reports submitted to Agent hereunder; and

(g)

to the best of the Loan Parties’ knowledge, (i) there are no facts or circumstances that are reasonably likely to impair the enforceability or collectability of such Account; (ii) the Account Debtor had the capacity to contract when the Account arose, continues to meet the applicable Loan Party’s customary credit standards, is Solvent, is not contemplating or subject to an Insolvency Proceeding, and has not failed, or suspended or ceased doing business; and (iii) there are no proceedings or actions threatened or pending against any Account Debtor that could reasonably be expected to have a material adverse effect on the Account Debtor’s financial condition.

8.1.8.

Financial Statements.  The consolidated and consolidating balance sheets, and related statements of income, cash flow and shareholders equity, of the Loan Parties and Subsidiaries that have been and are hereafter delivered to Agent and Lenders, are prepared in accordance with GAAP, and fairly present the financial positions and results of operations of the Loan Parties and Subsidiaries at the dates and for the periods indicated.  All projections delivered from time to time to Agent and Lenders have been prepared in good faith, based on reasonable assumptions in light of the circumstances at such time.  Since December 31, 2013, there has been no change in the condition, financial or otherwise, of any Loan Party or Subsidiary that could reasonably be expected to have a Material Adverse Effect.  No financial statement delivered to Agent or Lenders at any time contains any untrue statement of a material fact, nor fails to disclose any material fact necessary to make such statement not materially misleading.  Each Loan Party and Subsidiary is Solvent.

8.1.9.

Surety Obligations.  No Loan Party or Subsidiary is obligated as surety or indemnitor under any bond or other contract that assures payment or performance of any obligation of any Person, except as permitted hereunder.

8.1.10.

Taxes.  Each Loan Party and its Subsidiaries have filed all federal, state and other material tax returns and reports required to be filed, and have paid all federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP.  There is no proposed tax assessment against any Loan Party or any Subsidiary that would, if made, have a Material Adverse Effect, nor is there any tax sharing agreement applicable to any Loan Party or any Subsidiary. The filing and recording of any and all documents required to perfect the security interests granted to Agent (for the ratable benefit of the Secured Parties) will not result in any documentary, stamp or other taxes.

8.1.11.

Brokers.  There are no brokerage commissions, finder’s fees or investment banking fees payable in connection with any transactions contemplated by the Loan Documents.

8.1.12.

Intellectual Property; Licenses, Etc.  Each Loan Party and each of its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person.  To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by any Loan Party or any of its Subsidiaries infringes upon any rights held by any other Person.  No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, which, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

8.1.13.

Governmental Approvals.  Each Loan Party and Subsidiary has, is in compliance with, and is in good standing with respect to, all Governmental Approvals necessary to conduct its business and to own, lease and operate its Properties.  All necessary import, export or other licenses, permits or certificates for the import or handling of any goods or other Collateral have been procured and are in effect, and the Loan Parties and Subsidiaries have complied with all foreign and domestic laws with respect to the shipment and importation of any goods or Collateral, except where noncompliance could not reasonably be expected to have a Material Adverse Effect.

8.1.14.

Compliance with Laws.  Each Loan Party and each Subsidiary thereof is in compliance with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.  No Inventory has been produced in violation of the FLSA.

8.1.15.

Environmental Compliance.

(a)

The Loan Parties and their respective Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Loan Parties have reasonably concluded that such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(b)

None of the properties currently owned or operated by any Loan Party or any of its Subsidiaries is listed or proposed for listing on the NPL or on the CERCLIS or any analogous foreign, state or local list or is adjacent to any such property; there are no and never have been any underground or above-ground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of the knowledge of the Loan Parties, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries, except, in each case, as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(c)

Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law that could reasonably be expected to result in material liability to any Loan Party or any of its Subsidiaries; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in material liability to any Loan Party or any of its Subsidiaries.

8.1.16.

Burdensome Contracts.  No Loan Party or Subsidiary is a party or subject to any contract, agreement or charter restriction that could reasonably be expected to have a Material Adverse Effect.  No Loan Party or Subsidiary is party or subject to any Restrictive Agreement, except the Term Loan Documents and as shown on Schedule 8.1.16.  No such Restrictive Agreement prohibits the execution, delivery or performance of any Loan Document by a Loan Party.

8.1.17.

Litigation.  There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Loan Parties after due and diligent investigation, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against any Loan Party or any Subsidiary or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document or any of the transactions contemplated hereby, or (b) either individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

8.1.18.

No Defaults.  Neither any Loan Party nor any Subsidiary thereof is in default under or with respect to, or a party to, any Contractual Obligation that could, either individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.  No Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

8.1.19.

ERISA.

(a)

Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other Applicable Laws.  Each Pension Plan that is intended to be a qualified plan under Section 401(a) of the Code has received a favorable determination letter or is subject to a favorable opinion letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter is currently being processed by the IRS.  To the best knowledge of the Loan Parties, nothing has occurred that would prevent or cause the loss of such tax-qualified status.

(b)

There are no pending or, to the best knowledge of the Loan Parties, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.  There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)

(i) Other than Wausau Paper’s cessation of operations at its Brokaw, Wisconsin facility on February 10, 2012, no ERISA Event has occurred, and no Loan Party nor any ERISA Affiliate is aware of any fact, event or circumstance that could reasonably be expected to constitute or result in an ERISA Event with respect to any Pension Plan or Multiemployer Plan; (ii) as of the most recent valuation date for any Pension Plan, the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) is 60% or higher and no Loan Party nor any ERISA Affiliate knows of any facts or circumstances that could reasonably be expected to cause the funding target attainment percentage for any such plan to drop below 60% as of the most recent valuation date; (iii) no Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums or with respect to the Pensions Matter, and there are no premium payments which have become due that are unpaid; (iv) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Section 4069 or Section 4212(c) of ERISA; (v) no Pension Plan has been terminated by the plan administrator thereof nor by the PBGC, and no event or circumstance has occurred or exists that could reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Pension Plan (other than with respect to the Pensions Matter); and (vi) no PBGC Enforcement Action has occurred.

(d)

Neither any Loan Party nor any ERISA Affiliate maintains or contributes to, or has any unsatisfied obligation to contribute to, or liability under, any active or terminated Pension Plan other than (i) on the Closing Date, those listed on Schedule 8.1.19 hereto and (ii) thereafter, Pension Plans not otherwise prohibited by this Agreement.

8.1.20.

Insurance; Casualty, Etc.

(a)

The properties of the Loan Parties and their Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Loan Parties, in such amounts (after giving effect to any self-insurance compatible with the following standards), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the applicable Loan Party or the applicable Subsidiary operates.  The general liability, casualty, property, terrorism and business interruption insurance coverage of the Loan Parties as in effect on the Closing Date, and as of the last date such Schedule was required to be updated in accordance with Section 9.1.2, is outlined as to carrier, policy number, expiration date, type, amount and deductibles on Schedule 8.1.20 and such insurance coverage complies with the requirements set forth in this Agreement and the other Loan Document.

(b)

Neither the businesses nor the Properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that, either individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.

8.1.21.

Trade Relations.  There exists no actual or threatened termination, limitation or modification of any business relationship between any Loan Party or Subsidiary and any customer or supplier, or any group of customers or suppliers, who individually or in the aggregate are material to the business of such Loan Party or Subsidiary.  There exists no condition or circumstance that could reasonably be expected to impair the ability of any Loan Party or Subsidiary to conduct its business at any time hereafter in substantially the same manner as conducted on the Closing Date.

8.1.22.

Labor Relations.  There are no Multiemployer Plans, and, except as set forth on Schedule 8.1.22, there are no collective bargaining agreements, covering the employees of any Loan Party or any of its Subsidiaries as of the Closing Date.  Neither any Loan Party nor any Subsidiary has suffered any strikes, walkouts, work stoppages or other material labor difficulty within the last five (5) years preceding the Closing Date.

8.1.23.

Payable Practices.  No Loan Party or Subsidiary has made any material change in its historical accounts payable practices from those in effect on the Closing Date.

8.1.24.

Not a Regulated Entity.  No Loan Party is (a) an “investment company” or a “person directly or indirectly controlled by or acting on behalf of an investment company” within the meaning of the Investment Company Act of 1940; or (b) subject to regulation under the Federal Power Act, the Interstate Commerce Act, any public utilities code or any other Applicable Law regarding its authority to incur Debt.

8.1.25.

Margin Stock.  No Loan Party or Subsidiary is engaged, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any Margin Stock.  No Revolver Loan proceeds or Letters of Credit will be used by the Loan Parties to purchase or carry, or to reduce or refinance any Debt incurred to purchase or carry, any Margin Stock or for any related purpose governed by Regulations T, U or X of the Board of Governors.

8.1.26.

Sanctions Concerns and Anti-Corruption Laws.

(a)

No Loan Party, nor any Subsidiary, nor, to the best knowledge of any Loan Party, any director, officer, employee, agent, affiliate or representative thereof, is an individual or entity  that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions or (ii) located, organized or resident in a Designated Jurisdiction.

(b)

The Loan Parties and their Subsidiaries have conducted their business in compliance with applicable anti-corruption laws and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.

8.1.27.

Collateral Representations.

(a)

The provisions of the Security Documents are effective to create in favor of Agent for the benefit of the Secured Parties a legal, valid and enforceable Lien (subject to Permitted Liens) on all right, title and interest of the respective Loan Parties in the Collateral described therein, in each case having the priority set forth in the ABL/Term Loan Intercreditor Agreement and prior and superior in right to any other person (except with respect to Permitted Liens).  Except for filings completed prior to the Closing Date and as contemplated hereby and by the Security Documents, no filing or other action will be necessary to perfect or protect such Liens.

(b)

Set forth on Schedule 8.1.27(b), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 9.1.2, is a list of all registered or issued Intellectual Property (including all applications for registration and issuance) owned by each Loan Party or that each Loan Party has the right to (including the name/title, current owner, registration or application number, and registration or application date and such other information as reasonably requested by Agent.

(c)

Set forth on Schedule 8.1.27(c), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 9.1.2, is a description of all Documents, Instruments, and Tangible Chattel Paper of the Loan Parties (including the Loan Parties owning such Document, Instrument and Tangible Chattel Paper and such other information as reasonably requested by Agent).

(d)

Set forth on Schedule 8.1.27(d), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 9.1.2, is a description of all Electronic Chattel Paper and Letter-of-Credit Rights of the Loan Parties, including the name of (i) the applicable Loan Party, (B) in the case of Electronic Chattel Paper, the account debtor and (C) in the case of Letter-of-Credit Rights, the issuer or nominated person, as applicable.

(e)

Set forth on Schedule 8.1.27(e), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 9.1.2, is a description of all Commercial Tort Claims of the Loan Parties (detailing such Commercial Tort Claim in such detail as reasonably requested by Agent).

(f)

Set forth on Schedule 8.1.27(f), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 9.1.2, is a list of (i) all Pledged Equity and (ii) all other Equity Interests required to be pledged to Agent pursuant to the Security Documents (in each case, detailing the Grantor (as defined in the Security Agreement), the Person whose Equity Interests are pledged, the number of shares of each class of Equity Interests, the certificate number and percentage ownership of outstanding shares of each class of Equity Interests and the class or nature of such Equity Interests (i.e. voting, non-voting, preferred, etc.).

(g)

Set forth on Schedule 8.1.27(g), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 9.1.2, is a list of all Mortgaged Properties (including (i) the name of Loan Party owning (or leasing) such Mortgaged Property, (ii) the number of buildings located on such Mortgaged Property, (iii) the property address, (iv) the city, county, state and zip code which such Mortgaged Property is located and (v) an indication if such location is leased or owned, and if leased, the name of the owner).

(h)

Set forth on Schedule 8.1.27(h), as of the Closing Date and as of the last date such Schedule was required to be updated in accordance with Section 9.1.2, is a complete and accurate list of all Material Contracts of the Loan Parties and their Subsidiaries.

8.1.28.

Regulation H.  No Mortgaged Property is a Flood Hazard Property unless Agent shall have received the following: (a) the applicable Loan Party’s written acknowledgment of receipt of written notification from Agent (i) as to the fact that such Mortgaged Property is a Flood Hazard Property, (ii) as to whether the community in which each such Flood Hazard Property is located is participating in the National Flood Insurance Program and (iii) such other flood hazard determination forms, notices and confirmations thereof as requested by Agent and (b) copies of insurance policies or certificates of insurance of the applicable Loan Party evidencing flood insurance reasonably satisfactory to Agent and naming Agent as loss payee on behalf of the Lenders.  All flood hazard insurance policies required hereunder have been obtained and remain in full force and effect, and the premiums thereon have been paid in full.

8.1.29.

Senior Debt.  The Obligations (including, without limitation, the Guarantee of each Guarantor under the Loan Documents) constitute senior secured Debt of each Loan Party (subject to the lien priorities set forth in the Intercreditor Agreements).

8.2.

Complete Disclosure.  Each Loan Party has disclosed to Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it or any of its Subsidiaries or any other Loan Party is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect.  No report, financial statement, certificate or other information furnished (whether in writing or orally) by or on behalf of any Loan Party to Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or under any other Loan Document (in each case as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

SECTION 9.

COVENANTS AND CONTINUING AGREEMENTS

9.1.

Affirmative Covenants.  As long as any Revolver Commitments or Obligations are outstanding, each Loan Party shall, and shall cause each Subsidiary to:

9.1.1.

Inspections; Appraisals.

(a)

Permit Agent from time to time, subject (except when a Default or Event of Default exists) to reasonable notice and normal business hours, to visit and inspect the Properties of any Loan Party or Subsidiary, inspect, audit and make extracts from any Loan Party’s or Subsidiary’s books and records, and discuss with its officers, employees, agents, advisors and independent accountants such Loan Party’s or Subsidiary’s business, financial condition, assets, prospects and results of operations.  Lenders may participate in any such visit or inspection, at their own expense.  Neither Agent nor any Lender shall have any duty to any Loan Party to make any inspection, nor to share any results of any inspection, appraisal or report with any Loan Party.  Each Loan Party acknowledges that all inspections, appraisals and reports are prepared by Agent and Lenders for their purposes, and no Loan Party shall be entitled to rely upon them.

(b)

Reimburse Agent for all charges, costs and expenses of Agent in connection with (i) examinations of any Loan Party’s books and records or any other financial or Collateral matters as Agent deems appropriate, up to 2 times (or, during any Reporting Trigger Period, 3 times) per Loan Year; and (ii) appraisals of Inventory up to 2 times (or, during any Reporting Trigger Period, 3 times) per Loan Year; provided, however, that if an examination or appraisal is initiated during a Default or Event of Default or a Reporting Trigger Period), all charges, costs and expenses therefor shall be reimbursed by the Loan Parties without regard to such limits.  The Loan Parties agree to pay Agent’s then standard charges for examination activities, including the standard charges of Agent’s internal examination and appraisal groups, as well as the charges of any third party used for such purposes.

9.1.2.

Financial and Other Information.  Keep adequate records and books of account with respect to its business activities, in which proper entries are made in accordance with GAAP reflecting all financial transactions; and furnish to Agent and Lenders (in form and detail satisfactory to Agent):

(a)

as soon as available, but in any event within ninety (90) days after the end of each Fiscal Year (or, if earlier, fifteen (15) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC), a Consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such Fiscal year, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, such Consolidated statements to be audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to Agent, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of such audit;

(b)

as soon as available, but in any event within forty-five (45) days after the end of each of the first three (3) Fiscal Quarters of each Fiscal Year (or, if earlier, five (5) days after the date required to be filed with the SEC (without giving effect to any extension permitted by the SEC)), a Consolidated balance sheet of Borrowers and their Subsidiaries as at the end of such Fiscal Quarter, and the related Consolidated statements of income or operations, changes in shareholders’ equity and cash flows for such fiscal quarter and for the portion of the Fiscal Year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP and including management discussion and analysis of operating results inclusive of operating metrics in comparative form, such Consolidated statements to be certified by the chief executive officer, chief financial officer, treasurer or controller who is a Senior Officer of Borrower Agent as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Borrowers and their Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes;

(c)

as soon as available, but in any event within thirty (30) days after the end of each month of each Fiscal Year (commencing with the fiscal month ended July 31, 2014), a Consolidated balance sheet of Borrowers and their Subsidiaries as of the end of such month, and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such month and for the portion of the Fiscal Year then ended setting forth in each case in comparative form for the corresponding month of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and duly certified by the chief executive officer, chief financial officer, treasurer or controller of Borrower Agent who is a Senior Officer as fairly presenting the financial condition, results of operations, shareholders’ equity and cash flows of Borrowers and their Subsidiaries, subject only to normal year-end audit adjustments and the absence of footnotes;

(d)

concurrently with delivery of financial statements under clauses (a), (b) and (c) above, or more frequently if requested by Agent while a Default or Event of Default exists, a Compliance Certificate executed by the chief financial officer of Borrower Agent (it being understood and agreed that a Compliance Certificate is required to be delivered pursuant to this clause (d) regardless of whether a Financial Covenant Trigger Period is in effect);

(e)

concurrently with delivery of financial statements under clause (a) above, copies of all management letters and other material reports submitted to any Borrower or any other Loan Party by their accountants in connection with such financial statements;

(f)

as soon as available, but in any event within forty-five (45) days after the the end of each Fiscal Year, an annual business plan and budget of Borrowers and their Subsidiaries on a Consolidated basis, including forecasts prepared by management of Borrower Agent, in form satisfactory to Agent, of Consolidated balance sheets and statements of income or operations and cash flows of Borrowers and their Subsidiaries on a monthly basis for the immediately following Fiscal Year;

(g)

at Agent’s request, a listing of each Borrower’s trade payables, specifying the trade creditor and balance due, and a detailed trade payable aging, all in form satisfactory to Agent;

(h)

promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of any Borrower or any other Loan Party, and copies of all annual, regular, periodic and special reports and registration statements which such Borrower or such other Loan Party may file or be required to file with the SEC under Section 13 or 15(d) of the Securities Exchange Act of 1934, or with any national securities exchange, and in any case not otherwise required to be delivered to Agent pursuant hereto;

(i)

promptly after the furnishing thereof, copies of any statement or report furnished to any holder of debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section;

(j)

promptly, and in any event within five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any investigation or possible investigation or other inquiry by such agency regarding financial or other operational results of any Loan Party or any Subsidiary thereof;

(k)

not later than five (5) Business Days after receipt thereof by any Loan Party or any Subsidiary thereof, copies of all notices, requests and other documents (including amendments, waivers and other modifications) so received under or pursuant to any instrument, indenture, loan or credit or similar agreement (including, without limitation, the Term Loan Documents) and, from time to time upon request by Agent, such information and reports regarding such instruments, indentures and loan and credit and similar agreements as Agent may reasonably request;

(l)

promptly after the assertion or occurrence thereof, notice of any action or proceeding against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any Mortgaged Property to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law;

(m)

concurrently with the delivery of the Compliance Certificate referred to in clause (d) above, the following updated Schedules to this Agreement (which may be attached to the Compliance Certificate) to the extent required to make the representation related to such Schedule true and correct as of the date of such Compliance Certificate:  Schedules 7.4, 7.5.1, 8.1.4, 8.1.20, 8.1.27(b), 8.1.27(c), 8.1.27(d), 8.1.27(e), 8.1.27(f), 8.1.27(g) and 8.1.27(h);

(n)

as soon as available, but in any event within 30 days after the establishment thereof, a report setting forth each new Pension Plan or Multiemployer Plan for which any Loan Party, any Subsidiary or any ERISA Affiliate could have liability as may be necessary for Schedule 8.1.19 to be accurate and complete, each such report to be signed by a Senior Officer of Borrower Agent and to be in a form reasonably satisfactory to Agent;

(o)

within five Business Day of a Loan Party’s receipt or delivery thereof, copies of any material letter or other material written correspondence from or to the PBGC or any other Federal or state agency relating to (i) the Pensions Matter or any matter relating thereto (including the Settlement Agreement) or (ii) any other matters (including, without limitation, under Section 4062(e) of ERISA); and

(p)

such other reports and information (financial or otherwise) as Agent may request from time to time in connection with any Collateral or any Borrower’s, Subsidiary’s or other Loan Party’s financial condition or business.

Documents required to be delivered pursuant to Section 9.1.2(a) or (b) or Section 9.1.2(h) (to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date (a) on which Borrower Agent posts such documents, or provides a link thereto on Borrower Agent’s website on the Internet at the website address listed below is signature block on its signature page hereto; or (b) on which such documents are posted on Borrower Agent’s behalf on an Internet or intranet website, if any, to which each Lender and Agent have access (whether a commercial, third-party website or whether sponsored by Agent); provided that:  (i) Borrower Agent shall deliver paper copies of such documents to Agent or any Lender upon its request to Borrower Agent to deliver such paper copies until a written request to cease delivering paper copies is given by Agent or such Lender and (ii) Borrower Agent shall notify Agent and each Lender (by fax transmission or e-mail transmission) of the posting of any such documents and provide to Agent by e-mail electronic versions (i.e., soft copies) of such documents.  Agent shall have no obligation to request the delivery of or to maintain paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by

Borrower Agent with any such request by a Lender for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

9.1.3.

Notices.  Notify Agent and Lenders in writing, promptly, but in any event within two (2) Business Days, after a Loan Party’s obtaining knowledge thereof, of any of the following that affects a Loan Party:

(a)

of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of any Loan Party or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between any Loan Party or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting any Loan Party or any Subsidiary, including pursuant to any applicable Environmental Laws;

(b)

any pending or threatened labor dispute, strike or walkout, or the expiration of any material labor contract;

(c)

any default under or termination of a Material Contract;

(d)

the existence of any Default or Event of Default or any “Default” or “Event of Default” under and as defined in any Term Loan Document;

(e)

any judgment in an amount exceeding $2,500,000;

(f)

the assertion of any Intellectual Property Claim, if an adverse resolution could have a Material Adverse Effect;

(g)

any violation or asserted violation of any Applicable Law (including ERISA, OSHA, FLSA, or any Environmental Laws), if an adverse resolution could have a Material Adverse Effect;

(h)

any Environmental Release by a Loan Party or on any Property owned, leased or occupied by a Loan Party; or receipt of any Environmental Notice;

(i)

the occurrence of any ERISA Event or any PBGC Enforcement Action;

(j)

the discharge of or any withdrawal or resignation by Borrowers’ independent accountants;

(k)

any opening of a new office or place of business (other than the opening of a sales office in the Ordinary Course of Business so long as no material Collateral is located at such office), at least 30 days prior to such opening; or

(l)

of any material change in accounting policies or financial reporting practices by any Loan Party or any Subsidiary thereof.

Each notice pursuant to this Section 9.1.3 shall be accompanied by a statement of a Senior Officer of Borrower Agent setting forth details of the occurrence referred to therein and to the extent applicable, stating what action the Loan Parties have taken and propose to take with respect thereto.  Each notice pursuant to Section 9.1.3(d) shall describe with particularity any and all provisions of this Agreement and any other Loan Document that have been breached.

9.1.4.

Landlord and Storage Agreements.  Upon request, provide Agent with copies of all existing agreements, and promptly after execution thereof provide Agent with copies of all future agreements, between a Loan Party and any landlord, warehouseman, processor, shipper, bailee or other Person that owns any premises at which any Collateral may be kept or that otherwise may possess or handle any Collateral.

9.1.5.

Compliance with Laws.  Comply with the requirements of all Applicable Laws and all orders, writs, injunctions and decrees applicable to it or to its business or property, except in such instances in which (a) such requirement of Applicable Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted; or (b) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

9.1.6.

Payment of Obligations.  Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all Tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being Properly Contested; (b) all lawful claims which, if unpaid, would by law become a Lien upon its Property; and (c) all Debt, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Debt.

9.1.7.

Insurance.  In addition to the insurance required hereunder with respect to Collateral, maintain insurance with insurers (with a Best Rating of at least A, unless otherwise approved by Agent in its discretion) satisfactory to Agent, (a) with respect to the Properties and business of Loan Parties and Subsidiaries of such type (including product liability, workers’ compensation, larceny, embezzlement, or other criminal misappropriation insurance), in such amounts, and with such coverages and deductibles as are customary for companies similarly situated; and (b) business interruption insurance in an amount not less than $85,000,000, with deductibles and subject to an Insurance Assignment satisfactory to Agent.

9.1.8.

Licenses.  Keep each License affecting any Collateral (including the manufacture, distribution or Disposition of Inventory) or any other material Property of the Loan Parties and Subsidiaries in full force and effect; promptly notify Agent of any proposed modification to any such License, or entry into any new License, in each case at least 30 days prior to its effective date; pay all Royalties when due; and notify Agent of any default or breach asserted by any Person to have occurred under any License.

9.1.9.

Material Contracts.  Perform and observe all the terms and provisions of each Material Contract to be performed or observed by it, maintain each such Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by Agent and, upon request of Agent, make to each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so.

9.1.10.

Covenant to Guarantee Obligations.  The Loan Parties will cause each of their Subsidiaries (other than any CFC) whether newly formed, after acquired or otherwise existing to promptly (and in any event within thirty (30) days after such Subsidiary is formed or acquired (or such longer period of time as agreed to by Agent in its reasonable discretion)) become a Borrower or Guarantor hereunder by way of execution of a Joinder Agreement (and with respect to any Guarantor, a Guaranty); provided, however, no Foreign Subsidiary shall (a) become a Borrower or (b) be required to become a Guarantor to the extent such Guaranty would result in a material adverse tax consequence for Borrowers.  In connection therewith, the Loan Parties shall give notice to Agent not less than ten (10) days prior to creating a Subsidiary (or such shorter period of time as agreed to by Agent in its Permitted Discretion), or acquiring the Equity Interests of any other Person.  In connection with the foregoing, the Loan Parties shall deliver to Agent, with respect to each new Guarantor to the extent applicable, substantially the same documentation required pursuant to Sections 6.1(b), (c), (f) – (i), and 9.1.11 and such other documents or agreements as Agent may reasonably request.  Notwithstanding any exclusions set forth above, no Subsidiary may guarantee the Term Loan Facility that does not also guarantee the Obligations (or is a Borrower hereunder).

9.1.11.

Covenant to Give Security.

Except with respect to Excluded Property:

(a)

Each Loan Party will cause the Pledged Equity and all of its tangible and intangible personal Property now owned or hereafter acquired by it to be subject at all times to a perfected Lien (subject to Permitted Liens to the extent permitted by the Loan Documents) in favor of Agent (having the priority set forth in ABL/Term Loan Intercreditor Agreement) for the benefit of the Secured Parties to secure the Obligations pursuant to the terms and conditions of this Agreement and the Security Documents.  Each Loan Party shall provide opinions of counsel and any filings and deliveries reasonably necessary in connection therewith to perfect the security interests therein, all in form and substance reasonably satisfactory to Agent.

(b)

If any Loan Party intends to acquire a fee ownership interest in any Real Estate after the Closing Date and such Real Estate has a fair market value in excess of $1,000,000, it shall provide to Agent within sixty (60) days (or such extended period of time as agreed to by Agent) a Mortgage, the deliverables required by Section 6.1(c)(i) and such Mortgaged Property Support Documents as Agent may request to cause such Real Estate to be subject at all times to a perfected Lien (subject in each case to Permitted Liens) having the priority set forth in the ABL/Term Loan Intercreditor Agreement in favor of Agent for the benefit of the Secured Parties to secure the Obligations pursuant to the terms and conditions hereof and of the Security Documents.

(c)

At any time upon request of Agent, promptly execute and deliver any and all further instruments and documents and take all such other action (including promptly completing any registration or stamping of documents as may be applicable) as the Agent may deem necessary or desirable to maintain in favor of Agent, for the benefit of the Secured Parties,

Liens and insurance rights on the Collateral that are duly perfected in accordance with the requirements of, or the obligations of the Loan Parties under, the Loan Documents and all Applicable Laws.

9.1.12.

Further Assurances.  Promptly upon request by Agent, or any Lender through Agent, (a) correct any material defect or error that may be discovered in any Loan Document or in the execution, acknowledgment, filing or recordation thereof, and (b) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments (including promptly completing any registration or stamping of documents as may be applicable) as Agent, or any Lender through Agent, may reasonably require from time to time in order to (i) carry out more effectively the purposes of the Loan Documents, (ii) to the fullest extent permitted by Applicable Law, subject any Loan Party’s or any of its Subsidiaries’ properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Security Documents, (iii) perfect and maintain the validity, effectiveness and priority of any of the Security Documents and any of the Liens intended to be created thereunder and (iv) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

9.1.13.

Compliance with Terms of Leaseholds.  Make all payments and otherwise perform all obligations in respect of all leases of Real Estate to which any Loan Party or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify Agent of any default by any party with respect to such leases and cooperate with Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

9.1.14.

Compliance with Environmental Laws.  Comply, and cause all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew all Environmental Permits necessary for its operations and properties; and conduct any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action necessary to remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that neither any Loan Party nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

9.1.15.

Preparation of Environmental Reports.  At the request of the Required Lenders from time to time, provide to the Lenders within sixty (60) days after such request, at the expense of the Loan Parties, an environmental site assessment report for any of its properties described in such request, prepared by an environmental consulting firm acceptable to Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, Agent may retain an environmental consulting firm to prepare such report at the expense of the Loan Parties, and each Loan Party hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to Agent, the Lenders, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

9.1.16.

Anti-Corruption Laws.  Conduct its business in compliance with applicable anti-corruption laws and maintain policies and procedures designed to promote and achieve compliance with such laws.

9.1.17.

Post-Closing Covenant.

(a)

With respect to the Dominion Account with the account number ending X156 maintained by Borrowers at the Royal Bank of Canada, within 30 days after the Closing Date (unless extended by Agent in its sole discretion), Agent shall have received a fully executed Deposit Agreement Control Agreement with respect thereto.

(b)

Within 45 days after the Closing Date (unless extended by Agent in its sole discretion), each Loan Party shall execute and deliver the documents and complete the tasks set forth on Schedule 1.1(e) to the extent requested by Agent.

9.2.

Negative Covenants.  As long as any Revolver Commitments or Obligations are outstanding, each Loan Party shall not, and shall cause each Subsidiary not to:

9.2.1.

Permitted Debt.  Create, incur, guarantee or suffer to exist any Debt, except:

(a)

the Obligations;

(b)

Subordinated Debt;

(c)

Permitted Purchase Money Debt;

(d)

Borrowed Money (other than the Obligations, Term Loan Obligations, Subordinated Debt and Permitted Purchase Money Debt) set forth on Schedule 9.2.1, but only to the extent outstanding on the Closing Date and not satisfied with proceeds of the initial Revolver Loans;

(e)

Debt with respect to Bank Products incurred in the Ordinary Course of Business;

(f)

Debt that is in existence when a Person becomes a Subsidiary or that is secured by an asset when acquired by a Borrower or Subsidiary, as long as such Debt was not incurred in contemplation of such Person becoming a Subsidiary or such acquisition, and does not exceed $5,000,000 in the aggregate at any time;

(g)

Permitted Contingent Obligations;

(h)

Refinancing Debt as long as each Refinancing Condition is satisfied;

(i)

Term Loan Obligations (including the guarantees of Wausau Paper’s obligations thereof by any Loan Parties) so long as the loans thereunder do not exceed the Maximum Term Loan Debt Amount (as defined in the ABL/Term Loan Intercreditor Agreement), subject to the limitations set forth in the ABL/Term Loan Intercreditor Agreement;

(j)

PBGC Debt in an amount not to exceed the amount outstanding on the date hereof subject to the limitations set forth in the PBGC Intercreditor Agreement; and

(k)

Debt that is not included in any of the preceding clauses of this Section, is not secured by a Lien and does not exceed $20,000,000 in the aggregate at any time.

9.2.2.

Permitted Liens.  Create or suffer to exist any Lien upon any of its Property, except the following (collectively, “Permitted Liens”):

(a)

(i) Liens in favor of Agent, (ii) any Lien securing Term Loan Obligations (and that are subject to the ABL/Term Loan Intercreditor Agreement) and (iii) PBGC Liens that are subject to the PBGC Intercreditor Agreement;

(b)

Purchase Money Liens securing Permitted Purchase Money Debt;

(c)

Liens for Taxes not yet due or being Properly Contested;

(d)

statutory Liens (other than Liens for Taxes or imposed under ERISA) arising in the Ordinary Course of Business, but only if (i) payment of the obligations secured thereby is not yet due or is being Properly Contested, and (ii) such Liens do not materially impair the value or use of the Property or materially impair operation of the business of any Loan Party or Subsidiary;

(e)

Liens incurred or deposits made in the Ordinary Course of Business to secure the performance of government tenders, bids, contracts, statutory obligations and other similar obligations, as long as such Liens are at all times junior to Agent’s Liens and are required or provided by law;

(f)

Liens arising in the Ordinary Course of Business that are subject to Lien Waivers;

(g)

Liens arising by virtue of a judgment or judicial order against any Loan Party or Subsidiary, or any Property of a Loan Party or Subsidiary, as long as such Liens are (i) in existence for less than 20 consecutive days or being Properly Contested, and (ii) at all times junior to Agent’s Liens;

(h)

easements, rights-of-way, restrictions, covenants or other agreements of record, and other similar charges or encumbrances on Real Estate, that do not secure any monetary obligation and do not interfere with the Ordinary Course of Business;

(i)

normal and customary rights of setoff upon deposits in favor of depository institutions, and Liens of a collecting bank on Payment Items in the course of collection; and

(j)

Liens on assets (other than Accounts and Inventory) acquired in a Permitted Acquisition, securing Debt permitted by Section 9.2.1(f); and

(k)

existing Liens shown on Schedule 8.2.2.

9.2.3.

Capital Expenditures; Cabinet Expenditures.

(a)

Make or become legally obligated to make any Capital Expenditure, except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for Borrowers and their Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year	Amount
2014	$25,000,000
2015	$23,000,000
2016	$12,500,000
2017	$11,500,000
2018	$11,500,000
2019	$12,500,000

; provided, however, that so long as no Default has occurred and is continuing or would result from such expenditure, any portion of any amount set forth above, if not expended in the fiscal year for which it is permitted above, may be carried over for expenditure in the next following fiscal year (excluding any carry forward available from any prior fiscal year); and provided, further, if any such amount is so carried over, it will be deemed used in the applicable subsequent fiscal year before the amount set forth opposite such fiscal year above.

(b)

Make or become legally obligated to make any Cabinet Expenditure, except for Cabinet Expenditures in the ordinary course of business not exceeding, in the aggregate for Borrower and their Subsidiaries during each fiscal year set forth below, the amount set forth opposite such fiscal year:

Fiscal Year	Amount
2014	$23,500,000
2015	$23,000,000
2016	$23,500,000
2017	$24,500,000
2018	$25,500,000
2019	$26,500,000

9.2.4.

Distributions; Upstream Payments.  Declare or make any Distributions, except Upstream Payments; or create or suffer to exist any encumbrance or restriction on the ability of a Subsidiary to make any Upstream Payment, except for restrictions under the Loan Documents, under the Term Loan Documents, under Applicable Law or in effect on the Closing Date as shown on Schedule 8.1.15.

9.2.5.

Restricted Investments.  Make any Restricted Investment.

9.2.6.

Disposition of Assets.  Make any Disposition, except the following:

(a)

Permitted Transfers;

(b)

Dispositions of obsolete or worn out Property, whether now owned or hereafter acquired, in the ordinary course of business;

(c)

Dispositions of Equipment or Real Estate to the extent that (i) such Property is exchanged for credit against the purchase price of similar replacement Property or (ii) the proceeds of such Disposition are reasonably promptly applied to the purchase price of such replacement property;

(d)

Dispositions permitted by Section 9.2.9;

(e)

Dispositions of Accounts to a third party in connection with the compromise, settlement or collection thereof in the Ordinary Course of Business exclusive of factoring or similar arrangements so long as (i) the Account Debtor with respect thereto has instituted or consented to the institution of any Insolvency Proceeding, (ii) all such Dispositions do not exceed $250,000 in the aggregate in any Fiscal Year and (iii) the Net Proceeds thereof are applied in accordance with this Agreement; and

(f)

other Dispositions so long as (i) at least 75% of the consideration paid in connection therewith shall be cash or Cash Equivalents paid contemporaneously with consummation of the transaction and shall be in an amount not less than the fair market value of the Property Disposed of, (ii) if such transaction is a Sale and Leaseback Transaction, such transaction is not prohibited by the terms of Section 9.2.20, (iii) such transaction does not involve the sale or other Disposition of a minority Equity Interests in any Subsidiary, (iv) such transaction does not involve a sale or other Disposition of Accounts other than Accounts owned by or attributable to other property concurrently being Disposed of in a transaction otherwise permitted under this Section, and (v) the aggregate net book value of all of the assets sold or otherwise disposed of by the Loan Parties and their Subsidiaries in all such transactions during the term of this Agreement shall not exceed 10% of Consolidated Tangible Assets as of the last day of the immediately preceding fiscal quarter.

9.2.7.

Loans.  Make any loans or other advances of money to any Person, except (a) advances to an officer or employee for salary, travel expenses, commissions and similar items in the Ordinary Course of Business; (b) prepaid expenses and extensions of trade credit made in the Ordinary Course of Business; (c) deposits with financial institutions permitted hereunder; and (d) as long as no Default or Event of Default exists, intercompany loans by a Loan Party to another Loan Party.

9.2.8.

Restrictions on Payment of Certain Debt.  Make any payments (whether voluntary or mandatory, or a prepayment, redemption, retirement, defeasance or acquisition) with respect to any Debt for Borrowed Money, other than:

(a)

any payment of the Obligations;

(b)

with respect to any Subordinated Debt permitted hereunder, regularly scheduled payments of principal, interest and fees, but only to the extent permitted under any subordination agreement relating to such Debt (and a Senior Officer of Borrower Agent shall certify to Agent, not less than five Business Days prior to the date of payment, that all conditions under such agreement have been satisfied);

(c)

with respect to the Term Loan Obligations, (i) regularly scheduled payments of principal, interest and fees, (ii) mandatory prepayments of principal thereof, so long as, solely in connection with ECF Payments, the Loan Parties are in compliance with the Specified Transactions Test in connection therewith, and (iii) voluntary prepayments of principal thereof so long as the Loan Parties are in compliance with the Specified Transactions Test in connection therewith;

(d)

with respect to the PBGC Debt permitted hereunder, (i) payments in furtherance of a standard termination of a Pension Plan in accordance with the Settlement Agreement and applicable PBGC regulations; provided that the aggregate amount of all such payments made pursuant to this Section 9.2.8(d)(i) may not exceed the applicable Settlement Cap for such Fiscal Year and (ii) voluntary payments or prepayments with respect thereto so long the Loan Parties are in compliance with the Specified Transactions Test in connection therewith; and

(e)

(i) regularly scheduled payments of principal, interest and fees of any other Debt for Borrowed Money permitted pursuant to Section 9.2.1 (other than the Obligations, Subordinated Debt, the Term Loan Obligations or the PBGC Debt), in each case, on but not prior to the regularly scheduled due date therefor under the agreements evidencing such Debt, and (ii) so long as the Loan Parties are in compliance with the Specified Transactions Test in connection therewith, prepayments of principal under any such Debt set forth in clause (e)(i).

9.2.9.

Fundamental Changes.  Change its name or conduct business under any fictitious name; change its tax, charter or other organizational identification number; change its form or state of organization; liquidate, wind up its affairs or dissolve itself; or merge, combine or consolidate with any Person, whether in a single transaction or in a series of related transactions, except for (a) mergers or consolidations of a wholly-owned Subsidiary with another wholly-owned Subsidiary or into a Borrower; or (b) Permitted Acquisitions.

9.2.10.

Subsidiaries.  Form or acquire any Subsidiary after the Closing Date, except in accordance with Sections 9.1.9, 9.2.5 and 9.2.9; or permit any existing Subsidiary to issue any additional Equity Interests except directors’ qualifying shares.

9.2.11.

Organic Documents.  Amend, modify or otherwise change any of its Organic Documents, except in connection with a transaction permitted under Section 9.2.9.

9.2.12.

Tax Consolidation.  File or consent to the filing of any consolidated income tax return with any Person other than Borrowers and Subsidiaries.

9.2.13.

Accounting Changes.  Make any material change in accounting treatment or reporting practices, except as required by GAAP and in accordance with Section 1.2; or change its Fiscal Year.

9.2.14.

Restrictive Agreements.  Become a party to any Restrictive Agreement, except a Restrictive Agreement (a) in effect on the Closing Date; (b) relating to secured Debt permitted hereunder (other than the Term Loans), as long as the restrictions apply only to collateral for such Debt; (c) constituting customary restrictions on assignment in leases and other contracts; or (d) constituting a Term Loan Document.

9.2.15.

Hedging Agreements.  Enter into any Hedging Agreement, except to hedge risks arising in the Ordinary Course of Business and not for speculative purposes.

9.2.16.

Conduct of Business.  Engage in any business, other than its business as conducted on the Closing Date and any activities incidental thereto.

9.2.17.

Affiliate Transactions.  Enter into or be party to any transaction with an Affiliate, except (a) transactions expressly permitted by the Loan Documents; (b) payment of reasonable compensation to officers and employees for services actually rendered, and payment of customary directors’ fees and indemnities; (c) transactions solely among the Loan Parties; (d) transactions with Affiliates consummated prior to the Closing Date, as shown on Schedule 9.2.17; and (e) transactions with Affiliates in the Ordinary Course of Business, upon fair and reasonable terms fully disclosed to Agent and no less favorable than would be obtained in a comparable arm’s-length transaction with a non-Affiliate.

9.2.18.

Plans.  Become party to any Multiemployer Plan or Foreign Plan, other than any in existence on the Closing Date.

9.2.19.

Amendments to Debt; Etc..

(a)

Amend, supplement or otherwise modify any document, instrument or agreement relating to any Subordinated Debt, if such modification (i) increases the principal balance of such Debt, or increases any required payment of principal or interest; (ii) accelerates the date on which any installment of principal or any interest is due, or adds any additional redemption, put or prepayment provisions; (iii) shortens the final maturity date or otherwise accelerates amortization; (iv) increases the interest rate; (v) increases or adds any fees or charges; (vi) modifies any covenant in a manner or adds any representation, covenant or default that is more onerous or restrictive in any material respect for any Loan Party or Subsidiary, or that is otherwise materially adverse to any Loan Party, any Subsidiary or Lenders; or (vii) results in the Obligations not being fully benefited by the subordination provisions thereof.

(b)

Amend, modify, change, waive, or obtain any consent, waiver or forbearance with respect to, any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning the Term Loan Obligations

(including, without limitation, the Term Loan Documents) except to the extent permitted by the Intercreditor Agreements.

(c)

Amend, modify, change, waive, or obtain any consent, waiver or forbearance with respect to, any of the terms or provisions of any agreement, instrument, document, indenture, or other writing evidencing or concerning the PBGC Debt except to the extent permitted by the PBGC  Intercreditor Agreement.

9.2.20.

Sale and Leaseback Transactions.  Enter into any Sale and Leaseback Transaction other than the Kentucky Sale/Leaseback.

9.2.21.

Anti-Corruption Laws.  Directly or indirectly, use any Term Borrowing or the proceeds of any Term Borrowing for any purpose which would breach the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 or other similar legislation in other jurisdictions.

9.3.

Financial Covenant.  As long as any Revolver Commitments or Obligations are outstanding, the Loan Parties shall:

9.3.1.

Fixed Charge Coverage Ratio.  while a Financial Covenant Trigger Period is in effect, maintain a Fixed Charge Coverage Ratio of at least 1.0 to 1.0 at the end of each month for the trailing twelve month period, commencing with the most recent period for which financial statements were, or were required to be, delivered hereunder prior to the Financial Covenant Trigger Period.

SECTION 10.

EVENTS OF DEFAULT; REMEDIES ON DEFAULT

10.1.

Events of Default.  Each of the following shall be an “Event of Default” if it occurs for any reason whatsoever, whether voluntary or involuntary, by operation of law or otherwise:

(a)

any Loan Party fails to pay its Obligations when due (whether at stated maturity, on demand, upon acceleration or otherwise);

(b)

any representation, warranty or other written statement of a Loan Party made in connection with any Loan Documents or transactions contemplated thereby is incorrect or misleading in any material respect when given;

(c)

(i) any Loan Party breaches or fail to perform any covenant contained in Section 2.1.3, 7.1, 7.2.4, 7.2.5, 7.5.2, 9.1.1, 9.1.2, 9.1.3, 9.1.5, 9.1.9, 9.2 or 9.3 or (ii) any Loan Party fails to perform or observe any covenant or agreement contained in any other Loan Document or any default or event of default occurs under any other Loan Document

(d)

any Loan Party breaches or fails to perform any other covenant contained in this Agreement (not specified in clauses (a) or (c) above), and such breach or failure is not cured within 30 days after a Senior Officer of such Loan Party has knowledge thereof or receives notice thereof from Agent, whichever is sooner; provided, however, that such notice and opportunity to cure shall not apply if the breach or failure to perform is not capable of being cured within such period or is a willful breach by a Loan Party;

(e)

a Guarantor repudiates, revokes or attempts to revoke its Guaranty; a Loan Party or third party denies or contests the validity or enforceability of any Loan Documents or Obligations, or the perfection or priority of any Lien granted to Agent; or any Loan Document ceases to be in full force or effect for any reason (other than a waiver or release by Agent and Lenders);

(f)

(i) any breach or default of a Loan Party occurs under (x) any Hedging Agreement or (y) any instrument or agreement to which it is a party or by which it or any of its Properties is bound, relating to any Debt (other than the Obligations, the Term Loan Obligations and the PBGC Debt) in excess of $2,500,000, if the maturity of or any payment with respect to such Debt may be accelerated or demanded due to such breach; or (ii) any Loan Party or any Subsidiary thereof (x) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) under the Settlement Agreement or (y) fails to observe or perform any other agreement or condition relating to the Settlement Agreement, or any other event occurs, the effect of which default or other event is to cause, or to permit the PBGC to cause, with the giving of notice if required, the PBGC Debt to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem the PBGC Debt to be made, prior to its stated maturity (other than as expressly contemplated by Section 9.2.8(d)), or collateral in respect thereof to be demanded or (iii) any Loan Party or any Subsidiary thereof (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of the Term Loan Facility or (B) fails to observe or perform any other agreement or condition relating to the Term Loan Facility, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of the Term Loan Facility or the beneficiary or beneficiaries of any guarantees thereunder (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, the Term Loan Facility to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem the Term Loan Facility to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded; provided, that this clause (f)(iii) shall not apply to the Term Loan Facility unless and until the earliest to occur of: (x) a period of 30 days has elapsed since the occurrence of the default or event of default under the Term Loan Facility (but only if such default, other event or condition has not been waived or cured) or (y) the acceleration of the Debt under the Term Loan Facility or the termination of any commitment thereunder or (z) the exercise of any remedies by Term Loan Lender under the Term Loan Facility, or if the Term Loan Facility has more than one Term Loan Lender, the applicable agent or requisite Term Loan Lenders under the Term Loan Facility (provided that the imposition of a default rate or late fee shall not constitute an exercise of remedies);

(g)

any judgment or order for the payment of money is entered against a Loan Party in an amount that exceeds, individually or cumulatively with all unsatisfied judgments or orders against all the Loan Parties, $2,500,000 (net of insurance coverage therefor that has not been denied by the insurer), unless a stay of enforcement of such judgment or order is in effect, by reason of a pending appeal or otherwise;

(h)

a loss, theft, damage or destruction occurs with respect to any Collateral if the amount not covered by insurance exceeds $1,000,000;

(i)

any Loan Party is enjoined, restrained or in any way prevented by any Governmental Authority from conducting any material part of its business; a Loan Party suffers the loss, revocation or termination of any material license, permit, lease or agreement necessary to its business; there is a cessation of any material part of a Loan Party’s business for a material period of time; any material Collateral or Property of a Loan Party is taken or impaired through condemnation; a Loan Party agrees to or commences any liquidation, dissolution or winding up of its affairs; or a Loan Party is not Solvent;

(j)

an Insolvency Proceeding is commenced by a Loan Party; a Loan Party makes an offer of settlement, extension or composition to its unsecured creditors generally; a trustee is appointed to take possession of any substantial Property of or to operate any of the business of a Loan Party; or an Insolvency Proceeding is commenced against a Loan Party and:  the Loan Party consents to institution of the proceeding, the petition commencing the proceeding is not timely contested by the Loan Party, the petition is not dismissed within 30 days after filing, or an order for relief is entered in the proceeding;

(k)

(i) an ERISA Event occurs with respect to a Pension Plan (including, for purposes of this Section 10.01(k), the Pensions Matter) or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Settlement Cap amount set forth for the applicable fiscal year (for the avoidance of doubt, it is acknowledged and agreed that no “unused” Settlement Cap amounts may be carried forward into successive fiscal years), (ii) Borrowers or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $2,500,000 or (iii) any other event occurs with respect to any Plan that results or could reasonably be expected to result in a Material Adverse Effect;

(l)

any Loan Party or any of its Senior Officers is criminally indicted or convicted for (i) a felony committed in the conduct of the Loan Party’s business, or (ii) violating any state or federal law (including the Controlled Substances Act, Money Laundering Control Act of 1986 and Illegal Exportation of War Materials Act) that could lead to forfeiture of any material Property or any Collateral;

(m)

a Change of Control occurs; or any event occurs or condition exists that has a Material Adverse Effect;

(n)

(i) any provision of any Loan Document, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all Obligations arising under the Loan Documents, ceases to be in full force and effect; or (ii) any Loan Party or any other Person contests in any manner the validity or enforceability of any provision of any Loan Document; or (iii) any Loan Party denies that it has any or further liability or obligation under any provision of any Loan Document, or purports to revoke, terminate or rescind any provision of any Loan Document;

(o)

any Security Document after delivery thereof pursuant to the terms of the Loan Documents shall for any reason cease to create a valid and perfected Lien (subject to Permitted Liens) on the Collateral purported to be covered thereby with the priority required by the Collateral Documents and the Intercreditor Agreements, or any Loan Party shall assert the invalidity of such Liens;

(p)

the provisions of the ABL/Term Loan Intercreditor Agreement or the PBGC Intercreditor Agreement shall, in whole or in part, following such Intercreditor Agreements being entered into, terminate, cease to be effective or cease to be legally valid, binding and enforceable against the Persons party thereto, except in accordance with its terms;

(q)

the subordination provisions of any agreement or instrument relating to any Subordinated Debt shall for any reason be revoked or invalidated, or otherwise cease to be in full force and effect, or any Person shall contest in any manner the validity or enforceability thereof or deny that it has any further liability or obligation thereunder, or the Obligations, for any reason shall not have the priority contemplated by this Agreement or such subordination provisions;

(r)

the Settlement Amount, as set forth in the Settlement Agreement, exceeds the Settlement Cap; or

(s)

the occurrence of a PBGC Enforcement Action.

10.2.

Remedies upon Default.  If an Event of Default described in Section 10.1(j) occurs with respect to any Loan Party, then to the extent permitted by Applicable Law, all Obligations (other than Secured Bank Product Obligations) shall become automatically due and payable and all Revolver Commitments shall terminate, without any action by Agent or notice of any kind.  In addition, or if any other Event of Default exists, Agent may in its discretion (and shall upon written direction of Required Lenders) do any one or more of the following from time to time:

(a)

 declare any Obligations (other than Secured Bank Product Obligations) immediately due and payable, whereupon they shall be due and payable without diligence, presentment, demand, protest or notice of any kind, all of which are hereby waived by Borrowers to the fullest extent permitted by law;

(b)

 terminate, reduce or condition any Revolver Commitment, or make any adjustment to the Borrowing Base;

(c)

require the Loan Parties to Cash Collateralize their LC Obligations, Secured Bank Product Obligations and other Obligations that are contingent or not yet due and payable, and, if the Loan Parties fail to deposit such Cash Collateral, Agent may (and shall upon the direction of Required Lenders) advance the required Cash Collateral as Revolver Loans (whether or not an Overadvance exists or is created thereby, or the conditions in Section 6 are satisfied); and

(d)

exercise any other rights or remedies afforded under any agreement, by law, at equity or otherwise, including the rights and remedies of a secured party under the UCC.  Such rights and remedies include the rights to (i) take possession of any Collateral; (ii) require the Loan Parties to assemble Collateral, at the Loan Parties’ expense, and make it available to Agent at a place designated by Agent; (iii) enter any premises where Collateral is located and store Collateral on such premises until sold (and if the premises are owned or leased by a Loan Party, the Loan Parties agree not to charge for such storage); and (iv) sell or otherwise Dispose of any Collateral in its then condition, or after any further manufacturing or processing thereof, at public or private sale, with such notice as may be required by Applicable Law, in lots or in bulk, at such locations, all as Agent, in its discretion, deems advisable.  Each Loan Party agrees that 10 days notice of any proposed sale or other Disposition of Collateral by Agent shall be reasonable, and that any sale conducted on the internet or to a licensor of Intellectual Property shall be commercially reasonable.  Agent may conduct sales on any Loan Party’s premises, without charge, and any sale may be adjourned from time to time in accordance with Applicable Law.  Agent shall have the right to sell, lease or otherwise Dispose of any Collateral for cash, credit or any combination thereof, and Agent may purchase any Collateral at public or, if permitted by law, private sale and, in lieu of actual payment of the purchase price, may credit bid and set off the amount of such price against the Obligations.

10.3.

License.  At any time during an Event of Default, Agent is hereby granted an irrevocable, non-exclusive license or other right to use, license or sub-license (without payment of royalty or other compensation to any Person) any or all Intellectual Property of the Loan Parties, computer hardware and software, trade secrets, brochures, customer lists, promotional and advertising materials, labels, packaging materials and other Property, in advertising for sale, marketing, selling, collecting, completing manufacture of, or otherwise exercising any rights or remedies with respect to, any Collateral.  At any time during an Event of Default, each Loan Party’s rights and interests under Intellectual Property shall inure to Agent’s benefit.

10.4.

Setoff.  At any time during an Event of Default, Agent, Issuing Bank, Lenders, and any of their Affiliates are authorized, to the fullest extent permitted by Applicable Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held and other obligations (in whatever currency) at any time owing by Agent, Issuing Bank, such Lender or such Affiliate to or for the credit or the account of a Loan Party against its Obligations, whether or not Agent, Issuing Bank, such Lender or such Affiliate shall have made any demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or are owed to a branch or office of Agent, Issuing Bank, such Lender or such Affiliate different from the branch or office holding such deposit or obligated on such indebtedness.  The rights of Agent, Issuing Bank, each Lender and each such Affiliate under this Section are in addition to other rights and remedies (including other rights of setoff) that such Person may have.

10.5.

Remedies Cumulative; No Waiver.

10.5.1.

Cumulative Rights.  All agreements, warranties, guaranties, indemnities and other undertakings of the Loan Parties under the Loan Documents are cumulative and not in derogation of each other.  The rights and remedies of Agent and Lenders under the Loan Documents are cumulative, may be exercised at any time and from time to time, concurrently or in any order, and are not exclusive of any other rights or remedies available by agreement, by law, at equity or otherwise.  All such rights and remedies shall continue in full force and effect until Full Payment of all Obligations.

10.5.2.

Waivers.  No waiver or course of dealing shall be established by (a) the failure or delay of Agent or any Lender to require strict performance by any Loan Party under any Loan Document, or to exercise any rights or remedies with respect to Collateral or otherwise; (b) the making of any Revolver Loan or issuance of any Letter of Credit during a Default, Event of Default or other failure to satisfy any conditions precedent; or (c) acceptance by Agent or any Lender of any payment or performance by a Loan Party under any Loan Documents in a manner other than that specified therein.  Any failure to satisfy a financial covenant on a measurement date shall not be cured or remedied by satisfaction of such covenant on a subsequent date.

SECTION 11.

AGENT

11.1.

Appointment, Authority and Duties of Agent.

11.1.1.

Appointment and Authority.  Each Secured Party appoints and designates Bank of America as Agent under all Loan Documents.  Agent may, and each Secured Party authorizes Agent to, enter into all Loan Documents to which Agent is intended to be a party and accept all Security Documents.  Any action taken by Agent in accordance with the provisions of the Loan Documents, and the exercise by Agent of any rights or remedies set forth therein, together with all other powers reasonably incidental thereto, shall be authorized by and binding upon all Secured Parties.  Without limiting the generality of the foregoing, Agent shall have the sole and exclusive authority to (a) act as the disbursing and collecting agent for Lenders with respect to all payments and collections arising in connection with the Loan Documents; (b) execute and deliver as Agent each Loan Document, including the Intercreditor Agreements and any other intercreditor or subordination agreement, and accept delivery of each Loan Document; (c) act as collateral agent for Secured Parties for purposes of perfecting and administering Liens under the Loan Documents, and for all other purposes stated therein; (d) manage, supervise or otherwise deal with Collateral; and (e) take any Enforcement Action or otherwise exercise any rights or remedies with respect to any Collateral or under any Loan Documents, Applicable Law or otherwise.  Agent alone shall be authorized to determine eligibility and applicable advance rates under the Borrowing Base, whether to impose or release any reserve, or whether any conditions to funding or issuance of a Letter of Credit have been satisfied, which determinations and judgments, if exercised in good faith, shall exonerate Agent from liability to any Secured Party or other Person for any error in judgment.

11.1.2.

Duties.  The title of “Agent” is used solely as a matter of market custom and the duties of Agent are administrative in nature only.  Agent has no duties except those expressly set forth in the Loan Documents, and in no event does Agent have any agency, fiduciary or implied duty to or relationship with any Secured Party or other Person by reason of any Loan Document or related transaction.  The conferral upon Agent of any right shall not imply a duty to exercise such right, unless instructed to do so by Lenders in accordance with this Agreement.

11.1.3.

Agent Professionals.  Agent may perform its duties through agents and employees.  Agent may consult with and employ Agent Professionals, and shall be entitled to act upon, and shall be fully protected in any action taken in good faith reliance upon, any advice given by an Agent Professional.  Agent shall not be responsible for the negligence or misconduct of any agents, employees or Agent Professionals selected by it with reasonable care.

11.1.4.

Instructions of Required Lenders.  The rights and remedies conferred upon Agent under the Loan Documents may be exercised without the necessity of joining any other party, unless required by Applicable Law.  In determining compliance with a condition for any action hereunder, including satisfaction of any condition in Section 6, Agent may presume that the condition is satisfactory to a Secured Party unless Agent has received notice to the contrary from such Secured Party before Agent takes the action.  Agent may request instructions from Required Lenders or other Secured Parties with respect to any act (including the failure to act) in connection with any Loan Documents or Collateral, and may seek assurances to its satisfaction from Secured Parties of their indemnification obligations against Claims that could be incurred by Agent.  Agent may refrain from any act until it has received such instructions or assurances, and shall not incur liability to any Person by reason of so refraining.  Instructions of Required Lenders shall be binding upon all Secured Parties, and no Secured Party shall have any right of action whatsoever against Agent as a result of Agent acting or refraining from acting pursuant to instructions of Required Lenders.  Notwithstanding the foregoing, instructions by and consent of specific parties shall be required to the extent provided in Section 13.1.1.  In no event shall Agent be required to take any action that it determines in its discretion is contrary to Applicable Law or any Loan Documents or could subject any Agent Indemnitee to liability.

11.2.

Agreements Regarding Collateral and Borrower Materials.

11.2.1.

Lien Releases; Care of Collateral.  Secured Parties authorize Agent to release any Lien with respect to any Collateral (a) upon Full Payment of the Obligations; (b) that is the subject of a Disposition or Lien that the Loan Parties certify in writing is a Disposition permitted hereunder or under any other Loan Document or a Permitted Lien entitled to priority over Agent’s Liens (and Agent may rely conclusively on any such certificate without further inquiry); (c) that does not constitute a material part of the Collateral; or (d) subject to Section 13.1, with the consent of Required Lenders.  Secured Parties authorize Agent to subordinate its

Liens to any Purchase Money Lien or other Lien entitled to priority hereunder. Agent has no obligation to assure that any Collateral exists or is owned by a Loan Party, or is cared for, protected or insured, nor to assure that Agent’s Liens have been properly created, perfected or enforced, or are entitled to any particular priority, nor to exercise any duty of care with respect to any Collateral.

11.2.2.

Possession of Collateral.  Agent and Secured Parties appoint each Lender as agent (for the benefit of Secured Parties) for the purpose of perfecting Liens in any Collateral held or controlled by such Lender, to the extent such Liens are perfected by possession or control.  If any Lender obtains possession or control of any Collateral, it shall notify Agent thereof and, promptly upon Agent’s request, deliver such Collateral to Agent or otherwise deal with it in accordance with Agent’s instructions.

11.2.3.

Reports.  Agent shall promptly provide to Lenders, when complete, any field examination, audit or appraisal report prepared for Agent with respect to any Loan Party or Collateral (“Report”).  Reports and other Borrower Materials may be made available to Lenders by providing access to them on the Platform, but Agent shall not be responsible for system failures or access issues that may occur from time to time.  Each Lender agrees (a) that Reports are not intended to be comprehensive audits or examinations, and that Agent or any other Person performing an audit or examination will inspect only limited information and will rely significantly upon the Loan Parties’ books, records and representations; (b) that Agent makes no representation or warranty as to the accuracy or completeness of any Borrower Materials and shall not be liable for any information contained in or omitted from any Borrower Materials, including any Report; and (c) to keep all Borrower Materials confidential and strictly for such Lender’s internal use, not to distribute any Report or other Borrower Materials (or the contents thereof) to any Person (except to such Lender’s Participants, attorneys and accountants), and to use all Borrower Materials solely for administration of the Obligations.  Each Lender shall indemnify and hold harmless Agent and any other Person preparing a Report from any action such Lender may take as a result of or any conclusion it may draw from any Borrower Materials, as well as from any Claims arising as a direct or indirect result of Agent furnishing same to such Lender, via the Platform or otherwise.

11.3.

Reliance By Agent.  Agent shall be entitled to rely, and shall be fully protected in relying, upon any certification, notice or other communication (including those by telephone, telex, telegram, telecopy or e-mail) believed by it to be genuine and correct and to have been signed, sent or made by the proper Person.  Agent shall have a reasonable and practicable amount of time to act upon any instruction, notice or other communication under any Loan Document, and shall not be liable for any delay in acting.

11.4.

Action Upon Default.  Agent shall not be deemed to have knowledge of any Default or Event of Default, or of any failure to satisfy any conditions in Section 6, unless it has received written notice from a Borrower or Required Lenders specifying the occurrence and nature thereof.  If any Lender acquires knowledge of a Default, Event of Default or failure of such conditions, it shall promptly notify Agent and the other Lenders thereof in writing.  Each Secured Party agrees that, except as otherwise provided in any Loan Documents or with the written consent of Agent and Required Lenders, it will not take any Enforcement Action, accelerate Obligations (other than Secured Bank Product Obligations) or assert any rights relating to any Collateral.

11.5.

Ratable Sharing.  If any Lender obtains any payment or reduction of any Obligation, whether through set-off or otherwise, in excess of its ratable share of such Obligation, such Lender shall forthwith purchase from Secured Parties  participations in the affected Obligation as are necessary to share the excess payment or reduction on a Pro Rata basis or in accordance with Section 5.5.2, as applicable.  If any of such payment or reduction is thereafter recovered from the purchasing Lender, the purchase shall be rescinded and the purchase price restored to the extent of such recovery, but without interest.  Notwithstanding the foregoing, if a Defaulting Lender obtains a payment or reduction of any Obligation, it shall immediately turn over the full amount thereof to Agent for application under Section 4.2.2 and it shall provide a written statement to Agent describing the Obligation affected by such payment or reduction.  No Lender shall set off against a Dominion Account without Agent’s prior consent.

11.6.

Indemnification.  EACH SECURED PARTY SHALL INDEMNIFY AND HOLD HARMLESS AGENT INDEMNITEES AND ISSUING BANK INDEMNITEES, TO THE EXTENT NOT REIMBURSED BY THE LOAN PARTIES, ON A PRO RATA BASIS, AGAINST ALL CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY SUCH INDEMNITEE, PROVIDED THAT ANY CLAIM AGAINST AN AGENT INDEMNITEE RELATES TO OR ARISES FROM ITS ACTING AS OR FOR AGENT (IN THE CAPACITY OF AGENT).  In Agent’s discretion, it may reserve for any Claims made against an Agent Indemnitee or Issuing Bank Indemnitee, and may satisfy any judgment, order or settlement relating thereto, from proceeds of Collateral prior to making any distribution of Collateral proceeds to Secured Parties.  If Agent is sued by any receiver, trustee or other Person for any alleged preference or fraudulent transfer, then any monies paid by Agent in settlement or satisfaction of such proceeding, together with all interest, costs and expenses (including attorneys’ fees) incurred in the defense of same, shall be promptly reimbursed to Agent by each Secured Party to the extent of its Pro Rata share.

11.7.

Limitation on Responsibilities of Agent.  Agent shall not be liable to any Secured Party for any action taken or omitted to be taken under the Loan Documents, except for losses directly and solely caused by Agent’s gross negligence or willful misconduct.  Agent does not assume any responsibility for any failure or delay in performance or any breach by any Loan Party, Lender or other Secured Party of any obligations under the Loan Documents.  Agent does not make any express or implied representation, warranty or guarantee to Secured Parties with respect to any Obligations, Collateral, Liens, Loan Documents or Loan Party.  No Agent Indemnitee shall be responsible to Secured Parties for any recitals, statements, information, representations or warranties contained in any Loan Documents or Borrower Materials; the execution, validity, genuineness, effectiveness or enforceability of any Loan Documents; the genuineness, enforceability, collectability, value, sufficiency, location or existence of any Collateral, or the validity, extent, perfection or priority of any Lien therein; the validity, enforceability or collectability of any Obligations; or the assets, liabilities, financial condition, results of operations, business, creditworthiness or legal status of any Loan Party or Account Debtor.  No Agent Indemnitee shall have any obligation to any Secured Party to ascertain or inquire into the existence of any Default or Event of Default, the observance by any Loan Party of any terms of the Loan Documents, or the satisfaction of any conditions precedent contained in any Loan Documents.

11.8.

Successor Agent and Co-Agents.

11.8.1.

Resignation; Successor Agent.  Agent may resign at any time by giving at least 30 days written notice thereof to Lenders and Borrowers.  Required Lenders may appoint a successor to replace the resigning Agent, which successor shall be (a) a Lender or an Affiliate of a Lender; or (b) a financial institution reasonably acceptable to Required Lenders and (provided no Default or Event of Default exists) Borrowers.  If no successor agent is appointed prior to the effective date of Agent’s resignation, then Agent may appoint a successor agent that is a financial institution acceptable to it (which shall be a Lender unless no Lender accepts the role) or in the absence of such appointment, Required Lenders shall on such date assume all rights and duties of Agent hereunder.  Upon acceptance by any successor Agent of its appointment hereunder, such successor Agent shall thereupon succeed to and become vested with all the powers and duties of the retiring Agent without further act.  On the effective date of its resignation, the retiring Agent shall be discharged from its duties and obligations hereunder but shall continue to have all rights and protections under the Loan Documents with respect to actions taken or omitted to be taken by it while Agent, including the indemnification set forth in Sections 11.6 and 13.2, and all rights and protections under this Section 11.  Any successor to Bank of America by merger or acquisition of stock or this loan shall continue to be Agent hereunder without further act on the part of any Secured Party or Loan Party.

11.8.2.

Co-Collateral Agent.  If appropriate under Applicable Law, Agent may appoint a Person to serve as a co-collateral agent or separate collateral agent under any Loan Document.  Each right, remedy and protection intended to be available to Agent under the Loan Documents shall also be vested in such agent.  Secured Parties shall execute and deliver any instrument or agreement that Agent may request to effect such appointment.  If any such agent shall die, dissolve, become incapable of acting, resign or be removed, then all the rights and remedies of the agent, to the extent permitted by Applicable Law, shall vest in and be exercised by Agent until appointment of a new agent.

11.9.

Due Diligence and Non-Reliance.  Each Lender acknowledges and agrees that it has, independently and without reliance upon Agent or any other Lenders, and based upon such documents, information and analyses as it has deemed appropriate, made its own credit analysis of each Loan Party and its own decision to enter into this Agreement and to fund Revolver Loans and participate in LC Obligations hereunder.  Each Secured Party has made such inquiries as it feels necessary concerning the Loan Documents, Collateral and the Loan Parties.  Each Secured Party acknowledges and agrees that the other Secured Parties have made no representations or warranties concerning any Loan Party, any Collateral or the legality, validity, sufficiency or enforceability of any Loan Documents or Obligations.  Each Secured Party will, independently and without reliance upon any other Secured Party, and based upon such financial statements, documents and information as it deems appropriate at the time, continue to make and rely upon its own credit decisions in making Revolver Loans and participating in LC Obligations, and in taking or refraining from any action under any Loan Documents.  Except for notices, reports and other information expressly requested by a Lender, Agent shall have no duty or responsibility to provide any Secured Party with any notices, reports or certificates furnished to Agent by any Loan Party or any credit or other information concerning the affairs, financial condition, business or Properties of any Loan Party (or any of its Affiliates) which may come into possession of Agent or its Affiliates.

11.10.

Remittance of Payments and Collections.

11.10.1.

Remittances Generally.  All payments by any Lender to Agent shall be made by the time and on the day set forth in this Agreement, in immediately available funds.  If no time for payment is specified or if payment is due on demand by Agent and request for payment is made by Agent by 1:00 p.m. on a Business Day, payment shall be made by Lender not later than 3:00 p.m. on such day, and if request is made after 1:00 p.m., then payment shall be made by 11:00 a.m. on the next Business Day.  Payment by Agent to any Secured Party shall be made by wire transfer, in the type of funds received by Agent.  Any such payment shall be subject to Agent’s right of offset for any amounts due from such payee under the Loan Documents.

11.10.2.

Failure to Pay.  If any Secured Party fails to pay any amount when due by it to Agent pursuant to the terms hereof, such amount shall bear interest, from the due date until paid in full, at the greater of the Federal Funds Rate or the rate determined by Agent as customary for interbank compensation for two Business Days and thereafter at the Default Rate for Base Rate Revolver Loans.  In no event shall Borrowers be entitled to credit for any interest paid by a Secured Party to Agent, nor shall a Defaulting Lender be entitled to interest on amounts held by Agent pursuant to Section 4.2.

11.10.3.

Recovery of Payments.  If Agent pays an amount to a Secured Party in the expectation that a related payment will be received by Agent from a Loan Party and such related payment is not received, then Agent may recover such amount from the Secured Party.  If Agent determines that an amount received by it must be returned or paid to a Loan Party or other Person pursuant to Applicable Law or otherwise, then Agent shall not be required to distribute such amount to any Secured Party.  If any amounts received and applied by Agent to Obligations held by a Secured Party are later required to be returned by Agent pursuant to Applicable Law, such Secured Party shall pay to Agent, on demand, its share of the amounts required to be returned.

11.11.

Individual Capacities.  As a Lender, Bank of America shall have the same rights and remedies under the Loan Documents as any other Lender, and the terms “Lenders,” “Required Lenders” or any similar term shall include Bank of America in its capacity as a Lender.  Agent, Lenders and their Affiliates may accept deposits from, lend money to, provide Bank Products to, act as financial or other advisor to, and generally engage in any kind of business with, the Loan Parties and their Affiliates, as if they were not Agent or Lenders hereunder, without any duty to account therefor to any Secured Party.  In their individual capacities, Agent, Lenders and their Affiliates may receive information regarding the Loan Parties, their Affiliates and their Account Debtors (including information subject to confidentiality obligations), and shall have no obligation to provide such information to any Secured Party.

11.12.

Titles.  Each Lender, other than Bank of America, that is designated (on the cover page of this Agreement or otherwise) by Bank of America as an “Arranger,” “Bookrunner” or “Agent” of any type shall have no right, power or duty under any Loan Documents other than those applicable to all Lenders, and shall in no event have any fiduciary duty to any Secured Party.

11.13.

Bank Product Providers.  Each Secured Bank Product Provider, by delivery of a notice to Agent of a Bank Product, agrees to be bound by the Loan Documents, including Sections 5.5, 11 and 13.3.3.  Each Secured Bank Product Provider shall indemnify and hold harmless Agent Indemnitees, to the extent not reimbursed by the Loan Parties, against all Claims that may be incurred by or asserted against any Agent Indemnitee in connection with such provider’s Secured Bank Product Obligations.

11.14.

No Third Party Beneficiaries.  This Section 11 is an agreement solely among Secured Parties and Agent, and shall survive Full Payment of the Obligations.  This Section 11 does not confer any rights or benefits upon the Loan Parties or any other Person.  As between the Loan Parties and Agent, any action that Agent may take under any Loan Documents or with respect to any Obligations shall be conclusively presumed to have been authorized and directed by Secured Parties.

SECTION 12.

BENEFIT OF AGREEMENT; ASSIGNMENTS

12.1.

Successors and Assigns.  This Agreement shall be binding upon and inure to the benefit of the Loan Parties, Agent, Lenders, Secured Parties, and their respective successors and assigns, except that (a) no Loan Party shall have the right to assign its rights or delegate its obligations under any Loan Documents; and (b) any assignment by a Lender must be made in compliance with Section 12.3.  Agent may treat the Person which made any Revolver Loan as the owner thereof for all purposes until such Person makes an assignment in accordance with Section 12.3.  Any authorization or consent of a Lender shall be conclusive and binding on any subsequent transferee or assignee of such Lender.

12.2.

Participations.

12.2.1.

Permitted Participants; Effect.  Subject to Section 12.3.3, any Lender may sell to a financial institution (“Participant”) a participating interest in the rights and obligations of such Lender under any Loan Documents.  Despite any sale by a Lender of participating interests to a Participant, such Lender’s obligations under the Loan Documents shall remain unchanged, it shall remain solely responsible to the other parties hereto for performance of such obligations, it shall remain the holder of its Revolver Loans and Revolver Commitments for all purposes, all amounts payable by the Loan Parties shall be determined as if it had not sold such participating interests, and the Loan Parties and Agent shall continue to deal solely and directly with such Lender in connection with the Loan Documents.  Each Lender shall be solely responsible for notifying its Participants of any matters under the Loan Documents, and Agent and the other Lenders shall not have any obligation or liability to any such Participant.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 5.8 unless Borrowers agree otherwise in writing.

12.2.2.

Voting Rights.  Each Lender shall retain the sole right to approve, without the consent of any Participant, any amendment, waiver or other modification of a Loan Document other than that which forgives principal, interest or fees, reduces the stated interest rate or fees payable with respect to any Revolver Loan or Revolver Commitment in which such Participant has an interest, postpones the Commitment Termination Date or any date fixed for any regularly scheduled payment of principal, interest or fees on such Revolver Loan or Revolver Commitment, or releases any Borrower, Guarantor or substantially all Collateral.

12.2.3.

Participant Register.  Each Lender that sells a participation shall, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), maintain a register in which it enters the Participant’s name, address and interest in Revolver Commitments, Revolver Loans (and stated interest) and LC Obligations.  Entries in the register shall be conclusive, absent manifest error, and such Lender shall treat each Person recorded in the register as the owner of the participation for all purposes, notwithstanding any notice to the contrary.  No Lender shall have an obligation to disclose any information in such register except to the extent necessary to establish that a Participant’s interest is in registered form under the Code.

12.2.4.

Benefit of Setoff.  The Loan Parties agree that each Participant shall have a right of set-off in respect of its participating interest to the same extent as if such interest were owing directly to a Lender, and each Lender shall also retain the right of set-off with respect to any participating interests sold by it.  By exercising any right of set-off, a Participant agrees to share with Lenders all amounts received through its set-off, in accordance with Section 11.5 as if such Participant were a Lender.

12.3.

Assignments.

12.3.1.

Permitted Assignments.  A Lender may assign to an Eligible Assignee any of its rights and obligations under the Loan Documents, as long as (a) each assignment is of a constant, and not a varying, percentage of the transferor Lender’s rights and obligations under the Loan Documents and, in the case of a partial assignment, is in a minimum principal amount of $5,000,000 (unless otherwise agreed by Agent in its discretion); and (b) the parties to each such assignment shall execute and deliver to Agent, for its acceptance and recording, an Assignment and Acceptance.  Nothing herein shall limit the right of a Lender to pledge or assign any rights under the Loan Documents to secure obligations of such Lender, including a pledge or assignment to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release the Lender from its obligations hereunder nor substitute the pledge or assignee for such Lender as a party hereto.

12.3.2.

Effect; Effective Date.  Upon delivery to Agent of an assignment notice in the form of Exhibit B and a processing fee of $3,500 (unless otherwise agreed by Agent in its discretion), the assignment shall become effective as specified in the notice, if it complies with this Section 12.3.  From such effective date, the Eligible Assignee shall for all purposes be a Lender under the Loan Documents, and shall have all rights and obligations of a Lender thereunder.  Upon consummation of an assignment, the transferor Lender, Agent and Borrowers shall make appropriate arrangements for issuance of replacement and/or new notes, if applicable.  The transferee Lender shall comply with Section 5.9 and deliver, upon request, an administrative questionnaire satisfactory to Agent.

12.3.3.

Certain Assignees.  No assignment or participation may be made to a Loan Party, Affiliate of a Loan Party, Defaulting Lender or natural person.  Any assignment by a Defaulting Lender shall be effective only upon payment by the Eligible Assignee or Defaulting Lender to Agent of an aggregate amount sufficient, upon distribution (through direct payment, purchases of participations or other compensating actions as Agent deems appropriate), to satisfy all funding and payment liabilities then owing by the Defaulting Lender hereunder.  If an assignment by a Defaulting Lender shall become effective under Applicable Law for any reason without compliance with the foregoing sentence, then the assignee shall be deemed a Defaulting Lender for all purposes until such compliance occurs.

12.3.4.

Register.  Agent, acting as a non-fiduciary agent of Borrowers (solely for tax purposes), shall maintain (a) a copy (or electronic equivalent) of each Assignment and Acceptance delivered to it, and (b) a register for recordation of the names, addresses and Revolver Commitments of, and the Revolver Loans, interest and LC Obligations owing to, each Lender.  Entries in the register shall be conclusive, absent manifest error, and Borrowers, Agent and Lenders shall treat each Person recorded in such register as a Lender for all purposes under the Loan Documents, notwithstanding any notice to the contrary.  Agent may choose to show only one Borrower as the borrower in the register, without any effect on the liability of any Loan Party with respect to the Obligations.  The register shall be available for inspection by Borrowers or any Lender, from time to time upon reasonable notice.

12.4.

Replacement of Certain Lenders.  If a Lender (a) within the last 120 days failed to give its consent to any amendment, waiver or action for which consent of all Lenders was required and Required Lenders consented, (b) is a Defaulting Lender, or (c) within the last 120 days gave a notice under Section 3.5 or requested payment or compensation under Section 3.7 or 5.8 (and has not designated a different Lending Office pursuant to Section 3.8), then Agent or Borrower Agent may, upon 10 days notice to such Lender, require it to assign its rights and obligations under the Loan Documents to Eligible Assignee(s), pursuant to appropriate Assignment and Acceptance(s), within 20 days after the notice.  Agent is irrevocably appointed as attorney-in-fact to execute any such Assignment and Acceptance if the Lender fails to execute it.  Such Lender shall be entitled to receive, in cash, concurrently with such assignment, all amounts owed to it under the Loan Documents through the date of assignment.

SECTION 13.

MISCELLANEOUS

13.1.

Consents, Amendments and Waivers.

13.1.1.

Amendment.  No modification of any Loan Document, including any extension or amendment of a Loan Document or any waiver of a Default or Event of Default, shall be effective without the prior written agreement of Agent (with the consent of Required Lenders) and each Loan Party party to such Loan Document; provided, however, that

(a)

without the prior written consent of Agent, no modification shall alter any provision in a Loan Document that relates to any rights, duties or discretion of Agent;

(b)

without the prior written consent of Issuing Bank, no modification shall alter Section 2.2 or any other provision in a Loan Document that relates to Letters of Credit or any rights, duties or discretion of Issuing Bank;

(c)

without the prior written consent of each affected Lender, including a Defaulting Lender, no modification shall (i) increase the Revolver Commitment of such Lender; (ii) reduce the amount of, or waive or delay payment of, any principal, interest or fees payable to such Lender (except as provided in Section 4.2); (iii) extend the Revolver Termination Date applicable to such Lender’s Obligations; or (iv) amend this clause (c);

(d)

without the prior written consent of all Lenders (except any Defaulting Lender), no modification shall (i) alter Section 5.5.2 or 13.1.1; (ii) amend the definition of Borrowing Base, Line Reserve, Accounts Formula Amount or Inventory Formula Amount (or any defined term used in such definitions) if the effect of such amendment is to increase borrowing availability, Pro Rata or Required Lenders; (iii) decrease the Line Reserve; (iv) release all or substantially all Collateral; or (v) except in connection with a merger, Disposition or similar transaction expressly permitted hereby, release any Loan Party from liability for any Obligations; and

(e)

without the prior written consent of a Secured Bank Product Provider, no modification shall affect its relative payment priority under Section 5.5.2.

Notwithstanding the foregoing, (x) the Fee Letter may be amended or otherwise modified solely by the Persons party thereto, (y) any provision of this Agreement may be amended by an agreement in writing entered into by the Loan Parties, the Required Lenders and Agent (and, if their rights or obligations are affected thereby, Issuing Bank) if (i) by the terms of such agreement the Revolver Commitment of each Lender not consenting to the amendment provided for therein shall terminate upon the effectiveness of such amendment and (ii) at the time such amendment becomes effective, each Lender not consenting thereto receives payment (including pursuant to an assignment to a replacement Lender in accordance with Section 12.4) in full of this principal of and interest accrued on each Revolver Loan made by it and all other amounts owing to it or accrued for its account under this Agreement and (z) this Agreement and any other Loan Document may be amended, modified or supplemented solely with the consent of Agent and the Loan Parties, each in their sole discretion, without the need to obtain the consent of any other Lender if such amendment, modification or supplement is delivered in order to cure ambiguities, defects, errors, mistakes, omissions in this Agreement or the applicable Loan Document.

13.1.2.

Limitations.  The agreement of the Loan Parties shall not be required for any modification of a Loan Document that deals solely with the rights and duties of Lenders, Agent and/or Issuing Bank as among themselves.  Only the consent of the parties to any agreement relating to fees or a Bank Product shall be required for modification of such agreement, and no Bank Product provider (in such capacity) shall have any right to consent to modification of any Loan Document other than its Bank Product agreement.  Any waiver or consent granted by Agent or Lenders hereunder shall be effective only if in writing and only for the matter specified.

13.1.3.

Payment for Consents.  No Loan Party will, directly or indirectly, pay any remuneration or other thing of value, whether by way of additional interest, fee or otherwise, to any Lender (in its capacity as a Lender hereunder) as consideration for agreement by such Lender with any modification of any Loan Documents, unless such remuneration or value is concurrently paid, on the same terms, on a Pro Rata basis to all Lenders providing their consent.

13.2.

Indemnity.  EACH LOAN PARTY SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNITEES AGAINST ANY CLAIMS THAT MAY BE INCURRED BY OR ASSERTED AGAINST ANY INDEMNITEE, INCLUDING CLAIMS ASSERTED BY ANY LOAN PARTY OR OTHER PERSON OR ARISING FROM THE NEGLIGENCE OF AN INDEMNITEE.  In no event shall any party to a Loan Document have any obligation thereunder to indemnify or hold harmless an Indemnitee with respect to a Claim that is determined in a final, non-appealable judgment by a court of competent jurisdiction to result from the gross negligence or willful misconduct of such Indemnitee.

13.3.

Notices and Communications.

13.3.1.

Notice Address.  Subject to Section 4.1.4, all notices and other communications by or to a party hereto shall be in writing and shall be given to any Loan Party, at Borrower Agent’s address shown on the signature pages hereof, and to any other Person at its address shown on the signature pages hereof (or, in the case of a Person who becomes a Lender after the Closing Date, at the address shown on its Assignment and Acceptance), or at such other address as a party may hereafter specify by notice in accordance with this Section 13.3.  Each communication shall be effective only (a) if given by facsimile transmission, when transmitted to the applicable facsimile number, if confirmation of receipt is received; (b) if given by mail, three Business Days after deposit in the U.S. mail, with first-class postage pre-paid, addressed to the applicable address; or (c) if given by personal delivery, when duly delivered to the notice address with receipt acknowledged.  Notwithstanding the foregoing, no notice to Agent pursuant to Section 2.1.4, 2.2, 3.1.2 or 4.1.1 shall be effective until actually received by the individual to whose attention at Agent such notice is required to be sent.  Any written communication that is not sent in conformity with the foregoing provisions shall nevertheless be effective on the date actually received by the noticed party.  Any notice received by Borrower Agent shall be deemed received by all the Loan Parties.

13.3.2.

Electronic Communications; Voice Mail.  Electronic mail and internet websites may be used only for routine communications, such as delivery of Borrower Materials, administrative matters, distribution of Loan Documents, and matters permitted under Section 4.1.4.  Agent and Lenders make no assurances as to the privacy and security of electronic communications.  Electronic and voice mail may not be used as effective notice under the Loan Documents.

13.3.3.

Platform.  Borrower Materials shall be delivered pursuant to procedures approved by Agent, including electronic delivery (if possible) upon request by Agent to an electronic system maintained by Agent (“Platform”).  Borrowers shall notify Agent of each posting of Borrower Materials on the Platform and the materials shall be deemed received by Agent only upon its receipt of such notice.  Borrower Materials and other information relating to this credit facility may be made available to Secured Parties on the Platform, and the Loan Parties and Secured Parties acknowledge that “public” information is not segregated from material non-public information on the Platform.  The Platform is provided “as is” and “as available.”  Agent does not warrant the accuracy or completeness of any information on the Platform nor the adequacy or functioning of the Platform, and expressly disclaims liability for any errors or omissions in the Borrower Materials or any issues involving the Platform.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS, OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY AGENT WITH RESPECT TO BORROWER MATERIALS OR THE PLATFORM.  Secured Parties acknowledge that Borrower Materials may include material non-public information of the Loan Parties and should not be made available to any personnel who do not wish to receive such information or who may be engaged in investment or other market-related activities with respect to any Loan Party’s securities.  No Agent Indemnitee shall have any liability to the Loan Parties, Secured Parties or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) relating to use by any Person of the Platform or delivery of Borrower Materials and other information through the Platform or over the internet.

13.3.4.

Non-Conforming Communications.  Agent and Lenders may rely upon any communications purportedly given by or on behalf of any Loan Party even if they were not made in a manner specified herein, were incomplete or were not confirmed, or if the terms thereof, as understood by the recipient, varied from a later confirmation.  Each Loan Party shall indemnify and hold harmless each Indemnitee from any liabilities, losses, costs and expenses arising from any electronic or telephonic communication purportedly given by or on behalf of a Loan Party.

13.4.

Performance of Borrowers’ Obligations.  Agent may, in its discretion at any time and from time to time, at the Loan Parties’ expense, pay any amount or do any act required of a Borrower under any Loan Documents or otherwise lawfully requested by Agent to (a) enforce any Loan Documents or collect any Obligations; (b) protect, insure, maintain or realize upon any Collateral; or (c) defend or maintain the validity or priority of Agent’s Liens in any Collateral, including any payment of a judgment, insurance premium, warehouse charge, finishing or processing charge, or landlord claim, or any discharge of a Lien.  All payments, costs and expenses (including Extraordinary Expenses) of Agent under this Section shall be reimbursed to Agent by the Loan Parties, on demand, with interest from the date incurred until paid in full, at the Default Rate applicable to Base Rate Revolver Loans.  Any payment made or action taken by Agent under this Section shall be without prejudice to any right to assert an Event of Default or to exercise any other rights or remedies under the Loan Documents.

13.5.

Credit Inquiries.  Agent and Lenders may (but shall have no obligation) to respond to usual and customary credit inquiries from third parties concerning any Loan Party or Subsidiary.

13.6.

Severability.  Wherever possible, each provision of the Loan Documents shall be interpreted in such manner as to be valid under Applicable Law.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of the Loan Documents shall remain in full force and effect.

13.7.

Cumulative Effect; Conflict of Terms.  The provisions of the Loan Documents are cumulative.  The parties acknowledge that the Loan Documents may use several limitations or measurements to regulate similar matters, and they agree that these are cumulative and that each must be performed as provided.  Except as otherwise provided in another Loan Document (by specific reference to the applicable provision of this Agreement), if any provision contained herein is in direct conflict with any provision in another Loan Document, the provision herein shall govern and control.

13.8.

Counterparts; Execution.  Any Loan Document may be executed in counterparts, each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement shall become effective when Agent has received counterparts bearing the signatures of all parties hereto.  Delivery of a signature page of any Loan Document by telecopy or other electronic means shall be effective as delivery of a manually executed counterpart of such agreement.  Any electronic signature, contract formation on an electronic platform and electronic record-keeping shall have the same legal validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by Applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state law based on the Uniform Electronic Transactions Act.

13.9.

Entire Agreement.  Time is of the essence with respect to all Loan Documents and Obligations.  The Loan Documents constitute the entire agreement, and supersede all prior understandings and agreements, among the parties relating to the subject matter thereof.

13.10.

Relationship with Lenders.  The obligations of each Lender hereunder are several, and no Lender shall be responsible for the obligations or Revolver Commitments of any other Lender.  Amounts payable hereunder to each Lender shall be a separate and independent debt.  It shall not be necessary for Agent or any other Lender to be joined as an additional party in any proceeding for such purposes.  Nothing in this Agreement and no action of Agent, Lenders or any other Secured Party pursuant to the Loan Documents or otherwise shall be deemed to constitute Agent and any Secured Party to be a partnership, joint venture or similar arrangement, nor to constitute control of any Loan Party.

13.11.

No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated by any Loan Document, the Loan Parties acknowledge and agree that (a)(i) this credit facility and any arranging or other services by Agent, any Lender, any of their Affiliates or any arranger are arm’s-length commercial transactions between the Loan Parties and their Affiliates, on one hand, and Agent, any Lender, any of their Affiliates or any arranger, on the other hand; (ii) the Loan Parties have consulted their own legal, accounting, regulatory and tax advisors to the extent they have deemed appropriate; and (iii) the Loan Parties are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated by the Loan Documents; (b) each of Agent, Lenders, their Affiliates and any arranger is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Loan Parties, their Affiliates or any other Person, and has no obligation with respect to the transactions contemplated by the Loan Documents except as expressly set forth therein; and (c) Agent, Lenders, their Affiliates and any arranger may be engaged in a broad range of transactions that involve interests that differ from those of the Loan Parties and their Affiliates, and have no obligation to disclose any of such interests to the Loan Parties or their Affiliates.  To the fullest extent permitted by Applicable Law, each the Loan Parties hereby waives and releases any claims that it may have against Agent, Lenders, their Affiliates and any arranger with respect to any breach of agency or fiduciary duty in connection with any transaction contemplated by a Loan Document.

13.12.

Confidentiality.  Each of Agent, Lenders and Issuing Bank shall maintain the confidentiality of all Information (as defined below), except that Information may be disclosed (a) to its Affiliates, and to its and their partners, directors, officers, employees, agents, advisors and representatives (provided they are informed of the confidential nature of the Information and instructed to keep it confidential); (b) to the extent requested by any governmental, regulatory or self-regulatory authority purporting to have jurisdiction over it or its Affiliates; (c) to the extent required by Applicable Law or by any subpoena or other legal process; (d) to any other party hereto; (e) in connection with any action or proceeding relating to any Loan Documents or Obligations; (f) subject to an agreement containing provisions substantially the same as this Section, to any Transferee or any actual or prospective party (or its advisors) to any Bank Product or to any swap, derivative or other transaction under which payments are to be made by reference to a Loan Party or Loan Party’s obligations; (g) with the consent of Borrower Agent; or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) is available to Agent, any Lender, Issuing Bank or any of their Affiliates on a nonconfidential basis from a source other than the Loan Parties.  Notwithstanding the foregoing, Agent and Lenders may publish or disseminate general information concerning this credit facility for league table, tombstone and advertising purposes, and may use the Loan Parties’ logos, trademarks or product photographs in advertising materials.  As used herein, “Information” means information received from a Loan Party or Subsidiary relating to it or its business that is identified as confidential when delivered.  A Person required to maintain the confidentiality of Information pursuant to this Section shall be deemed to have complied if it exercises a degree of care similar to that accorded its own confidential information.  Each of Agent, Lenders and Issuing Bank acknowledges that (i) Information may include material non-public information; (ii) it has developed compliance procedures regarding the use of such information; and (iii) it will handle the material non-public information in accordance with Applicable Law.

13.13.

Certifications Regarding Term Loan Documents.  The Loan Parties certify to Agent and Lenders that neither the execution or performance of the Loan Documents nor the incurrence of any Obligations by the Loan Parties violates any Term Loan Document.

13.14.

GOVERNING LAW.  UNLESS EXPRESSLY PROVIDED IN ANY LOAN DOCUMENT, THIS AGREEMENT, THE OTHER LOAN DOCUMENTS AND ALL CLAIMS SHALL BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAW PRINCIPLES EXCEPT FEDERAL LAWS RELATING TO NATIONAL BANKS.

13.15.

Consent to Forum.

13.15.1.

Forum.  EACH LOAN PARTY HEREBY CONSENTS TO THE NON-EXCLUSIVE JURISDICTION OF ANY FEDERAL OR STATE COURT SITTING IN OR WITH JURISDICTION OVER NEW YORK, IN ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING RELATING IN ANY WAY TO ANY LOAN DOCUMENTS, AND AGREES THAT ANY DISPUTE, ACTION, LITIGATION OR OTHER PROCEEDING SHALL BE BROUGHT BY IT SOLELY IN ANY SUCH COURT.  EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES ALL CLAIMS, OBJECTIONS AND DEFENSES THAT IT MAY HAVE REGARDING ANY SUCH COURT’S PERSONAL OR SUBJECT MATTER JURISDICTION, VENUE OR INCONVENIENT FORUM.  EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 13.3.1.  A final judgment in any proceeding of any such court shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or any other manner provided by Applicable Law.

13.15.2.

Other Jurisdictions.  Nothing herein shall limit the right of Agent or any Lender to bring proceedings against any Loan Party in any other court, nor limit the right of any party to serve process in any other manner permitted by Applicable Law.  Nothing in this Agreement shall be deemed to preclude enforcement by Agent of any judgment or order obtained in any forum or jurisdiction.

13.16.

Waivers by the Loan Parties.  To the fullest extent permitted by Applicable Law, each Loan Party waives (a) the right to trial by jury (which Agent and each Lender hereby also waives) in any proceeding or dispute of any kind relating in any way to any Loan Documents, Obligations or Collateral; (b) presentment, demand, protest, notice of presentment, default, non-payment, maturity, release, compromise, settlement, extension or renewal of any commercial paper, accounts, documents, instruments, chattel paper and guaranties at any time held by Agent on which a Loan Party may in any way be liable, and hereby ratifies anything Agent may do in this regard; (c) notice prior to taking possession or control of any Collateral; (d) any bond or security that might be required by a court prior to allowing Agent to exercise any rights or remedies; (e) the benefit of all valuation, appraisement and exemption laws; (f) any claim against Agent, Issuing Bank or any Lender, on any theory of liability, for special, indirect, consequential, exemplary or punitive damages (as opposed to direct or actual damages) in any way relating to any Enforcement Action, Obligations, Loan Documents or transactions relating thereto; and (g) notice of acceptance hereof.  Each Loan Party acknowledges that the foregoing waivers are a material inducement to Agent, Issuing Bank and Lenders entering into this Agreement and that they are relying upon the foregoing in their dealings with the Loan Parties.  Each Loan Party has reviewed the foregoing waivers with its legal counsel and has knowingly and voluntarily waived its jury trial and other rights following consultation with legal counsel.  In the event of litigation, this Agreement may be filed as a written consent to a trial by the court.

13.17.

Patriot Act Notice.  Agent and Lenders hereby notify the Loan Parties that pursuant to the Patriot Act, Agent and Lenders are required to obtain, verify and record information that identifies each Loan Party, including its legal name, address, tax ID number and other information that will allow Agent and Lenders to identify it in accordance with the Patriot Act.  Agent and Lenders will also require information regarding each personal guarantor, if any, and may require information regarding the Loan Parties’ management and owners, such as legal name, address, social security number and date of birth.  The Loan Parties shall, promptly upon request,  provide all documentation and other information as Agent, Issuing Bank or any Lender may request from time to time in order to comply with any obligations under any “know your customer,” anti-money laundering or other requirements of Applicable Law.

13.18.

NO ORAL AGREEMENT.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS BETWEEN THE

PARTIES.  THERE ARE NO UNWRITTEN AGREEMENTS BETWEEN THE PARTIES.

13.19.

INTERCREDITOR AGREEMENTS.

(a)

EACH LENDER PARTY HERETO (I) UNDERSTANDS, ACKNOWLEDGES AND AGREES THAT IT (AND EACH OF ITS SUCCESSORS AND ASSIGNS) AND EACH OTHER LENDER (AND EACH OF THEIR SUCCESSORS AND ASSIGNS) SHALL BE BOUND BY THE INTERCREDITOR AGREEMENTS, (II) AUTHORIZES AND DIRECTS AGENT TO ENTER INTO THE INTERCREDITOR AGREEMENTS ON ITS BEHALF, AND (III) AGREES THAT ANY ACTION TAKEN BY AGENT PURSUANT TO THE INTERCREDITOR AGREEMENTS SHALL BE BINDING UPON SUCH LENDER.

(b)

THE PROVISIONS OF THIS SECTION 13.19 ARE NOT INTENDED TO SUMMARIZE OR FULLY DESCRIBE THE PROVISIONS OF THE INTERCREDITOR AGREEMENTS.  REFERENCE MUST BE MADE TO THE APPLICABLE INTERCREDITOR AGREEMENTS THEMSELVES TO UNDERSTAND ALL TERMS AND CONDITIONS THEREOF.  EACH LENDER IS RESPONSIBLE FOR MAKING ITS OWN ANALYSIS AND REVIEW OF THE INTERCREDITOR AGREEMENTS AND THE TERMS AND PROVISIONS THEREOF, AND NO AGENT OR ANY OF AFFILIATES MAKES ANY REPRESENTATION TO ANY LENDER AS TO THE SUFFICIENCY OR ADVISABILITY OF THE PROVISIONS CONTAINED IN THE INTERCREDITOR AGREEMENTS.  A COPY OF THE INTERCREDITOR AGREEMENTS MAY BE OBTAINED FROM AGENT.

(c)

THE INTERCREDITOR AGREEMENTS IS AN AGREEMENT SOLELY AMONGST THE SECURED PARTIES (AS DEFINED IN THE INTERCREDITOR AGREEMENTS) AND THEIR RESPECTIVE AGENTS (INCLUDING, IN EACH CASE, THEIR SUCCESSORS AND ASSIGNS) AND IS ACKNOWLEDGED AND AGREED TO BY THE LOAN PARTIES AS PARTY THERETO.  AS MORE FULLY PROVIDED THEREIN, THE INTERCREDITOR AGREEMENTS CAN ONLY BE AMENDED BY THE PARTIES THERETO IN ACCORDANCE WITH THE PROVISIONS THEREOF.

[Remainder of page intentionally left blank; signatures begin on following page]

IN WITNESS WHEREOF, this Agreement has been executed and delivered as of the date set forth above.

LOAN PARTIES:

WAUSAU PAPER CORP.,

as a Borrower and Borrower Agent

By: /s/ MICHAEL C. BURANDT

Name:  Michael C. Burandt

Title:

Chairman and CEO

Address:

100 Paper Place

Mosinee, WI  54455

Attn:

Sherri L. Lemmer, Senior Vice President

Telecopy: Fax:  715-692-2083

WAUSAU TIMBERLAND COMPANY, LLC,

as a Borrower

By:

/s/SHERRI L. LEMMER

Name:  Sherri L. Lemmer

Title:

Senior Vice President and

Chief Financial Officer

WAUSAU PAPER MILLS, LLC,

as a Borrower

By:

/s/SHERRI L. LEMMER

Name:  Sherri L. Lemmer

Title:

Senior Vice President and

Chief Financial Officer

[Signature page to Credit Agreement]

WAUSAU PAPER TOWEL & TISSUE, LLC,

as a Borrower

By:

/s/SHERRI L. LEMMER

Name:  Sherri L. Lemmer

Title:

Senior Vice President and

Chief Financial Officer

THE SORG PAPER COMPANY,

as a Borrower

By: /s/ MICHAEL C. BURANDT

Name:  Michael C. Burandt

Title:

Chairman and CEO

THE MIDDLETOWN HYDRAULIC COMPANY,

as a Borrower

By:

/s/SHERRI L. LEMMER

Name:  Sherri L. Lemmer

Title:

Chief Financial Officer

[Signature page to Credit Agreement]

AGENT AND LENDERS:

BANK OF AMERICA, N.A.,

as Agent and Lender

By:   /s/MICHAEL FINE

Name:  Micheal Fine

Title:    Senior Vice President

Address:

135 South LaSalle Street

Chicago, IL  60603

Attn:

Michael Fine

Telecopy:312-453-5086

[Signature page to Credit Agreement]

BMO HARRIS BANK, N.A.,

as Lender

By: /s/ TERRENCE MCKENNA

Name:  Terrence McKenna

Title:

Vice President

Address:

BMO Harris Bank N.A.

111 West Monroe St.

Chicago, IL  60603

Attn:

Asset Based Lending 20 East

Telecopy: (312) 765-1641

[Signature page to Credit Agreement]

EXHIBIT A

to

Credit Agreement

ASSIGNMENT AND ACCEPTANCE

Reference is made to the Credit Agreement dated as of July 30, 2014, as amended (“Credit Agreement”), among WAUSAU PAPER CORP., a Wisconsin corporation (“Wausau Paper”), WAUSAU TIMBERLAND COMPANY, LLC, a Wisconsin limited liability company (“Wausau Timberland”), WAUSAU PAPER MILLS, LLC, a Wisconsin limited liability company (“Wausau Mills”), WAUSAU PAPER TOWEL & TISSUE, LLC, a Wisconsin limited liability company (“Wausau Towel & Tissue”), THE SORG PAPER COMPANY, an Ohio corporation, THE MIDDLETOWN HYDRAULIC COMPANY, an Ohio corporation (“Middletown”, and together with Wausau Paper, Wausau Timberland, Wausau Mills and Wausau Towel & Tissue, collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Credit Agreement (“Lenders”), and such Lenders.  Terms are used herein as defined in the Credit Agreement.

______________________________________ (“Assignor”) and _________________________ _____________ (“Assignee”) agree as follows:

1.

Assignor hereby assigns to Assignee and Assignee hereby purchases and assumes from Assignor (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations, (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments), and (c) a principal amount of $________ of Assignor’s outstanding Term Loan (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated in the corresponding Assignment Notice delivered to Agent, provided such Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  From and after the Effective Date, Assignee hereby expressly assumes, and undertakes to perform, all of Assignor’s obligations in respect of the Assigned Interest, and all principal, interest, fees and other amounts which would otherwise be payable to or for Assignor’s account in respect of the Assigned Interest shall be payable to or for Assignee’s account, to the extent such amounts accrue on or after the Effective Date.

2.

Assignor (a) represents that as of the date hereof, prior to giving effect to this assignment, its Revolver Commitment is $__________, the outstanding balance of its Revolver Loans and participations in LC Obligations is $__________, and the outstanding balance of its Term Loans is $__________; (b) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement or any other instrument or document furnished pursuant thereto, other than that Assignor is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; and (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of Borrowers or the performance by Borrowers of their obligations under the Loan Documents.  [Assignor is attaching the promissory note[s] held by it and requests that Agent exchange such note[s] for new promissory notes payable to Assignee [and Assignor].]

3.

Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received copies of the Credit Agreement and such other Loan Documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it shall, independently and without

CHI:2841771.3

reliance upon Assignor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents; (d) confirms that it is an Eligible Assignee; (e) appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to Agent by the terms thereof, together with such powers as are incidental thereto; (f) agrees that it will observe and perform all obligations that are required to be performed by it as a “Lender” under the Loan Documents; and (g) represents and warrants that the assignment evidenced hereby will not result in a non-exempt “prohibited transaction” under Section 406 of ERISA.

4.

This Agreement shall be governed by the laws of the State of New York.  If any provision is found to be invalid under Applicable Law, it shall be ineffective only to the extent of such invalidity and the remaining provisions of this Agreement shall remain in full force and effect.

5.

Each notice or other communication hereunder shall be in writing, shall be sent by messenger, by telecopy or facsimile transmission, or by first-class mail, shall be deemed given when sent and shall be sent as follows:

(a)

If to Assignee, to the following address (or to such other address as Assignee may designate from time to time):

__________________________

__________________________

__________________________

(b)

If to Assignor, to the following address (or to such other address as Assignor may designate from time to time):

__________________________

__________________________

__________________________

__________________________

Payments hereunder shall be made by wire transfer of immediately available Dollars as follows:

If to Assignee, to the following account (or to such other account as Assignee may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference:  _____________________

If to Assignor, to the following account (or to such other account as Assignor may designate from time to time):

______________________________

______________________________

ABA No._______________________

______________________________

Account No.____________________

Reference:  _____________________

IN WITNESS WHEREOF, this Assignment and Acceptance is executed as of _____________.

_____________________________________

(“Assignee”)

By___________________________________

Title:

Name:

_____________________________________

(“Assignor”)

By___________________________________

Title:

Name:

EXHIBIT B

to

Credit Agreement

ASSIGNMENT NOTICE

Reference is made to (1) the Credit Agreement dated as of July 30, 2014, as amended (“Credit Agreement”), among WAUSAU PAPER CORP., a Wisconsin corporation (“Wausau Paper”), WAUSAU TIMBERLAND COMPANY, LLC, a Wisconsin limited liability company (“Wausau Timberland”), WAUSAU PAPER MILLS, LLC, a Wisconsin limited liability company (“Wausau Mills”), WAUSAU PAPER TOWEL & TISSUE, LLC, a Wisconsin limited liability company (“Wausau Towel & Tissue”), THE SORG PAPER COMPANY, an Ohio corporation (“Sorg”), THE MIDDLETOWN HYDRAULIC COMPANY, an Ohio corporation (“Middletown”, and together with Wausau Paper, Wausau Timberland, Wausau Mills and Wausau Towel & Tissue, collectively, “Borrowers”), BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Credit Agreement (“Lenders”), and such Lenders; and (2) the Assignment and Acceptance dated as of ____________, 20__ (“Assignment Agreement”), between __________________ (“Assignor”) and ____________________ (“Assignee”).  Terms are used herein as defined in the Credit Agreement.

Assignor hereby notifies Borrowers and Agent of Assignor’s intent to assign to Assignee pursuant to the Assignment Agreement (a) a principal amount of $________ of Assignor’s outstanding Revolver Loans and $___________ of Assignor’s participations in LC Obligations, (b) the amount of $__________ of Assignor’s Revolver Commitment (which represents ____% of the total Revolver Commitments), and (c) a principal amount of $________ of Assignor’s outstanding Term Loan (the foregoing items being, collectively, the “Assigned Interest”), together with an interest in the Loan Documents corresponding to the Assigned Interest.  This Agreement shall be effective as of the date (“Effective Date”) indicated below, provided this Assignment Notice is executed by Assignor, Assignee, Agent and Borrower Agent, if applicable.  Pursuant to the Assignment Agreement, Assignee has expressly assumed all of Assignor’s obligations under the Credit Agreement to the extent of the Assigned Interest, as of the Effective Date.

For purposes of the Credit Agreement, Agent shall deem Assignor’s Revolver Commitment to be reduced by $_________, and Assignee’s Revolver Commitment to be increased by $_________.

The address of Assignee to which notices and information are to be sent under the terms of the Credit Agreement is:

________________________

________________________

________________________

________________________

The address of Assignee to which payments are to be sent under the terms of the Credit Agreement is shown in the Assignment Agreement.

This Notice is being delivered to Borrowers and Agent pursuant to Section 12.3 of the Credit Agreement.  Please acknowledge your acceptance of this Notice by executing and returning to Assignee and Assignor a copy of this Notice.

IN WITNESS WHEREOF, this Assignment Notice is executed as of _____________.

_____________________________________

(“Assignee”)

By___________________________________

Title:

Name:

_____________________________________

(“Assignor”)

By___________________________________

Title:

Name:

ACKNOWLEDGED AND AGREED,

AS OF THE DATE SET FORTH ABOVE:

BORROWER AGENT:*

WAUSAU PAPER CORP.

By_______________________________

Title:

Name:

* No signature required if Assignee is a Lender, U.S.-based Affiliate of a Lender or Approved Fund, or if an Event of Default exists.

BANK OF AMERICA, N.A.,

as Agent

By_______________________________

Title:

Name:

EXHIBIT C

to

Credit Agreement

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:  ________, ____

To:

Bank of America, N.A.

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of July 30, 2014 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the “Agreement;” the terms defined therein being used herein as therein defined), among WAUSAU PAPER CORP., a Wisconsin corporation (“Wausau Paper”), WAUSAU TIMBERLAND COMPANY, LLC, a Wisconsin limited liability company (“Wausau Timberland”), WAUSAU PAPER MILLS, LLC, a Wisconsin limited liability company (“Wausau Mills”), WAUSAU PAPER TOWEL & TISSUE, LLC, a Wisconsin limited liability company (“Wausau Towel & Tissue”), THE SORG PAPER COMPANY, an Ohio corporation (“Sorg”), THE MIDDLETOWN HYDRAULIC COMPANY, an Ohio corporation (“Middletown”, and together with Wausau Paper, Wausau Timberland, Wausau Mills and Wausau Towel & Tissue, collectively, “Borrowers”), the other parties from time to time signatory thereto as Loan Parties, BANK OF AMERICA, N.A., as agent (“Agent”) for the financial institutions from time to time party to the Credit Agreement (“Lenders”), and such Lenders.

The undersigned hereby certifies as of the date hereof that he/she is a Senior Officer of Borrower Agent, and that, solely in his/her capacity as such, he/she is authorized to execute and deliver this Compliance Certificate to Agent on the behalf of Borrowers, and that:

[Use following paragraph 1 for fiscal year-end financial statements]

1.

Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 9.1.2(a) of the Agreement for the Fiscal Year of Borrowers and their Subsidiaries ended as of the above date, certified by a firm of independent certified public accountants in accordance with such section.

[Use following paragraph 1 for quarter-end financial statements]

1.

Attached hereto as Schedule 1 are the unaudited financial statements required by Section 9.1.2(b) of the Agreement for the calendar month of Borrowers and their Subsidiaries ended as of the above date.  Such consolidated and consolidating financial statements fairly present in all material respects the financial condition and results of operations of the Company and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

[Use following paragraph 1 for month-end financial statements]

1.

Attached hereto as Schedule 1 are the unaudited financial statements required by Section 9.1.2(c) of the Agreement for the calendar month of Borrowers and their Subsidiaries ended as of the above date.  Such consolidated and consolidating financial statements fairly present in all material

1

respects the financial condition and results of operations of the Borrowers and their Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal year-end audit adjustments and the absence of footnotes.

2.

The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a review of the activities of the Borrowers and their Subsidiaries during the accounting period covered by the attached financial statements with a view to determining whether Borrowers are in Default under the Agreement, and

[select one:]

[to the knowledge of the undersigned, no Default has occurred and is continuing.]

--or--

[to the knowledge of the undersigned, the following is a list of each Default that has occurred and is continuing and its nature and status:]

[Use following paragraph 3 for month and quarter-end financial statements]

3.

The calculations set forth on Schedule 2 attached hereto of Availability as a percentage of Revolver Commitments as of the end of the most recently completed calendar month are true and accurate as of the date of the financial statements set forth above and as of the date of this Compliance Certificate.

[Use following paragraph 4 during Trigger Period]

4.

The financial covenant analyses and information set forth on Schedule 3 attached hereto are true and accurate for the trailing twelve month period ended on the date of the financial statements set forth above and as of the date of this Compliance Certificate.

[Signature Page Follows]

2

IN WITNESS WHEREOF, the undersigned has executed this Compliance Certificate as of ____________________, ___________.

WAUSAU PAPER CORP.,

as Borrower Agent

By:  ___________________________

Name:  _________________________

Title:  __________________________

[Signature Page to Compliance Certificate]

For the Month/Quarter/Year ended ___________________, ____ (“Statement Date”)

SCHEDULE 1

to the Compliance Certificate

[see attached]

SCHEDULE 2

to the Compliance Certificate

Calculation of Availability

[see attached]

SCHEDULE 3

to the Compliance Certificate

Fixed Charge Coverage Ratio.

[see attached]

EXHIBIT D

to

Credit Agreement

FORM OF LANDLORD WAIVER

(ATTACHED)

LANDLORD WAIVER

This Landlord Waiver (the “Waiver”) is entered into as of _________ ___, 20__ between ______________________ (the “Landlord”) and Bank of America, N.A., as agent (the “Agent”) under the Loan Documents described below.

Landlord is the owner of the real property commonly known as ____________________________ (the “Premises”).

Landlord has entered into that certain lease agreement (together with any renewals, extensions, amendments, modifications, substitutions or replacements thereof, the “Lease”), a copy of which is attached hereto as Exhibit A, with [______]1, a[n] [Wisconsin/Ohio] [corporation/limited liability company] (the “Company”), with respect to the Premises.

The Company and certain of its affiliates have entered, and may from time to time enter, into a revolving loan agreement, pledge and security agreement and other documents (as the same may be amended, restated, amended and restated, supplemented and otherwise modified from time to time, the “Loan Documents”) evidencing a financing arrangement with the Agent.  The Company has also agreed to secure its obligations and liabilities under the Loan Documents (the “Obligations”) by granting a security interest to the Agent, in certain of the Company’s property and all products and proceeds of the foregoing, as more fully described in the Loan Documents (the “Collateral”).

In order to enter into the Loan Documents, the Agent has required that the Company obtain this Waiver from the Landlord in connection with its lease of the Premises, and the Landlord hereby agrees and covenants with the Agent as follows:

1.

The Landlord acknowledges that the Lease is in full force and effect and is not aware of any existing default under the Lease.

2.

The Landlord acknowledges the validity of the Agent’s lien on the Collateral and waives any interest in the Collateral and agrees not to levy or distrain upon any Collateral or to claim or assert any lien, right or other claim against any Collateral for any reason.

3.

The Landlord agrees to give notice to the Agent of the occurrence of any default by the Company under the Lease resulting in termination of the Lease (a “Default Notice”) and agrees to permit the Agent to cure any such default within 30 days of the Agent’s receipt of such Default Notice, but the Agent shall not be under any obligation to cure any default by the Company under the Lease.  No action by the Agent pursuant to this Waiver shall be deemed to be an assumption by the Agent of any obligation under the Lease, and except as expressly provided in paragraphs 6, 7 and 8 below, the Agent shall not have any obligation to the Landlord.

4.

The Landlord agrees that the Collateral is and shall remain personal property of the Company regardless of the manner or mode of attachment of any item of Collateral to the Premises and shall not be deemed to be fixtures.

________________________

1Insert name of applicable Loan Party.

CHI 2841669.2

5.

The Landlord agrees that the Collateral may be inspected and evaluated by the Agent or its designee, without necessity of court order, at any time without payment of any fee.

6.

In the event of default by the Company in the payment or performance of the Obligations or if the Landlord takes possession of the Premises for any reason, including because of termination of the Company’s lease (each a “Disposition Event”), the Landlord agrees that, at the Agent’s option, the Collateral may remain upon the Premises for a period not to exceed 120 days (the “Disposition Period”) after (a) the Agent takes possession of the Premises or (b) receipt by the Agent of a Default Notice; provided that the Agent pays rent on a per diem basis for the period of time the Agent remains on the Premises, based upon the amount of rent set forth in the Lease (excluding any supplemental rent or other costs, expenses or amounts or any indemnities payable thereunder, upon default or otherwise).  If any injunction or stay is issued (including an automatic stay due to a bankruptcy proceeding) that prohibits the Agent from removing the Collateral, commencement of the Disposition Period shall be deferred until such injunction or stay is lifted or removed.

7.

During any Disposition Period, the Agent (a) or its designee may, without necessity of court order, enter upon the Premises at any time to inspect or remove all or any Collateral from the Premises without interference by the Landlord, and the Agent or its designee may sell, transfer, or otherwise dispose of that Collateral free of all liens, claims, demands, rights and interests that the Landlord may have in that Collateral by law or agreement, including, without limitation, by public auction or private sale (and the Agent may advertise and conduct such auction or sale at the Premises, and shall use reasonable efforts to notify the Landlord of its intention to hold any such auction or sale), in each case, without interference by the Landlord and (b) shall make the Premises available for inspection by the Landlord and prospective tenants and shall cooperate in Landlord’s reasonable efforts to re-lease the Premises.

8.

The Agent shall promptly repair, at the Agent’s expense, or reimburse the Landlord for any physical damage to the Premises actually caused by the conduct of any auction or sale and any removal of the Collateral by or through the Agent (ordinary wear and tear excluded).  The Agent shall not (a) be liable to the Landlord for any diminution in value caused by the absence of any removed Collateral or for any other matter except as specifically set forth herein or (b) have any duty or obligation to remove or dispose of any Collateral or other property left on the Premises by the Company.

9.

Without affecting the validity of this Waiver, any of the Obligations may be extended, amended, or otherwise modified without the consent of the Landlord and without giving notice thereof to the Landlord.  This Waiver shall inure to the benefit of the successor and assigns of the Agent and shall be binding upon the heirs, personal representatives, successors and assigns of the Landlord.  The person signing this Waiver on behalf of the Landlord represents to the Agent that he/she has the authority to do so on behalf of the Landlord.

10.

All notices hereunder shall be in writing and sent by certified mail (return receipt requested), overnight mail or facsimile (with a copy to be sent by certified or overnight mail), to the other party at the address set forth on the signature page hereto or at such other address as such other party shall otherwise designate in accordance with this paragraph.

11.

This Waiver and all claims shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles except federal laws relating to national banks.  The Landlord hereby consents to the non-exclusive jurisdiction of any federal or state court sitting in or with jurisdiction over the State of New York, in any proceeding or dispute relating in any way to this Waiver, and agrees that any such proceeding shall be brought by it solely in any such court.  The Landlord irrevocably waives all claims, objections and defenses that it may have regarding such court’s personal or subject matter jurisdiction, venue or inconvenient forum.

12.

Landlord agrees to give Agent notice within (a) two days of termination of, any abandonment or surrender under, or default of any of the provisions of, the Lease (or any other circumstance which could lead to the termination of the Lease prior to the scheduled expiration date thereof), and (b) 30 days prior to any termination of the Lease or repossession of the Premises by Landlord, said notice to be at the Agent’s address shown on the signature pages hereof, or such other address as Agent shall designate in a written notice to Landlord.  Agent shall have the right, without the obligation, to cure any event of default under the Lease within ten days after the receipt of such notice.  Any of the foregoing done by Agent shall be effective to cure an event of default as if the same had been done by Company and shall not be deemed an assumption of the Lease or any of Company’s obligations thereunder by Agent.  Landlord agrees that Agent shall not have any obligations to Landlord under the Lease or otherwise or any obligation to assume the Lease or any obligations thereunder.

13.

WAIVER OF SPECIAL DAMAGES. THE LANDLORD WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT THE LANDLORD MAY HAVE TO CLAIM OR RECOVER FROM THE AGENT IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

14.

JURY WAIVER. THE LANDLORD AND THE AGENT HEREBY VOLUNTARILY, KNOWLINGLY, IRREVOCABLY AND UNCONDITIONALLY WAIVE ANY RIGHT TO HAVE A JURY PARTICIPATE IN RESOLVING ANY DISPUTE BETWEEN THE LANDLORD AND THE AGENT IN ANY WAY RELATED TO THIS WAIVER.

15.

This Waiver shall continue in full force and affect until the indefeasible payment in full of all Obligations.

[Signature Pages Follow]

3

This Waiver is executed and delivered by the Landlord as of the date first written above.

LANDLORD:

_______________________________

By: ____________________________

Name: __________________________

Title: ___________________________

Notice Address:

________________________________

________________________________

Attention: ________________________

Facsimile:________________________

[Signature Page to Landlord Waiver]

Accepted and agreed to by:

AGENT:

BANK OF AMERICA, N.A., as

Agent

By: _____________________________

Name: ___________________________

Title: ____________________________

Notice Address:

Bank of America, N.A.

135 South LaSalle Street, 9th Floor

Chicago, Illinois 60603

Attention: Wausau Account Manager

Facsimile: ____________

[Signature Page to Landlord Waiver]

EXHIBIT A

COPY OF LEASE

EXHIBIT E

to

Credit Agreement

FORM OF BAILEE LETTER

(ATTACHED)

__________ ___, 201_

[INSERT BAILEE’S

NAME AND ADDRESS]

____________________

____________________

ATTN:_________________

RE:

Security Interest in Assets of ____________________________

Ladies and Gentlemen:

[_________]1, a[n] [Wisconsin/Ohio] [corporation/limited liability company] (the “Company”), has from time to time delivered and will continue to deliver or cause to be delivered from time to time certain property of the Company’s (collectively, the “Company Goods”) located at the address specified above (the “Facility”).

The Company has entered into that certain Credit Agreement, dated as of July 30, 2014, among the Company, certain of the Company’s affiliates, the Lenders party thereto (the “Lenders”), Bank of America, N.A., as agent for the Lenders and other secured parties (in such capacity, the “Agent”) (as the same may be amended, supplemented, amended and restated, renewed or otherwise modified from time to time, the “Credit Agreement”), pursuant to which the Company will grant to the Agent and the Lenders, a security interest in, among other things, the Company Goods.

In furtherance of the foregoing,

(1)

You acknowledge that the Company is not a lessee or tenant of the Facility or any portion thereof and that the Company Goods are not held by you as a consignee. You also acknowledge that the Company Goods are and will be sequestered, and stored, controlled, identified and accounted for separately, from the equipment, inventory and other similar property of yours and other parties.

(2)

Pursuant to Uniform Commercial Code, Section 9-313(c)(1) and (c)(2), the person in possession of collateral subject to a security interest must authenticate a record acknowledging that it holds possession of the collateral for the secured party’s benefit or takes possession of the collateral after acknowledging that it will hold possession of the Collateral for the secured party’s benefit.  You are hereby notified that, pursuant to the Credit Agreement, the Company will grant to the Agent and the Lenders, among other things, a lien on and security interest in the Company Goods and the proceeds thereof (the Company Goods and proceeds being collectively referred to as the “Collateral”), and you hereby acknowledge and agree that, as of the date of this letter agreement, you hold the Collateral for the benefit of the Agent and the Lenders and, if you hereafter take possession of additional Company Goods, you will hold such additional Collateral for the benefit of the Agent and the Lenders.

_____________________

1Insert name of Loan Party

(3)

You are hereby authorized to grant to the Agent and the Lenders the same access to the Company Goods which is available to the Company.

(4)

Your authority to release the Company Goods to the Company will continue, subject to the condition that upon the written direction of the Agent, you shall refuse to release the Company Goods or any portion of the Company Goods to the Company or the Company’s agent, and you may only release such Company Goods to the Agent or the party, designated by the Agent in such written direction.

(5)

The Company agrees that you will have no liability to the Company if you comply with the Agent’s written direction as described above. The Company further agrees that it will continue to pay all fees and expenses related to the processing of the Company Goods and will reimburse you for all reasonable costs and expenses incurred as a direct result of your compliance with the terms and provisions of this letter.

(6)

You acknowledge and agree that, other than your possession of the Company Goods for the benefit of the Agent and the Lenders, that title in the Company Goods will at all times remain with the Company. You agree not to assert against any of the Collateral any statutory or possessory liens available to you, all of which you hereby waive.

(7)

You agree that the Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for in the Credit Agreement, or otherwise available to it, all the rights and remedies of a secured party on default under the Uniform Commercial Code and also may (i) require the Company to assemble, at its expense, all or part of the Collateral as directed by the Agent and make it available to the Agent and the Lenders at the Facility or at another place designated by the Agent, and (ii) without notice to you, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Lender’s offices or elsewhere, to third parties or to itself.

(8)

This Agreement and all claims shall be governed by the laws of the State of New York, without giving effect to any conflict of law principles except federal laws relating to national banks.

[Signature Pages Follow]

Very truly yours,

[INSERT NAME OF LOAN PARTY]

By:_______________________________

Name:____________________________

Title:______________________________

[Signature page to Bailee Letter]

BANK OF AMERICA, N.A.,

as Agent

By:_______________________________

Name:____________________________

Title:______________________________

[Signature page to Bailee Letter]

ACKNOWLEDGED AND AGREED TO AS

OF THE DATE FIRST ABOVE WRITTEN.

[INSERT NAME OF BAILEE]

By:_______________________________

Name:____________________________

Title:______________________________

[Signature page to Bailee Letter]

EXHIBIT F

to

Credit Agreement

FORM OF JOINDER AGREEMENT

THIS JOINDER AGREEMENT (this “Agreement”), dated as of [__________, ____], is by and among [_____________________, a ______________________] (the [“Additional Borrower”][“Additional Guarantor”]), WAUSAU PAPER CORP., a Wisconsin corporation (“Wausau Paper” and in its capacity as borrower agent, the “Borrower Agent”), WAUSAU TIMBERLAND COMPANY, LLC, a Wisconsin limited liability company (“Wausau Timberland”), WAUSAU PAPER MILLS, LLC, a Wisconsin limited liability company (“Wausau Mills”), WAUSAU PAPER TOWEL & TISSUE, LLC, a Wisconsin limited liability company (“Wausau Towel & Tissue”), THE SORG PAPER COMPANY, an Ohio corporation (“Sorg”), THE MIDDLETOWN HYDRAULIC COMPANY, an Ohio corporation (“Middletown”, and together with Wausau Paper, Wausau Timberland, Wausau Mills and Wausau Towel & Tissue, collectively, “Borrowers”), and BANK OF AMERICA, N.A., in its capacity as administrative agent (in such capacity, the “Agent”) under that certain Credit Agreement, dated as of July 30, 2014 (as amended, modified, extended, restated, replaced, or supplemented from time to time, the “Credit Agreement”), by and among the Borrowers, the Lenders and the Agent.  Capitalized terms used herein but not otherwise defined shall have the meanings provided in the Credit Agreement.

The [Additional Borrower][Additional Guarantor] is an additional Loan Party, and, consequently, the Loan Parties are required by Section 9.1.10 of the Credit Agreement to cause the [Additional Borrower][Additional Guarantor] [to become a “Borrower” thereunder][enter into a Guaranty].

Accordingly, the [Additional Borrower][Additional Guarantor] and the Borrower Agent hereby agree as follows with the Agent, for the benefit of the Lenders:

1.

The [Additional Borrower][Additional Guarantor] hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the [Additional Borrower][Additional Guarantor] will be deemed to be a party to and a [“Borrower”][“Guarantor”] under the Credit Agreement and shall have all of the obligations of a [Borrower][Guarantor] thereunder as if it had executed the Credit Agreement.  The Subsidiary Guarantor hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the applicable Loan Documents, including, without limitation (a) all of the representations and warranties set forth in Section 8 of the Credit Agreement and (b) all of the affirmative and negative covenants set forth in Section 9 of the Credit Agreement.  [Without limiting the generality of the foregoing terms of this Paragraph 1, the Additional Guarantor hereby guarantees, jointly and severally together with the other Guarantors, the prompt payment of the Secured Obligations in accordance with the Guaranty]1.

2.

Each of the [Additional Borrower][Additional Guarantor] and the Borrower Agent hereby agree that all of the representations and warranties contained in Section 8 of the Credit Agreement and each other Loan Document are true and correct as of the date hereof.

3.

The [Additional Borrower][Additional Guarantor] hereby acknowledges, agrees and confirms that, by its execution of this Agreement, the [Additional Borrower][Additional Guarantor] will be deemed to be a party to the Security Agreement, and shall have all the rights and obligations of a

________________________

1To be included if new loan party is to join as a “Guarantor”

“Grantor” (as such term is defined in the Security Agreement) thereunder as if it had executed the Security Agreement.  The [Additional Borrower][Additional Guarantor] hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Security Agreement.  Without limiting the generality of the foregoing terms of this Paragraph 3, the [Additional Borrower][Additional Guarantor] hereby grants, pledges and assigns to the Administrative Agent, for the benefit of the Lenders, a continuing security interest in, and a right of set off, to the extent applicable, against any and all right, title and interest of the [Additional Borrower][Additional Guarantor] in and to the Collateral (as such term is defined in Section 2 of the Security Agreement) of the [Additional Borrower][Additional Guarantor].

4.

The [Additional Borrower][Additional Guarantor] acknowledges and confirms that it has received a copy of the Credit Agreement and the schedules and exhibits thereto and each Collateral Document and the schedules and exhibits thereto.  The information on the schedules to the Credit Agreement and the Collateral Documents are hereby supplemented (to the extent permitted under the Credit Agreement or Collateral Documents) to reflect the information shown on the attached Schedule A.

5.

The Borrower Agent confirms that the Credit Agreement is, and upon the [Additional Borrower][Additional Guarantor] becoming a [Borrower][Guarantor], shall continue to be, in full force and effect.  The parties hereto confirm and agree that immediately upon the [Additional Borrower][Additional Guarantor] becoming a [Borrower][Guarantor] the term “Obligations,” as used in the Credit Agreement, shall include all obligations of the [Additional Borrower][Additional Guarantor] under the Credit Agreement and under each other Loan Document.

6.

Each of the Borrower Agent and the [Additional Borrower][Additional Guarantor] agrees that at any time and from time to time, upon the written request of the Agent, it will execute and deliver such further documents and do such further acts as the Agent may reasonably request in accordance with the terms and conditions of the Credit Agreement and the other Loan Documents in order to effect the purposes of this Agreement.

7.

This Agreement may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Agreement by fax transmission or other electronic mail transmission (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

8.

This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York.  The terms of Sections 13.14 and 13.15 of the Credit Agreement are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, each of the Borrower Agent and the [Additional Borrower][Additional Guarantor] has caused this Agreement to be duly executed by its authorized officer, and the Administrative Agent, for the benefit of the Lenders, has caused the same to be accepted by its authorized officer, as of the day and year first above written.

[ADDITIONAL BORROWER][ADDITIONAL GUARANTOR]:

[ADDITIONAL BORROWER][ADDITIONAL

GUARANTOR]

By:__________________________________________

Name:________________________________________

Title:_________________________________________

BORROWER AGENT:

WAUSAU PAPER CORP.,

a Wisconsin corporation

By:__________________________________________

Name:________________________________________

Title:_________________________________________

Acknowledged, accepted and agreed:

BANK OF AMERICA, N.A.,

  as Administrative Agent

By:_____________________________________

Name:___________________________________

Title:____________________________________

Schedule A

Schedules to Credit Agreement and Collateral Documents

[TO BE COMPLETED BY BORROWER]

SCHEDULE 1.1(a)

Revolver Commitments of Lenders

Lender	Revolver Commitment
Bank of America, N.A.	$25,000,000
BMO Harris Bank, N.A.	$25,000,000

TOTAL	$50,000,000

SCHEDULE 1.1(b)

Excluded Brainerd Site

The mill site in Brainerd, Minnesota, is legally described as follows.  This mill site is being actively marketed by Wausau Paper through ongoing negotiations with a handful of interested purchasers.

PARCELS BMP 4, BMP 5, BMP 6, AND BMP 7

That part of Government Lots One (1) and Two (2), Section Nineteen (19), Township Forty-five (45), Range Thirty (30), described as follows: Beginning at the south quarter corner of Section 18 of said Township 45, Range 30 and assuming the east line of Government Lot 4 of said Section 18 bears North 02 degrees 40 minutes 23 seconds West; thence North 85 degrees 00 minutes 23 seconds West 34.01 feet along the north line of said Government Lot 1 of Section 19 to the monumented westerly right of way line of Mill Avenue, according to the survey by Dean M. Anderson dated February 6, 1959; thence South 02 degrees 36 minutes 11 seconds East 934.42 feet along said monumented westerly right of way line to an iron pipe set in concrete on the north line of “M” Street, according to said survey by Dean M. Anderson dated February 6, 1959; thence South 89 degrees 42 minutes 56 seconds West 1341.19 feet along the monumented north line of “M” Street and the westerly extension thereof, according to said survey by Dean M. Anderson dated February 6, 1959; thence South 30 degrees 58 minutes 56 seconds West 34.69 feet; thence South 59 degrees 01 minutes 04 seconds East 15.00 feet; thence South 30 degrees 58 minutes 56 seconds West 83.00 feet; thence North 45 degrees 31 minutes 04 seconds West 784 feet, more or less, to the easterly shoreline of the Mississippi River; thence northeasterly along said easterly shoreline to its intersection with the north line of said Section 19; thence South 85 degrees 00 minutes 23 seconds East 1335 feet, more or less, along said north line of Section 19 to the point of beginning.

Except that part of Government Lot One (1), Section Nineteen (19), Township Forty-five (45), Range Thirty (30), described as follows:   Commencing at the south quarter corner of Section 18, Township 45, Range 30, and assuming the east line of said Government Lot 4 of said Section 18 bears North 02 degrees 40 minutes 23 seconds West; thence north 85 degrees 00 minutes 23 seconds West 34.01 feet along the north line of said Government Lot 1 of Section 19 to the monumented westerly right of way line of Mill Avenue,  according to the survey by Dean M. Anderson dated February 6, 1959; thence South 02 degrees 36 minutes 11 seconds East 724.25 feet along said monumented westerly right of way, according to the survey by Dean M. Anderson dated February 6, 1959, to the point of beginning of the tract to be described; thence continue South 02 degrees 36 minutes 11 seconds East 210.17 feet along said westerly right of way line of Mill Avenue to an iron pipe set in concrete on the north line of “M” Street, according to said survey by Dean M. Anderson dated February 6, 1959; thence South 89 degrees 42 minutes 56 seconds West 240.20 feet along the monumented north line of “M” Street, according to said survey by Dean M. Anderson dated February 6, 1959; thence North 02 degrees 36

1.1(b)-1

minutes 11 seconds West 210.17 feet, parallel with said westerly right of way line of Mill Avenue, according to said survey by Dean M. Anderson dated February 6, 1959; thence North 89 degrees 42 minutes 56 seconds East 240.20 feet, parallel with said monumented north line of “M” Street, according to said survey by Dean M. Anderson dated February 6, 1959, to the point of beginning.

AND

Tract 1:  Lots 1, 2, 3, 4 and 5, Auditor’s Subdivision of Government Lot 4, Section 18, Township 45, Range 30.

Tract 2: That part of Government Lot Three (3), Section Eighteen (18), Township Forty-five (45), Range Thirty (30), lying Westerly of the westerly right of way line of County State Aid Highway No. 3 (formerly Minnesota State Highway No. 25).

AND

That part of Government Lot Three (3), Section Eighteen (18), Township Forty-five (45), Range Thirty (30), described as follows: Commencing at the South Quarter Corner of said Section 18, as is perpetuated in the plat of Koop and Walker’s Addition to the City of Brainerd; thence North 02 degrees 08 minutes 43 seconds West, assumed bearing along the North-South Quarter section line as shown on said plat, 586.0 feet to the Northwest corner of said plat; thence North 87 degrees 51 minutes 17 seconds East along the North line of Q Street (shown as Walker Street on said plat) a distance of 240.75 feet to the point of beginning of tract to be herein described; thence North 07 degrees 22 minutes 00 seconds West 389.84 feet; thence South 82 degrees 49 minutes 57 seconds West 50.63 feet; thence North 02 degrees 23 minutes 46 seconds West 248.04 feet; thence North 87 degrees 14 minutes 20 seconds East 38.08 feet; thence North 00 degrees 43 minutes 34 seconds West 271.50 feet to its intersection with the Southeasterly right of way of Trunk Highway Number 25; thence Southwesterly along said right of way 108.41 feet on a non-tangential curve, concave to the Southeast having a radius of 1065.91 feet, central angle of 05 degrees 49 minutes 38 seconds, and the chord of said curve bears South 22 degrees 13 minutes 18 seconds West; thence North 70 degrees 41 minutes 31 seconds West continuing along said highway right of way and the prolongation of the radial line of last described curve, 30.00 feet; thence Southwesterly continuing along said highway right of way 95.64 feet on a non-tangential curve concave to the Southeast, having a radius of 1095.91 feet, central angle of 05 degrees 00 minutes 00 seconds, and the chord of said curve bears South 16 degrees 48 minutes 29 seconds West; thence North 75 degrees 41 minutes 31 seconds West continuing along said highway right of way on the prolongation of the radial line of last described curve, 17.00 feet; thence Southerly continuing along said highway right of way 319.59 feet on a non-tangential curve, concave to the East having a radius of 1112.91 feet, central angel of 16 degrees 27 minutes 12 seconds, and the chord of said curve bears South 06 degrees 04 minutes 53 seconds West; thence South 02 degrees 08 minutes 43 seconds East continuing along said highway right of way, tangent to the last described curve a distance of 415.10 feet to its

1.1(b)-2

intersection with the North line of said Q Street; thence North 87 degrees 51 minutes 17 seconds East along said North line of Q Street 207.75 feet to the point of beginning.

EXCEPT

That part of Government Lot 1, Section 34, Township 134, North of Range 28, West of the Forth Principal Meridian; and Government Lot 4, Section 18, Township 45, North of Range 30, West of the Forth Principal Meridian, and the bed of the Mississippi River described as follows: Commencing at the south quarter corner of Section 18 of said Township 45, Range 30 and assuming the east line of Government Lot 4 of said Section 18 bears North 02 degrees 40 minutes 23 seconds West; thence North 02 degrees 40 minutes 23 seconds West, a distance of 586.00 feet; thence South 87 degrees 19 minutes 37 seconds West, a distance of 833.00 feet; thence North 10 degrees 10 minutes  23 seconds West, a distance of 302.66 feet to the point of beginning of the parcel to be described; thence South 87 degrees 51 minutes 30 seconds East, a distance of 71.56 feet; thence North 02 degrees 47 minutes 08 seconds East, a distance of 68.72 feet; thence North 08 degrees 29 minutes 28 seconds West, a distance of 221.91 feet; thence North 73 degrees 48 minutes 06 seconds West, a distance of  91 feet, more or less, to the easterly shoreline of the Mississippi River; thence southerly along said easterly shoreline a distance of 6 feet, more or less, to the intersection with the northeasterly line as described in Easement Agreement document number 632070, on file at the Crow Wing County Recorder’s Office; thence North 60 degrees 33 minutes 23 seconds West, a distance of 479 feet, more or less, to the most northerly corner as described in said Easement Agreement; thence South 29 degrees 26 minutes 37 seconds West, a distance of 34 feet, more or less, to the westerly shoreline of the Mississippi River; thence southerly along said westerly shoreline to the intersection with the southwesterly line as described in said Easement Agreement; thence South 60 degrees 33 minutes 23 seconds East, along said southwesterly line and its southeasterly extension, a distance of 494 feet, more or less, to said westerly shoreline; thence southerly along said westerly shoreline a distance of  47 feet, more or less, to the intersection of a line that bears North 87 degrees 51 minutes 30 seconds West from the point of beginning; thence South 87 degrees 51 minutes 30 seconds East, a distance of 110 feet, more or less to the point of beginning.

SUBJECT TO EASEMENT A

That part of Government Lots One (1) and Two (2), Section Nineteen (19), Township Forty-five (45), Range Thirty (30), and that part of Government Lot Four (4), Section Eighteen (18), Township Forty-five (45) Range (30), described as follows: Commencing at the south quarter corner of Section 18 of said Township 45, Range 30 and assuming the east line of Government Lot 4 of said Section 18 bears North 02 degrees 40 minutes 23 seconds West; thence North 85 degrees 00 minutes 23 seconds West 34.01 feet along the north line of said Government Lot 1 of Section 19 to the monumented westerly right of way line of Mill Avenue, according to the survey by Dean M. Anderson dated February 6, 1959; thence South 02 degrees 36 minutes 11 seconds East 934.42 feet along said monumented westerly right of way line to an iron pipe set in concrete on the north line of “M” Street, according to said survey by Dean M. Anderson dated February 6, 1959; thence South 89 degrees 42 minutes 56 seconds West 1341.19 feet along the

1.1(b)-3

monumented north line of “M” Street and the westerly extension thereof, according to said survey by Dean M. Anderson dated February 6, 1959, and the point of beginning of the easement to be described; thence North 30 degrees 58 minutes 56 seconds East, a distance of 14.28 feet; thence North 88 degrees 32 minutes 07 seconds West, a distance of 69.39 feet; thence North 10 degrees 47 minutes 20 seconds East, a distance of 387.13 feet; thence North 23 degrees 34 minutes 27 seconds East, a distance of 209.07 feet; thence North 21 degrees 37 minutes 06 seconds East, a distance of 269.59 feet; thence North 26 degrees 38 minutes 17 seconds East, a distance of 214.81 feet; thence North 27 degrees 29 minutes 03 seconds East, a distance of 442.20 feet; thence North 01 degree 30 minutes 45 seconds East, a distance of 357.72 feet to “Line A”; thence North 87 degrees 51 minutes 30 seconds West along said “Line A” a distance of 50.04 feet; thence South 01 degree 30 minutes 45 seconds West, a distance of 346.74 feet; thence South 27 degrees 29 minutes 03 seconds West, a distance of 431.04 feet; thence South 26 degrees 38 minutes 17 seconds West, a distance of 217.37 feet; thence South 21 degrees 37 minutes 06 seconds West, a distance of 121.19 feet; thence North 68 degrees 22 minutes 54 seconds West, a distance of 76.79 feet; thence South 21 degrees 37 minutes 06 seconds West, a distance of 50.00 feet; thence South 68 degrees 22 minutes 54 seconds East, a distance of 76.79 feet; thence South 21 degrees 37 minutes 06 seconds West, a distance of 99.74 feet; thence South 23 degrees 34 minutes 27 seconds West, a distance of 213.82 feet; thence South 10 degrees 47 minutes 20 seconds West, a distance of 451.61 feet; thence South 88 degrees 32 minutes 07 seconds East, a distance of 117.19 feet; thence North 59 degrees 01 minute 04 seconds West, a distance of 15.00 feet; thence North 30 degrees 58 minutes 56 seconds East, a distance of  34.69 feet to the point of beginning.

LEGAL DESCRIPTION “LINE A”

Line A is described as follows: Commencing at the south quarter corner of Section 18 of said Township 45, Range 30 and assuming the east line of Government Lot 4 of said Section 18 bears North 02 degrees 40 minutes 23 seconds West; thence North 02 degrees 40 minutes 23 seconds West, a distance of 586.00 feet; thence South 87 degrees 19 minutes 37 seconds West, a distance of 833.00 feet; thence North 10 degrees 10 minutes 23 seconds West, a distance of 302.66 feet to the point of beginning of the line to be described; thence said line bears North 87 degrees 51 minutes 30 seconds West and South 87 degrees 51 minutes 30 seconds East from the point of beginning.

SUBJECT TO EASEMENT B

That part of Government Lots One (1), Section Nineteen (19), Township Forty-five (45), Range Thirty (30), and that part of Government Lot Four (4), Section Eighteen (18), Township Forty-five (45) Range (30), described as follows: Commencing at the south quarter corner of Section 18 of said Township 45, Range 30 and assuming the east line of Government Lot 4 of said Section 18 bears North 02 degrees 40 minutes 23 seconds West; thence North 85 degrees 00 minutes 23 seconds West 34.01 feet along the north line of said Government Lot 1 of Section 19 to the monumented westerly right of way line of Mill Avenue, according to the survey by Dean M. Anderson dated February 6, 1959; thence South 02 degrees 36 minutes 11 seconds East along

1.1(b)-4

said monumented westerly right of way line, a distance of  161.33 feet to the point of beginning of the easement to be described; thence North 85 degrees 10 minutes 06 seconds West, a distance of 25.81 feet; thence North 14 degrees 32 minutes 54 seconds West, a distance of 190.29 feet; thence North 07 degrees 39 minutes 51 seconds East, a distance of 43.90 feet; thence North 03 degrees 06 minutes 38 seconds West, a distance of 778.22 feet;  thence North 13 degrees 27 minutes 04 second West, a distance of 371.72 feet, thence North 85 degrees 18 minutes 07 seconds West, a distance of 71.96 feet; thence North 16 degrees 51 minutes 17 seconds West, a distance of 470.97 feet; thence North 55 degrees 05 minutes 21 seconds West, a distance of 53.63 feet; thence South 84 degrees 33 minutes 42 seconds West, a distance of 193.68 feet; thence South 77 degrees 01 minute 59 seconds West, a distance of 53.65 feet; thence South 58 degrees 45 minutes 34 seconds West, a distance of 184.36 feet; thence South 49 degrees 14 minutes 24 seconds West, a distance of 124.85 feet; thence South 19 degrees 52 minutes 10 seconds West, a distance of 42.96 feet; thence South 00 degrees 55 minutes 15 seconds East, a distance of 82.45 feet; thence South 16 degrees 53 minutes 31 seconds East, a distance of 148.71 feet; thence South 07 degrees 47 minutes 56 seconds East, a distance of 78.01 feet to “Line B”; thence South 73 degrees 48 minutes 06 seconds East along said “Line B”, a distance of 18.06 feet; thence North 07 degrees 47 minutes 56 seconds West, a distance of 86.67 feet; thence North 16 degrees 53 minutes 31 seconds West, a distance of 147.71 feet; thence North 00 degrees 55 minutes 15 seconds West, a distance of 77.10 feet; thence North 19 degrees 52 minutes 10 seconds East, a distance of 35.61 feet; thence North 49 degrees 14 minutes 24 seconds East, a distance of 119.16 feet; thence North 58 degrees 45 minutes 34 seconds East, a distance of 180.33 feet; thence North 77 degrees 01 minutes 59 seconds East, a distance of 49.91 feet; thence North 84 degrees 33 minutes 42 seconds East, a distance of 186.54 feet; thence South 55 degrees 05 minutes 21 seconds East, a distance of 41.84 feet; thence South 16 degrees 51 minutes 17 seconds East, a distance of 476.48 feet; thence South 85 degrees 18 minutes 07 seconds East, a distance of 71.23 feet; thence South 13 degrees 27 minutes 04 seconds East, a distance of 358.27 feet, thence South 03 degrees 06 minutes 38 seconds East, a distance 367.15 feet; thence South 04 degrees 04 minutes 31 seconds West, a distance of 179.69 feet; thence South 02 degrees 50 minutes 22 seconds East, a distance of 25.64 feet; thence South 87 degrees 09 minutes 38 seconds West, a distance of 85.30 feet; thence South 75 degrees 57 minutes 31 seconds West, a distance of 92.65 feet; thence South 13 degrees 55 minutes 42 seconds East, a distance of 11.02 feet; thence South 76 degrees 04 minutes 18 seconds West, a distance of 415.04 feet; thence North 72 degrees 39 minutes 45 seconds West, a distance of 88.96 feet; thence North 40 degrees 38 minutes 41 seconds West, a distance of 46.10 feet; thence North 15 degrees 16 minutes 29 seconds East, a distance of 114.63 feet; thence North 33 degrees 29 minutes 32 seconds West, a distance of 129.78 feet; thence North 10 degrees 09 minutes 50 seconds West, a distance of 434.83 to “Line A”; thence North 87 degrees 51 minutes 30 seconds West along  said “Line A”, a distance of 16.89 feet; thence South 10 degrees 09 minutes 50 seconds East, a distance of 441.83 feet; thence South 33 degrees 29 minutes 32 seconds East, a distance of 125.71 feet; thence South 15 degrees 16 minutes 29 seconds West, a distance of 115.91 feet; thence South 40 degrees 38 minutes 41 seconds East, a distance of 59.60 feet; thence South 72 degrees 39 minutes 45 seconds East, a distance 98.31 feet; thence North 76 degrees 04 minutes 18 seconds East, a distance of 387.76 feet; thence South 79 degrees 30 minutes 37 seconds East, a distance of 135.45 feet; thence North 83 degrees 02 minutes 03

1.1(b)-5

seconds East, a distance of  20.30 feet; thence South 15 degrees 18 minutes 46 seconds East, a distance of 163.89 feet; thence South 11 degrees 26 minutes 31 seconds East, a distance of 142.91 feet; thence South 02 degrees 37 minutes 55 seconds East, a distance of 79.62 feet; thence South 23 degrees 49 minutes 23 seconds East, a distance of 32.99 feet; thence South 85 degrees 10 minutes 06 seconds East, a distance of 78.54 feet to the monumented westerly right of way line of Mill Avenue, according to the survey by Dean M. Anderson dated February 6, 1959; thence North 02 degrees 36 minutes 11 seconds West along the monumented westerly right of way line of Mill Avenue, according to the survey by Dean M. Anderson dated February 6, 1959, a distance of 64.73 feet to the point of beginning.

LEGAL DESCRIPTION “LINE A”

Line A is described as follows: Commencing at the south quarter corner of Section 18 of said Township 45, Range 30 and assuming the east line of Government Lot 4 of said Section 18 bears North 02 degrees 40 minutes 23 seconds West; thence North 02 degrees 40 minutes 23 seconds West, a distance of 586.00 feet; thence South 87 degrees 19 minutes 37 seconds West, a distance of 833.00 feet; thence North 10 degrees 10 minutes 23 seconds West, a distance of 302.66 feet to the point of beginning of the line to be described; thence said line bears North 87 degrees 51 minutes 30 seconds West and South 87 degrees 51 minutes 30 seconds East from the point of beginning.

LEGAL DESCRIPTION “LINE B”

Line B is described as follows: Commencing at the south quarter corner of Section 18 of said Township 45, Range 30 and assuming the east line of Government Lot 4 of said Section 18 bears North 02 degrees 40 minutes 23 seconds West; thence North 02 degrees 40 minutes 23 seconds West, a distance of 586.00 feet; thence South 87 degrees 19 minutes 37 seconds West, a distance of 833.00 feet; thence North 10 degree 10 minutes 23 seconds West, a distance of 302.66 feet; thence South 87 degrees 51 minutes 30 seconds East, a distance of 71.56 feet; thence North 02 degrees 47 minutes 08 seconds East, a distance of 68.72 feet; thence North 08 degrees 29 minutes 28 seconds West, a distance of 221.91 feet to the point of beginning of the line to be described; thence North 73 degrees 48 minutes 06 seconds West, a distance of 91 feet, more or less, to the shore of the Mississippi River and said line there terminating.

1.1(b)-6

SCHEDULE 1.1(c)

Excluded Timberlands Parcels

See attached spreadsheet.

General Description	County	Town	ParcelNumber	AlternateParcelNumber	Section	Township	Range	Description	Acres	2013 Assd Value	2013 EFMV	2013 Tax	MFL or FCL Number	Potential Value
Brokaw														
	MARATHON	TEXAS	078-2907-025-0997	39.022907.0GL.002.01.00	2	29	07E	GOVT LOT 2	20.09	45,300		847.58		
	MARATHON	MAINE	052-3007-265-0995	26.263007.0GL.010.00.00	26	30	07E	GOVT LOT 10 EX HWY	24.99	82,500	83,000	23.70		**Total Value for**
	MARATHON	MAINE	052-3007-265-0999	26.263007.0GL.001.00.00	26	30	07E	GOVT LOT 1	2.9	1,300	-	26.58		**All Parcels combined**
	MARATHON	MAINE	052-3007-341-0997	26.343007.003.000.00.00	34	30	07E	PT OF SW1/4 NE1/4 THAT PT LYG S & E OF HWY	15.96	38,300	38,500	783.04	In the area of these lands:	**Estimated to be**
	MARATHON	MAINE	052-3007-345-0996	26.343007.0GL.006.00.00	34	30	07E	GOVT LOT 6	33.51	77,800	78,300	25.60	MFL #37-294-1999	**$100,000**
	MARATHON	MAINE	052-3007-345-0997	26.343007.0GL.005.00.00	34	30	07E	GOVT LOT 5	69.6	176,100	177,100	55.63	and	**Land has no retail or**
	MARATHON	MAINE	052-3007-345-0999	26.343007.OGL.001.00.00	34	30	07E	GOVT LOT 1	2.93	500	-	10.22	MFL #37-022-1991	**Commercial Value**
	MARATHON	MAINE	052-3007-355-0997	26.353007.0GL.003.00.00	35	30	07E	GOVT LOT 3	19.61	66,700	67,100	23.41		
	MARATHON	MAINE	052-3007-355-0998	26.353007.OGL.002.00.00	35	30	07E	GOVT LOT 2	7.86	2,000	-	40.89		**Best Use is for**
	MARATHON	Brokaw	106-2907-022-9989	45.022907.008.002.00.00	2	29	07E	PT OF SE 1/4 NW 1/4 HTAT PT LYG S OF C M ST P & P RR R/W	9.25	36,400	32,700	1,375.65		**Conservancy**
	MARATHON	Brokaw	106-2907-025-9995	45.022907.0GL.006.02.00	2	29	07E	PT OF GOVT LOT 6 A STRIP OF LAND 10 RDS WIDE LGY S OF & CONTIG TO & PARA WITH MEADNER LAN OF S BANK OF WI RI ACROSS GL 6	5.53	15,500	13,900	585.79		
	MARATHON	Brokaw	106-2907-025-9996	45.022907.0GL.005.00.00	2	29	07E	GOVT LOT 5-AN ISLAND	4.29	12,000	10,800	453.51		
	MARATHON	Brokaw	106-2907-025-9999	45.022907.0GL.003.00.00	2	29	07E	GOVT LOT 3	36.31	101,700	91,200	3,843.52		
	MARATHON	Brokaw	106-2907-035-0994	45.032907.0GL.006.00.00	2	29	07E	PT OF GOVT LOT 6 A STRIP OF LAND 10 RDS WIDE LYG S & W OF CONTIG TO & RUNNING PARA WITH MEANDER LN OF SWLY BANK OF WI RIVER ACROSS GL 6 EX HWY	5.78	16,200	14,500	612.24		
	MARATHON	Brokaw	106-2907-035-1001	45.500.00L.00A.00.00				EVERET PLAT OUT LOT A		29,000	26,000	1,095.99		
	MARATHON	Brokaw	106-2907-035-9991	45.032907.0GL.009.03.00				PT OF GOVT LOT 9 A STRIP OF LAND 10RDS WIDE LYG S OF CONTIG TO & RUNNING PARA WITH MEANDER LN OF S BANK OF WI RI	5.67	15,900	14,300	600.90		
	MARATHON	Brokaw	106-2907-035-9992	45.032907.0GL.008.02.00				PT OF GOVT LOT 8 A STRIP OF LAND 10 RDS WIDE LYG S & W OF CONTIG TO & RUNNING PARA WITH MEANDER LN OF SWLY BANK OF WI RI ACROSS GL 8	5.94	16,600	14,900	627.36		
	MARATHON	Brokaw	106-2907-035-9993	45.032907.0GL.007.02.00				PT OF GOVT LOT 7 A STRIP OF LAND 10 RDS WIDE LYG S & W OF CONTIG TO & RUNNING PARA WITH MEANDER LN OF SWLY BANK OF WI RI ACROSS GL 7EX HWY	3.91	10,900	9,800	411.94		
	MARATHON	Brokaw	106-2907-035-0991					PT OF GVT LOT 4 & 5 & PT OF GOVT LOT 4 SEC 2-29-07-OUTLOT 1CSM	34.2	225,900	202,700	8,537.37		
	MARATHON	Brokaw	106-2907-025-0993	45.022907.0GL.004.05.00				Pt of govt lot 4-LYG Nely & Sely of WI River	20.55	135,700	121,700	5,128.47		
			106-2907-035-9998											
			106-2907-035-9999											
Total Acres									**328.9**	**$1,106,300**	**$996,500**	**$25,109**		**$100,000**
Lands North & South of the City of Mosinee, West of the Wisconsin River														
	MARATHON	MOSINEE	29.082707.002.000.00.00	058-2707-081-0998	8	27	07E	NW 1/4 NE1/4 EX VOL 318M-45 (RD)	39.5	142,200	140,400	84.53	MFL #37-050-2009	**Land has both**
	MARATHON	MOSINEE	29.082707.003.000.00.00	058-2707-081-0997	8	27	07E	SW 1/4 NE 1/4	40	144,000	142,200	85.60	MFL #37-050-2009	**recreational and industrial**
	MARATHON	MOSINEE	29.082707.001.000.00.00	058-2707-081-0999	8	27	07E	NE 1/4 NE 1/4 EX VOL M318-45 (RD)	39.5	142,200	140,400	84.53	MFL #37-050-2009	**value.**
	MARATHON	MOSINEE	29.082707.005.000.00.00	058-2707-082-0999	8	27	07E	NE 1/4 NW 1/4	38.75	139,500	137,800	82.93	MFL #37-050-2009	**Assume we can realize**
	MARATHON	MOSINEE	29.082707.014.001.00.00	058-2707-084-0991	8	27	07E	W1/2 NW1/4 SE1/4	17.59	63,300	62,500	37.64	MFL #37-050-2009	**$1,200/acre**
	MARATHON	MOSINEE	29.172707.005.000.00.00	058-2707-172-0999	17	27	07E	NE 1/4 NW 1/4	40	144,000	142,200	85.60	MFL #37-050-2009	
	MARATHON	MOSINEE	29.172707.008.000.00.00	058-2707-172-0988	17	27	07E	SE1/4 NW1/4	40	144,000	142,200	85.60	MFL #37-050-2009	
	MARATHON	MOSINEE	29.172707.009.001.00.00	058-2707-173-0999	17	27	07E	PT OF NE1/4 SW1/4 & OF GOVT LOT 3 - THAT PT LYG N OF FOUR MILE CREEK ROAD	10.606	38,200	37,700	22.70	MFL #37-050-2009	
	MARATHON	MOSINEE	0	058-2707-175-0998	17	27	07E	PT OF GOVT LOT 1 PT LYG WLY OF HWY	46	165,600	163,500	98.44	MFL #37-050-2009	
	MARATHON	MOSINEE	0	058-2707-175-0991	17	27	07E	PT OF GOVT LOT 2 PT LYG WLY OF HWY	21.3	76,700	75,700	45.58	MFL #37-050-2009	
	MARATHON	MOSINEE	0	058-2707-315-0998	31	27	07E	GOVT LOT 3	38.8	18,400		326.50		
	MARATHON	MOSINEE	0	058-2707-315-0997	31	27	07E	GOVT LOT 4	42.72	18,700		331.83		
Total Acres									**437.5**	**$1,160,144**	**$1,108,944**	**$1,370**		**$524,959**
Rhinelander by Airport														**Land has recreational &**
	ONEIDA	CRESCENT	CR 117		9	36	08E	SE NE 40A	40	64,000	63,300	31.60	MFL #44-245-1999	**commercial value.**
	ONEIDA	CRESCENT	CR 136		10	36	08E	SW NW	37	74,000	73,200	29.23	MFL #44-245-1999	**Assume we can realize**
	ONEIDA	CRESCENT	CR 135		10	36	08E	PT NW NW	13	32,500	32,100	488.39		**$1,200/acre**
Total Acres									**90**	**$170,500**	**$168,600**	**$549**		**$108,000**
Pine Lake Landfill (Owned by Wausau Paper)														
	ONEIDA	PINELAKE	PL186		2	37	N9E	NENW	33	63,100	60,000	945.66	No	**Part of Landfill. Not for sale.**
	ONEIDA	PINELAKE	PL 187		2	37	N9E	NWNW	32	20,200	19,200	302.71	No	**Assume $1,200/acre**
	ONEIDA	PINELAKE	PL188		2	37	N9E	SWNW LYING E OF HWY 17	29	53,800	51,200	806.28	No	**Assume $1,200/acre**
	ONEIDA	PINELAKE	PL189		2	37	N9E	SENW	40	70,900	67,500	1,062.54	No	**Part of Landfill. Not for sale.**
	ONEIDA	PINELAKE	PL190		2	37	N9E	NESW	40	98,400	93,600	100.80	FC #44-023-1973	**Part of Landfill. Not for sale.**
	ONEIDA	PINELAKE	PL195		2	37	N9E	NWSE	40	98,800	94,000	100.80	FC #44-023-1973	**Part of Landfill. Not for sale.**
	ONEIDA	PINELAKE	PL183		2	37	N9E	PT NWNE	10	22,400	21,300	335.71	No	**Part of Landfill. Not for sale.**
	ONEIDA	PINELAKE	PL183 - 1										No	**Part of Landfill. Not for sale.**
	ONEIDA	PINELAKE	PL184		2	37	N9E	HWY 17 SWNE	40	80,000	76,100	1,128.80	No	**Part of Landfill. Not for sale.**
									61					**$73,200**
													Total Value of Saleable Lands	**$806,000**

SCHEDULE 1.1(d)

Kentucky Sale/Leaseback

The proposed transaction involves the subdivision of an approximately 34 acre site from the mill site parcel in Harrodsburg, Kentucky, which will be conveyed to a construction company developer.  The developer will then hold fee simple title to the parcel and will construct a warehouse expected to be approximately 775,000 square feet, which the developer would lease back Wausau Paper.  It is not certain how much, if any, value Wausau Paper would receive from the developer for that development parcel, but based upon negotiations with the developer any value would likely be realized as a credit against building rent.

SCHEDULE 1.1(e)

Mortgaged Property Support Documentation

“Mortgaged Property Support Documents” means the following, all in form and substance satisfactory to Agent:

(a)

Mortgages and Assignment of Leases and Rents.  Fully executed and notarized Mortgages and, to the extent required by Agent, Assignment of Leases and Rents for each property required to become a Mortgaged Property pursuant to the terms of the Loan Documents.

(b)

Mortgage Policies. Fully paid American Land Title Association Lender’s Extended Coverage title insurance policies in form and substance reasonably acceptable to Agent (the “Mortgage Policies”), with endorsements and in amounts acceptable to Agent, issued, coinsured and reinsured by title insurers acceptable to Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics’ and materialmen’s Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents, for mechanics’ and materialmen’s Liens and for zoning of the applicable property) and such coinsurance and direct access reinsurance as Agent may deem necessary or desirable.  Further, each Loan Party agrees to provide or obtain any customary affidavits and indemnities as may be required or necessary to obtain title insurance satisfactory to Agent.

(c)

Survey.  Copies of all existing surveys, platmaps and similar documents in the possession of any Loan Party and such additional form surveys to the extent required by the issuer of the Mortgage Policies (the “Title Insurance Company”), for which all necessary fees (where applicable) have been paid, and, with respect to new surveys only, certified to Agent and the Title Insurance Company in a manner satisfactory to each of Agent and the Title Insurance Company, by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located, or as coordinated by a national surveying company and otherwise in form and substance reasonably acceptable to Agent and the Title Insurance Company, showing at least such items as are necessary for the Title Insurance Company to issue the same in form and substance reasonably satisfactory to Agent.

(d)

Insurance. Evidence of the insurance required by the terms of the Mortgages and the Loan Documents.

(e)

Appraisal.       Copies of any existing appraisals of each of the properties described in the Mortgages previously obtained by the Loan Parties in the possession of any Loan Party and, if requested by Agent, an appraisal of each of the properties described in the Mortgages complying with the requirements of the Federal Financial Institutions Reform, Recovery and Enforcement Act of 1989, which appraisals shall be in form and substance reasonably satisfactory to Agent and from a Person acceptable to Agent.

(f)

Legal Opinions.  To the extent requested by Agent, favorable opinions of counsel to the Loan Parties for each jurisdiction in which the Mortgaged Properties are located which opinions shall be in form and substance reasonably acceptable to Agent and its counsel.

(g)

Property Reports. Copies of all existing environmental site assessment reports and such other further environmental site assessment reports for each of the properties described in the Mortgages previously obtained by the Loan Parties in the possession of any Loan arty and, if requested by Agent, satisfactory third-party engineering, soils, environmental reports/reviews and other reports of all owned Mortgaged Properties, and to the extent also requested by Agent, all leased Mortgaged Properties, from professional firms acceptable to Agent, including, but not limited to Phase I environmental assessments, together with reliance letters in favor of the Lenders.

(h)

Leased Real Property Documents. To the extent requested by Agent, all lease agreements between the applicable leasing entity and each of the lessors of the leased real properties listed on Schedule 8.1.27(g) and estoppel and consent agreements executed by each of the lessors of the leased real properties listed on Schedule 8.1.27(g), along with (i) a memorandum of lease in recordable form with respect to such leasehold interest, executed and acknowledged by the owner of the affected real property, as lessor, or (ii) evidence that the applicable lease with respect to such leasehold interest or a memorandum thereof has been recorded in all places necessary or desirable, in Agent’s reasonable judgment, to give constructive notice to third-party purchasers of such leasehold interest, or (iii) if such leasehold interest was acquired or subleased from the holder of a recorded leasehold interest, the applicable assignment or sublease document, executed and acknowledged by such holder, in each case in form sufficient to give such constructive notice upon recordation and otherwise in form and substance reasonably satisfactory to Agent.

(i)

Estoppels and SNDA. To the extent requested by Agent, as to owned properties, copies of the leases listed on Schedule 8.1.27(g), along with (i) estoppel certificates, from the lessees for such leased properties and (ii) subordination, non-disturbance and attornment agreements in form and substance reasonably satisfactory to Agent from those tenants of such leased properties.

(j)

Other Real Property Information.  Agent shall have received such other certificates, documents and information as are reasonably requested by the Lenders, including, without limitation, landlord agreements/waivers, engineering and structural reports, permanent certificates of occupancy and evidence of zoning compliance, each in form and substance reasonably satisfactory to Agent.

(k)

Collateral / Further Assurances / Additional Evidence. At any time, and from time to time, upon reasonable request by Agent or any Lender, each Loan Party will, at the Borrowers’ or such Loan Party’s expense, (i) correct any defect, error or omission which may be discovered in the form or content of any of the Loan Documents, and (ii) make, execute, deliver and record, or cause to be made, executed, delivered and recorded, any and all further instruments, certificates and other documents as may, in the reasonable opinion of Agent or any Lender, be necessary or desirable in order to complete, perfect or continue and preserve the Liens and security interests of the Mortgages.  Upon any failure by such Loan Party to do so, Agent may make, execute and record any and all such instruments, certificates and other documents for and in the name of such Loan Party, all at the sole expense of the Borrowers or such Loan Party, and such Loan Party hereby appoints Agent the agent and attorney-in-fact of such Loan Party to do so, this appointment being coupled with an interest and being irrevocable.  Without limitation of the foregoing, each Loan Party irrevocably authorizes Agent at any time and from time to time to file any financing statements, amendments thereto and continuation statements deemed necessary or desirable by Agent to establish or maintain the validity, perfection and priority of the Liens and security interests granted in the Mortgages, and each Loan Party ratifies any such filings made by Agent prior to the date hereof.  From and after the time any Mortgage is recorded and encumbers a Mortgaged Property pursuant to the terms hereof, such Loan Party shall promptly deliver to Agent a copy of each such instrument and evidence of its proper filing or recording, as necessary.  From and after the time any Mortgage is recorded and encumbers a Mortgaged Property pursuant to the terms hereof, such Loan Party will cause all of the applicable Collateral to be subject at all times to first priority, perfected Liens in favor of Agent for the benefit of the Lenders to secure the Secured Obligations pursuant to the terms and conditions of the Loan Documents.  Further, Borrowers shall provide such other assurances, certificates, documents, consents or opinions as Agent or any Lender may reasonably require.

SCHEDULE 7.4

Deposit Accounts

Loan Party	Depository Institution/Securities Intermediary	ZBA/Benefits/Payroll/ Deposit/Etc.	Description of Accounts (including average amount/average market value held in such Account)
Wausau Paper Corp.	BMO Harris Bank, N.A. 770 North Water Street Milwaukee, WI 53202-3593	Depository Concentration	USD $6,700,000
Wausau Paper Towel & Tissue, LLC	BMO Harris Bank, N.A. 770 North Water Street Milwaukee, WI 53202-3593	Receivables (ZBA)
Wausau Paper Corp.	Royal Bank of Canada 25 Milverton Drive Mississauga, Ontario Canada L5R 3G2	Receivables	CAD $500,000
Wausau Paper Towel & Tissue, LLC	BMO Harris Bank, N.A. 770 North Water Street Milwaukee, WI 53202-3593	Payroll (ZBA)
Wausau Paper Corp.	BMO Harris Bank, N.A. 770 North Water Street Milwaukee, WI 53202-3593	Benefits (ZBA)
Wausau Paper Corp.	BMO Harris Bank, N.A. 770 North Water Street Milwaukee, WI 53202-3593	Benefits (ZBA)
Wausau Paper Corp.	BMO Harris Bank, N.A. 770 North Water Street Milwaukee, WI 53202-3593	Benefits	$1,000
Wausau Paper Corp.	BMO Harris Bank, N.A. 770 North Water Street Milwaukee, WI 53202-3593	Disbursements (ZBA)

7.4-2

SCHEDULE 7.5.1

Business Locations

Loan Party	Property Address	Leased or Owned (L/O)	Name and Address of Lessor	Headquarter Location (Y/N)	Significant Administrative or Governmental Functions (Y/N)	Books and Records are Maintained (Y/N)	Personal Property Collateral is Maintained (Y/N)	FMV of Owned Properties
Wausau Paper Corp.	100 Paper Place Mosinee, WI 54455 (Marathon County)	O	N/A	Y	Y	Y	Y	$2,756,800
Wausau Paper Towel & Tissue, LLC	1150 Industry Road Harrodsburg, KY 40330 (Mercer County)	O	N/A	Y	Y	Y	Y	$38,300,000
Wausau Paper Towel & Tissue, LLC	700 Columbia Avenue Middletown, OH 45042 (Butler County)	O	N/A	N	N	N	Y	$5,019,532
Wausau Paper Corp.	1355/1357 Lebanon Road Danville, KY 40422 (Boyle County)	L	STAG IV Danville, LLC c/o STAG Industrial, Inc. 99 High Street, 28th Floor Boston, MA 02110	N	N	N	Y	N/A
Wausau Paper Towel & Tissue, LLC	1711 South Danville Bypass, Suite 1 Danville, KY 40422 (Boyle County)	L	Danville Warehousing, Inc. 1349-C South Park Drive Kernersville, NC 27284	N	N	N	Y	N/A
Wausau Paper Towel & Tissue, LLC	1525 Lebanon Road Danville, KY 40422 (Boyle County)	L	Esther-Jeffrey LLC Muffrey LLC Pasan LLC 185 NW Spanish River Blvd. Boca Raton, FL 33431	N	N	N	Y	N/A
Wausau Paper Towel & Tissue, LLC	416 Morris Drive Harrodsburg, KY 40330 (Mercer County)	L	Harrodsburg Industrial Warehouse 234 Hwy. 433 Mackville, KY 40040	N	N	N	Y	N/A
Wausau Paper Towel & Tissue, LLC	930/940/960 Deneen Avenue Monroe, OH 45050 (Warren County)	L	Omega Warehouse Services, LLC 940 Deneen Avenue Monroe, OH 45050	N	N	N	Y	N/A
Wausau Paper Corp.	200 CWA Drive Mosinee WI 54455 (Marathon County)	L	Central Wisconsin Airport 200 CWA Drive Mosinee, WI 54455	N	N	N	Y	N/A

7.5.1-2

SCHEDULE 8.1.5(a)

Capital Structure; Loan Parties

Issuer	Owner	Total No. of Units/Shares Outstanding	No. of Units/Shares Owned by Loan Party	Certificate Number(s)	Percentage of Owned Units/Shares by Loan Party	Class/Nature
Wausau Paper Towel & Tissue, LLC	Wausau Paper Corp.	1,000	1,000	1	100%	Voting
Wausau Timberland Company, LLC	Wausau Paper Corp.	1,000	1,000	1	100%	Voting
Wausau Paper Mills, LLC	Wausau Paper Corp.	1,000	1,000	3	100%	Voting
The Sorg Paper Company	Wausau Paper Corp.	500,000	500,000	1789	100%	Voting
The Middletown Hydraulic Company	The Sorg Paper Company	1,000	1,000	307	100%	Voting

SCHEDULE 8.1.5(b)

Capital Structure; Loan Parties

Exact Legal Name of Loan Party:	Wausau Paper Corp.
Previous Legal Names within the 4 months prior to the Closing Date:	None
Jurisdiction of Organizational Incorporation:	Wisconsin
Type of Organization:	Corporation
Jurisdictions where Qualified to do Business:	Texas
Address of Chief Executive Office:	100 Paper Place Mosinee, WI 54455
Address of Principal Place of Business:	100 Paper Place Mosinee, WI 54455
U.S. FEIN:	39-0690900
Organizational Identification Number:	1W00901
Ownership Information:	Publicly held
Industry or Nature of Business:	Paper industry

Exact Legal Name of Loan Party:	Wausau Timberland Company, LLC
Previous Legal Names within the 4 months prior to the Closing Date:	None
Jurisdiction of Organization/Incorporation:	Wisconsin
Type of Organization:	Limited Liability Company
Jurisdictions where Qualified to do Business:	None
Address of Chief Executive Office:	100 Paper Place Mosinee, WI 54455
Address of Principal Place of Business:	100 Paper Place Mosinee, WI 54455
U.S. FEIN:	11-3794085
Organizational Identification Number:	W048421
Ownership Information:	Wausau Paper Corp.
Industry or Nature of Business:	Ownership of timberlands

8.1.5(b)-1

Exact Legal Name of Loan Party:	Wausau Paper Mills, LLC
Previous Legal Names within the 4 months prior to the Closing Date:	None
Jurisdiction of Organization/Incorporation:	Wisconsin
Type of Organization:	Limited Liability Company
Jurisdictions where Qualified to do Business:	Arizona, Georgia, Illinois, Maine, Minnesota, Mississippi, South Carolina, and Texas

Address of Chief Executive Office:	100 Paper Place Mosinee, WI 54455
Address of Principal Place of Business:	100 Paper Place Mosinee, WI 54455
U.S. FEIN:	41-2218500
Organizational Identification Number:	W050743
Ownership Information:	Wausau Paper Corp.
Industry or Nature of Business:	Paper Industry

Exact Legal Name of Loan Party:	Wausau Paper Towel & Tissue, LLC
Previous Legal Names within the 4 months prior to the Closing Date:	None

Jurisdiction of Organization/Incorporation:	Wisconsin
Type of Organization:	Limited Liability Company
Jurisdictions where Qualified to do Business:	Florida, Kentucky, Ohio, and Texas

Address of Chief Executive Office:	100 Paper Place Mosinee, WI 54455

Address of Principal Place of Business:	1150 Industry Road, Harrodsburg KY 40330 700 Columbia Avenue, Middletown OH 45042
U.S. FEIN:	41-2218501
Organizational Identification Number:	W050742
Ownership Information:	Wausau Paper Corp.
Industry or Nature of Business:	Paper Industry

8.1.5(b)-2

Exact Legal Name of Loan Party:	The Sorg Paper Company
Previous Legal Names within the 4 months prior to the Closing Date:	None
Jurisdiction of Organization/Incorporation:	Ohio
Type of Organization:	Corporation
Jurisdictions where Qualified to do Business:	None
Address of Chief Executive Office:	100 Paper Place Mosinee, WI 54455
Address of Principal Place of Business:	100 Paper Place Mosinee, WI 54455
U.S. FEIN:	31-0449950
Organizational Identification Number:	12803
Ownership Information:	Wausau Paper Corp
Industry or Nature of Business:	No Longer Conducts Business

Exact Legal Name of Loan Party:	The Middletown Hydraulic Company
Previous Legal Names within the 4 months prior to the Closing Date:	None
Jurisdiction of Organization/Incorporation:	Ohio
Type of Organization:	Corporation
Jurisdictions where Qualified to do Business:	None
Address of Chief Executive Office:	100 Paper Place Mosinee, WI 54455
Address of Principal Place of Business:	100 Paper Place Mosinee, WI 54455
U.S. FEIN:	31-0376840
Organizational Identification Number:	2580
Ownership Information:	The Sorg Paper Company
Industry or Nature of Business:	No Longer Conducts Business

8.1.5(b)-3

SCHEDULE 8.1.16

Restrictive Agreements

Settlement Agreement dated as of July 30, 2014 by and between Wausau Paper Corp., Wausau Paper Mills, LLC, Wausau Paper Towel & Tissue, LLC, Wausau Timberland Company, LLC, The Sorg Paper Company, and The Middletown Hydraulic Company and the Pension Benefit Guaranty Corporation.

Security and Pledge Agreement dated as of July 30, 2014 by and between Wausau Paper Corp., Wausau Paper Mills, LLC, Wausau Paper Towel & Tissue, LLC, Wausau Timberland Company, LLC, The Sorg Paper Company, and The Middletown Hydraulic Company, and the Pension Benefit Guaranty Corporation.

SCHEDULE 8.1.19

Pension Plans

1.

Wausau Paper Corp. Retirement Plan

2.

Wausau Paper Corp. Pension Plan

3.

Rhinelander Paper Company, Inc. Pension Plan

4.

Wausau Papers of New Hampshire, Inc. Pension Plan

SCHEDULE 8.1.20

Insurance

Loan Party	Carrier (Broker)	Policy Number	Expiration Date	Type	Terms
Wausau Paper Corp.; Wausau Paper Towel & Tissue, LLC; Wausau Timberland Company, LLC; Wausau Paper Mills, LLC; The Sorg Paper Company; The Middletown Hydraulic Company	FM Global	XH247	1/1/14 - 1/1/15	Property	Deductibles = $100,000 Combined All Coverages
Mills - $250,000 Property Damage & 3 Day Plant Equivalent
30 Day Equivalent (Boiler & Yankees), 10 Day Equivalent (PM3)
Flood - $1M deductible, $250M limit
Terrorism - $5M Limit Business Interruption - $85,850,942 Limit
Wausau Paper Corp.	Chubb - Primary		6/1/13 - 9/1/14	Directors & Officers	Limit - $10,000,000
Deductible - $250,000 Defense Costs Insuring Agmt B or C
Deductible - $500,000 Loss Under Insuring Agmt B Other than SEC
	C.N.A. - Excess		6/1/13 - 9/1/14		Limit - $10,000,000 x $10M
	St. Paul Travelers - Excess		6/1/13 - 9/1/14		Limit - $10,000,000 x $20M
	Beazley - Side A DIC		6/1/13 - 9/1/14		Limit - $10,000,000 x $30M
Wausau Paper Corp; ; Wausau Paper Towel & Tissue, LLC; Wausau Timberland Company, LLC; Wausau Paper Mills, LLC; The Sorg Paper Company; The Middletown Hydraulic Company.	Sentry Insurance	90-03895	1/1/14 - 1/1/15	General Liability	Premium based on sales of $385,000,000
Limit = $1.0m/$2.0m
$25,000 GL Ded.
Wausau Paper Corp.	St. Paul Travelers		1/1/14 - 1/1/15	Umbrella-Primary	Limit = $25,000,000
Wausau Paper Corp.	Fireman's Fund		1/1/14 - 1/1/15	Umbrella-Excess	Limit = $25,000,000 x $25M
Wausau Paper Corp.	C.N.A.		1/1/14 - 1/1/15	Umbrella-Excess	Limit = $25,000,000 x $50M
Wausau Paper Corp.	Sentry Insurance		1/1/14 - 1/1/15	Automobile	Combined Single Limit = $1,000,000
Includes Collision & Comprehensive for 2007 and newer vehicles
(All Others Self Insured)
$2,500 Deductible Tractor/Trailers & $1,000 Deductible for Autos
Wausau Paper Corp.	Sentry Insurance	90-03895	1/1/14 - 1/1/15	Workers’ Compensation	Limits = Statutory / BI $500,000 per Occurrence
Incurred Loss Retro Rating Plan
Includes OH Excess
Wausau Paper Corp.	Chubb		6/1/13 - 9/1/14	Fiduciary	Annual Limit = $15,000,000
Deductible = $50,000
Wausau Paper Corp.	St. Paul Travelers		6/1/13 - 9/1/14	Crime (Blanket)	Limit = $5,000,000 Per Crime
Deductible = $200,000
Wausau Paper Corp.	US Specialty Ins Co		6/01/11 - 9/01/14	Special Crime	Limit = $5,000,000 per Occurrence
Total premium for 3 year term.
Wausau Paper Corp.	Global Aerospace		1/1/14 - 1/1/15	Aircraft	Limit = $100,000,000 Per Occurrence
VISTA Program Applicable
Wausau Paper Corp.	TravelGuard (Chartis)		1/1/14 - 1/1/17	Travel	Limit = $300,000 per Person or $2,500,000 Aggregate
Wausau Paper Corp.	Fireman's Fund		6/1/14 - 6/1/15	Ocean Cargo	Conveyance Limit = $500,000
Deductible = $2,500

8.1.20-3

SCHEDULE 8.1.22

Labor Relations

Labor Agreement between Wausau Paper Specialty Products, LLC (n/k/a Wausau Paper Mills, LLC) and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC-Local 2-1778, January 1, 2012 to December 31, 2016, as amended by the Effects Agreement Between Wausau Paper Mills, LLC and United Steelworkers Union and its Local 2-221, Local 2-316, Local 2-15, and Local 2-1778 dated May 9, 2013.

Labor Agreement between Wausau Paper Specialty Products, LLC (n/k/a Wausau Paper Mills, LLC) and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC-Local 2-15, January 1, 2012 to December 31, 2016, as amended by the Effects Agreement Between Wausau Paper Mills, LLC and United Steelworkers Union and its Local 2-221, Local 2-316, Local 2-15, and Local 2-1778 dated May 9, 2013.

Labor Agreement by and between Wausau Paper Towel & Tissue, LLC & United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union Local 1-112, May 1, 2011 to April 30, 2016

Labor Agreement between Wausau Paper Mills, LLC and United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers International Union, AFL-CIO-CLC-Local 11-0022, April 4, 2011 to April 3, 2016, as amended by the Closing Agreement Between Wausau Paper Mills, LLC and United Steelworkers Union AFL-CIO-CLC-Local 11-0022 dated March 18, 2013.

SCHEDULE 8.1.27(b)

Intellectual Property

Copyrights:

Copyright or Application Title	Country	Reg. or App. No.	Owner of Record	Issuance Date or App. Filing Date
Sorg Paper Company/K84724 (1969)	U.S.	K84724	The Sorg Paper Company	1969

Patents:

Patent or Application Title	Country	Reg. or App. No.	Owner of Record	Issuance Date or App. Filing Date
Core Reduction Method & Apparatus	U.S.	7107888	Wausau Paper Towel & Tissue, LLC	09/19/06
Core Reduction Method & Apparatus	U.S.	7789001	Wausau Paper Towel & Tissue, LLC	09/07/10
Core Reduction Apparatus	U.S.	7127974	Wausau Paper Towel & Tissue, LLC	10/31/06
Core Reduction Apparatus	U.S.	7389716	Wausau Paper Towel & Tissue, LLC	06/24/08
Double Core Tissue Roll, Dispenser and Method	U.S.	6491251	Wausau Paper Towel & Tissue, LLC	12/10/02
Double Core Tissue Roll, Dispenser and Method	U.S.	6648267	Wausau Paper Towel & Tissue, LLC	11/18/03
Hands-Free Paper Towel Dispenser	U.S.	5772291	Wausau Paper Towel & Tissue, LLC	06/30/98
Hands-Free Paper Towel Dispenser	U.S.	6105898	Wausau Paper Towel & Tissue, LLC	08/22/00
Hands-Free Paper Towel Dispensers	U.S.	6293486 B1	Wausau Paper Towel & Tissue, LLC	09/25/01
Hands-Free Paper Towel Dispensers	U.S.	6854684 B2	Wausau Paper Towel & Tissue, LLC	02/15/05
Hands-Free Paper Towel Dispensers	U.S.	7354015	Wausau Paper Towel & Tissue, LLC	04/08/08
Hands-Free Paper Towel Dispensers	U.S.	7325768	Wausau Paper Towel & Tissue, LLC	02/05/08
Hands-Free Paper Towel Dispensers	U.S.	12284334 (20090272836)	Wausau Paper Towel & Tissue, LLC	06/09/09
Improved Hands-Free Towel Dispenser with EMF Controller	U.S.	6988689	Wausau Paper Towel & Tissue, LLC	01/24/06
Interleaved Towel Dispenser	U.S.	12653272 (20110132920)	Wausau Paper Towel & Tissue, LLC	12/09/09
Microprocessor Controlled Hands-Free Paper Towel Dispenser	U.S.	6695246 B1	Wausau Paper Towel & Tissue, LLC	02/24/04
Microprocessor Controlled Hands-Free Paper Towel Dispenser	U.S.	7325767	Wausau Paper Towel & Tissue, LLC	02/05/08
Pleated Paper Towel Stack & Method	U.S.	12583189 (20110039677)	Wausau Paper Towel & Tissue, LLC	08/13/09
Roll Paper Towel Dispenser	U.S.	D440088 S	Wausau Paper Towel & Tissue, LLC	04/10/01
System and Method for Dispensing Paper Towel (a/k/a, Recessed Paper Towel Dispenser)	U.S.	7841556	Wausau Paper Towel & Tissue, LLC	11/30/10
System and Method for Dispensing Paper Towel	WO	PCTUS2007015582 (WO 2008/063248)	Wausau Paper Towel & Tissue, LLC	07/05/07
Towel Dispenser	U.S.	12583190 (20110039677)	Wausau Paper Towel & Tissue, LLC	08/13/09
Towel Dispenser With Anti-Free Wheel Mechanism	U.S.	6206322B1	Wausau Paper Towel & Tissue, LLC	06/21/99
Towel Dispenser With Auto-Load Arrangement	U.S.	12/930,153 (20120165974)	Wausau Paper Towel & Tissue, LLC	02/20/09
Towel Dispenser, Method For Dispensing Tissue, and Tissue Dispenser Insert	WO	PCTUS2012048133 (WO 2013/016416)	Wausau Paper Towel & Tissue, LLC	07/25/12
Towel Dispenser With Auto-Load Arrangement	U.S.	13/190,208 (20120165974)	Wausau Paper Towel & Tissue, LLC	12/28/10
Towel Dispenser, Method For Dispensing Tissue, and Tissue Dispenser Insert	U.S.	13/190,208 (20130026281)	Wausau Paper Towel & Tissue, LLC	07/25/11
Towel Dispenser and Method For Dispensing Tissue	U.S.	61871771	Wausau Paper Towel & Tissue, LLC	09/13/13
Towel Dispenser With Metering Mechanism	U.S.	6102269	Wausau Paper Towel & Tissue, LLC	08/15/00
Two Roll Paper Web Material Dispenser	U.S.	7083138	Wausau Paper Towel & Tissue, LLC	08/01/06
Two Roll Paper Web Material Dispenser	U.S.	7422174	Wausau Paper Towel & Tissue, LLC	09/09/08
Two Roll Paper Web Material Dispenser	U.S.	7841558	Wausau Paper Towel & Tissue, LLC	11/30/10
Three Roll Tissue Dispenser	U.S.	7014140	Wausau Paper Towel & Tissue, LLC	03/21/06
Three Roll Tissue Dispenser	U.S.	7114676	Wausau Paper Towel & Tissue, LLC	10/03/06
Wet/Dry Crepe Swing Paper Machinery (a/k/a, Wet Crepe Transfer Assembly for Paper Making Machine)	U.S.	7767061	Wausau Paper Towel & Tissue, LLC	08/03/10

Trademarks:

Mark	Country	Reg. or App. No.	Owner	Reg. Date or App. Filing Date
ALLIANCE	U.S.	86106996	Wausau Paper Towel & Tissue, LLC	10/31/13
ALLIANCE (stylized)	U.S.	86147508	Wausau Paper Towel & Tissue, LLC	12/18/13
ARTISAN	U.S.	85615905	Wausau Paper Towel & Tissue, LLC	05/03/12
ARTISAN (stylized)	U.S.	85615991	Wausau Paper Towel & Tissue, LLC	05/03/12
AUTHENTICALLY GREEN	U.S.	4023067	Wausau Paper Towel & Tissue, LLC	09/06/11
AUTHENTICALLY GREEN (and design)	U.S.	4029101	Wausau Paper Towel & Tissue, LLC	09/20/11
BAY WEST	U.S.	2417614	Wausau Paper Towel & Tissue, LLC	01/02/01
B DESIGN	U.S.	2417615	Wausau Paper Towel & Tissue, LLC	01/02/01
CUB-TOWLS	U.S.	0811174	Wausau Paper Towel & Tissue, LLC	07/19/66
DARI-TOWLS	U.S.	1047656	Wausau Paper Towel & Tissue, LLC	09/07/76
Design (Star)	U.S.	2226344	Wausau Paper Towel & Tissue, LLC	02/23/99
Design (Trees)	U.S.	1836755	Wausau Paper Mills, LLC	05/17/94 (expired 05/17/14 – not being renewed)
DUBLNATURE	U.S.	4396836	Wausau Paper Towel & Tissue, LLC	09/03/13
DUBLNATURE (stylized)	U.S.	4476066	Wausau Paper Towel & Tissue, LLC	01/28/14
DUBL-NATURE	U.S.	1926425	Wausau Paper Towel & Tissue, LLC	10/10/95
DUBL-SERV	U.S.	0957571	Wausau Paper Towel & Tissue, LLC	04/24/73
DUBLSERV	U.S.	86329853	Wausau Paper Towel & Tissue, LLC	07/07/2014
DUBLSOFT	U.S.	2089471	Wausau Paper Towel & Tissue, LLC	08/19/97
DUBL-TOUGH	U.S.	1951902	Wausau Paper Towel & Tissue, LLC	01/23/96
ECOSOFT	U.S.	4551934	Wausau Paper Towel & Tissue, LLC	06/17/14
ECOSOFT (stylized)	U.S.	86170645	Wausau Paper Towel & Tissue, LLC	01/21/14
ELEGANCE SERIES	U.S.	3822377	Wausau Paper Towel & Tissue, LLC	07/20/10
EXACT	U.S.	1123706	Wausau Paper Mills, LLC	08/07/79
EXACT	U.S.	1901731	Wausau Paper Mills, LLC	06/27/95
EXACT BRIGHTS	U.S.	3152691	Wausau Paper Mills, LLC	10/10/06
EXACT DIGITAL	U.S.	3117779	Wausau Paper Mills, LLC	07/18/06
EXACT ICE	U.S.	3149298	Wausau Paper Mills, LLC	09/26/06
FUSION	U.S.	4475982	Wausau Paper Towel & Tissue, LLC	01/28/14
FUSION (stylized)	U.S.	4476023	Wausau Paper Towel & Tissue, LLC	01/28/14
GRIZZLY	U.S.	2889690	Wausau Paper Towel & Tissue, LLC	09/28/04
OPTICORE	U.S.	3096206	Wausau Paper Towel & Tissue, LLC	05/23/06
OPTIFOLD	U.S.	3427297	Wausau Paper Towel & Tissue, LLC	05/13/08
OPTIROLL	U.S.	3631800	Wausau Paper Towel & Tissue, LLC	06/02/09
OPTISERV	U.S.	3157804	Wausau Paper Towel & Tissue, LLC	10/17/06
OPTISERV ACCENT	U.S.	4071671	Wausau Paper Towel & Tissue, LLC	12/31/11
OPTISERV HYBRID	U.S.	3807538	Wausau Paper Towel & Tissue, LLC	06/22/10
OPTISOURCE	U.S.	3370740	Wausau Paper Towel & Tissue, LLC	01/15/08
OPTISOURCE CONVERTIBLE	U.S.	3958998	Wausau Paper Towel & Tissue, LLC	05/10/11
OPTITOWEL	U.S.	3631801	Wausau Paper Towel & Tissue, LLC	06/02/09
OPTI-TOWLS	U.S.	3631799	Wausau Paper Towel & Tissue, LLC	06/02/09
REVOLUTION	U.S.	3085978	Wausau Paper Towel & Tissue, LLC	04/25/06
SILHOUETTE	U.S.	2748132	Wausau Paper Towel & Tissue, LLC	08/05/03
SINGLWIPES	U.S.	0786025	Wausau Paper Towel & Tissue, LLC	03/02/65
SIRRUS	U.S.	2286631	Wausau Paper Towel & Tissue, LLC	10/12/99
SIRRUS (stylized)	U.S.	2216572	Wausau Paper Towel & Tissue, LLC	01/05/99
TWINWIPES	U.S.	0715790	Wausau Paper Towel & Tissue, LLC	05/23/61
WAGON WHEEL	U.S.	2028386	Wausau Paper Towel & Tissue, LLC	01/07/97
WAUSAU	U.S.	1123265	Wausau Paper Corp.	07/31/79
WAUSAU	U.S.	1896187	Wausau Paper Corp.	05/30/95
WAUSAU PAPER	U.S.	3109793	Wausau Paper Corp.	06/27/06
WAUSAU PAPER	U.S.	3275762	Wausau Paper Corp.	08/07/07
WAUSAU PAPER	U.S.	3165783	Wausau Paper Corp.	10/31/06
WAUSAU PAPERS	U.S.	2123454	Wausau Paper Corp.	12/23/97
WAVE N’ DRY	U.S.	2371333	Wausau Paper Towel & Tissue, LLC	07/25/00

8.1.27(b)-9

SCHEDULE 8.1.27(c)

Documents, Instruments, and Tangible Chattel Paper

All Documents:

Loan Party	Description
None.

All Instruments:

Loan Party	Description
None.

All Tangible Chattel Paper:

Loan Party	Description
None.

SCHEDULE 8.1.27(d)

Electronic Chattel Paper & Letter of Credit Rights

Electronic Chattel Paper:

Loan Party	Account Debtor	Description
None.

Letter of Credit Rights:

Loan Party	Account Debtor	Description
None.

SCHEDULE 8.1.27(e)

Commercial Tort Claims

Loan Party	Commercial Tort Claim	Description/Filing Jurisdiction and Information
None.

SCHEDULE 8.1.27(f)

Pledged Equity

Issuer	Owner	Total No. of Units/Shares Outstanding	No. of Shares Owned by Loan Party	No. of Shares Pledged	Certificate No.	Percentage of Owned Shares by Loan Party	Class/Nature
Wausau Paper Towel & Tissue, LLC	Wausau Paper Corp.	1,000	1,000	1,000	1	100%	Voting
Wausau Timberland Company, LLC	Wausau Paper Corp.	1,000	1,000	1,000	1	100%	Voting
Wausau Paper Mills, LLC	Wausau Paper Corp.	1,000	1,000	1,000	3	100%	Voting
The Sorg Paper Company	Wausau Paper Corp.	500,000	500,000	500,000	1789	100%	Voting
The Middletown Hydraulic Company	The Sorg Paper Company	1,000	1,000	1,000	307	100%	Voting

SCHEDULE 8.1.27(g)

Mortgaged Properties1

1 To be mortgaged pursuant to Section 9.1.17 of the Agreement.

Loan Party	Number of Buildings Located on Property	Property Address/Parcel ID No.	City	County	State	Zip Code	Leased or Owned (if leased, the name of Owner)
Wausau Paper Corp.	2	100 Paper Place Mosinee, WI 54455 (Marathon County)	Mosinee	Marathon	WI	54455	Owned
Wausau Paper Corp.	Vacant	145-2707-222-0978	Mosinee	Marathon	WI	54455	Owned
Wausau Paper Corp.	Vacant	145-2707-222-0977	Mosinee	Marathon	WI	54455	Owned
Wausau Paper Mills, LLC (successor by merger to Mosinee Paper Corporation)	Vacant	145-2707-211-0941	Mosinee	Marathon	WI	54455	Owned
Wausau Paper Towel & Tissue, LLC (successor by merger to Bay West Paper Corporation)	4	1150 Industry Road Harrodsburg, KY 40330 (Mercer County)	Harrodsburg	Mercer	KY	40330	Owned
Wausau Paper Towel & Tissue, LLC (successor by merger to Bay West Paper Corporation)	Vacant	046.00.00050.01	Harrodsburg	Mercer	KY	40330	Owned
Wausau Paper Towel & Tissue, LLC (successor by merger to Bay West Paper Corporation)	Vacant	046.00.00050.00	Harrodsburg	Mercer	KY	40330	Owned
Wausau Paper Towel & Tissue, LLC (successor by merger to Bay West Paper Corporation)	11	700 Columbia Avenue Middletown, OH 45042 (Butler County)	Middletown	Butler	OH	45042	Owned
Wausau Paper Towel & Tissue, LLC (successor by merger to Bay West Paper Corporation)	Vacant	Q6511-013-000-005	Middletown	Butler	OH	45042	Owned
Wausau Paper Towel & Tissue, LLC (successor by merger to Bay West Paper Corporation)	Vacant	Q6511-013-000-014	Middletown	Butler	OH	45042	Owned
Wausau Paper Towel & Tissue, LLC (successor by merger to Bay West Paper Corporation)	Vacant	Q6511-013-000-014T	Middletown	Butler	OH	45042	Owned
Wausau Paper Towel & Tissue, LLC (successor by merger to Mosinee Holdings, Inc.)	Vacant	Q6511-028-000-003	Middletown	Butler	OH	45042	Owned
Wausau Paper Towel & Tissue, LLC (successor by merger to Mosinee Holdings, Inc.)	Vacant	Q6511-028-000-003T	Middletown	Butler	OH	45042	Owned
The Sorg Paper Company	1	901 North Main Street Middletown, OH 45042 (Butler County)	Middletown	Butler	OH	45042	Owned
The Middletown Hydraulic Company	Vacant	Q6511-016-000-006	Middletown	Butler	OH	45042	Owned
The Middletown Hydraulic Company	Vacant	Q6511-016-000-007	Middletown	Butler	OH	45042	Owned
The Middletown Hydraulic Company	Vacant	Q6511-016-000-008	Middletown	Butler	OH	45042	Owned
The Middletown Hydraulic Company	Vacant	Q6511-016-000-025	Middletown	Butler	OH	45042	Owned
The Middletown Hydraulic Company	Vacant	Q6511-016-000-026	Middletown	Butler	OH	45042	Owned
The Middletown Hydraulic Company	Vacant	Q6511-026-000-024	Middletown	Butler	OH	45042	Owned
The Middletown Hydraulic Company	Vacant	Q6511-032-000-039	Middletown	Butler	OH	45042	Owned
The Middletown Hydraulic Company	Vacant	Q6511-070-000-001	Middletown	Butler	OH	45042	Owned

8.1.27(g) - 4

SCHEDULE 8.1.27(h)

Material Contracts

Loan Party	Description of Material Contract	Date of Material Contract
Wausau Paper Towel & Tissue, LLC	Fibrek Recycling U.S. Inc. – five-year contract for the supply of recycled pulp	4/11/2011
Wausau Paper Towel & Tissue, LLC	Dispensing Dynamics International, Ltd. – five-year contract for the supply of mechanical hands-free dispensers	7/18/2010
Wausau Paper Towel & Tissue, LLC	Dispensing Dynamics International, Ltd. – six-year contract for the supply of mechanical touch-free dispensers	3/2/2009 (original) 4/16/2010 (first amendment)
Wausau Paper Towel & Tissue, LLC	Convermat Corporation – contract and amendments for the supply of tissue parent rolls	9/1/2007 (original) 11/19/2010 (first amendment) 8/2/2011 (second amendment)
Wausau Paper Corp.	Stag IV Danville LLC – lease and amendments for warehouse located in Danville, KY	10/1/2007 (original) 10/3/2008 (first amendment) 1/20/2009 (second amendment) 9/4/2012 (third amendment) 10/10/2012 (fourth amendment) 6/18/2014 (fifth amendment)
Wausau Paper Corp.	Rights Agreement including the Form of Restated Articles of Incorporation as Exhibit A, the Form of Rights Certificate as Exhibit B, and the Summary of Rights to Purchase Preferred Shares as Exhibit C	10/21/98 (original) 8/22/00 (first amendment) 10/17/08 (second amendment) 3/5/13 (third amendment)
Wausau Paper Mills, LLC	Timberlands Purchase and Sale Agreement by and between Wausau Paper Mills, LLC and LFF III Timber Holding LLC	12/13/11
Wausau Timberland Company, LLC	Timberlands Purchase and Sale Agreement by and between Wausau Timberland Company, LLC and Heartwood Forestland Fund VII Limited Partnership	12/13/11
Wausau Paper Corp.	Asset Purchase Agreement by and among Neenah Paper, Inc., Wausau Paper Corp., and Wausau Paper Mills, LLC	12/7/11
Wausau Paper Corp.	Agreement among Wausau Paper Corp., Starboard Value LP and certain Starboard affiliates	3/6/13
Wausau Paper Corp.	Agreement among Wausau Paper Corp.. Starboard Value LP and certain Starboard affiliates	7/2/14
Wausau Paper Corp.

Asset Purchase Agreement among Specialty Papers Acquisition, LLC, Wausau Paper Mills, LLC, Wausau Paper Corp., and (solely with respect to Section 13.19) Specialty Papers Intermediate Holdings, Inc., and Specialty Paper Holdings, L.P.

5/18/13 (original) 6/26/13 (first amendment)

8.1.27(h)-3

SCHEDULE 9.2.1

Existing Debt

Loan Party	Description
Wausau Paper Towel & Tissue, LLC

Unsecured letter of credit issued by BMO Harris Bank, N.A. in favor of the Cabinet for Economic Development, Old Capitol Annex, 300 West Broadway, Frankfort, KY 40601 and City of Harrodsburg, Kentucky, 208 South Main Street, Harrodsburg, KY 40330, as beneficiaries, in support of a $500,000 grant for the benefit of Wausau Paper Towel & Tissue, LLC.

Amount:  $500,000

Expiry Date:  5/20/2016

SCHEDULE 9.2.2

Existing Liens

JURISDICTION	UCC FILE NO.	FILE DATE	DEBTOR	SECURED PARTY	DESCRIPTION
WAUSAU PAPER CORP.
State of Wisconsin	120013621114	10/19/12	Wausau Paper Corp. 100 Paper Place Mosinee, WI 54455	NMHG Financial Services, Inc. P.O. Box 35701 Billings, MT 59107-5701	Leased equipment[1]
State of Wisconsin	060008787636 UCC-3 Continuation #110006494326	06/08/06 05/26/11	Wausau Paper Corporation 100 Paper Place Mosinee, WI 54455-9099	AstenJohnson, Inc. 4399 Corporate Road P.O. Box 118001 Charleston, SC 29423-8001	Consigned goods
State of Wisconsin	130003871524	03/26/13	Wausau Paper Corp. 1150 Industry Road Harrodsburg, KY 40330	Buckman Laboratories, Inc. 1256 N. McLean Blvd. Memphis, TN 38108	Busan 1215 feed unit[2]
WAUSAU PAPER MILLS, LLC
State of Wisconsin	110003858327	04/01/11	Wausau Paper Mills LLC P.O. Box 900 Mosinee, WI 54455	GFC Leasing, a Division of Gordon Flesch Co., Inc. 2675 Research Park Drive Madison, WI 53711	Leased equipment (microfiltration water purifiers)[1]
WAUSAU PAPER TOWEL & TISSUE, LLC
State of Wisconsin	130000299727	01/07/13	Wausau Paper Towel & Tissue, LLC 100 Paper Place Mosinee, WI 54455	Consolidated Electrical Distributors, Inc. 8012 Vine Crest Avenue, Suite 2 Louisville, KY 40222	Purchase money security interest in inventory, equipment and goods sold by Secured Party to Debtor
State of Wisconsin	140007067020	05/29/14	Wausau Paper Towel & Tissue, LLC 700 Columbia Avenue Middletown, OH 45042	Navitas Lease Corp. 1719 Route 10 East, Suite 306 Parsippany, NJ 07054	Leased equipment (BTG Americas – 1 Brightness Meter BT-5500 plus mounting assembly)

1Wausau Paper is working with the Secured Party to obtain termination of each of these filings.  Each of these filings should have been terminated in 2013.

2This piece of equipment is not owned by Wausau Paper, and this is a notice filing only.

SCHEDULE 9.2.17

Existing Affiliate Transactions

None.